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                           ORACLE ALLIANCE AGREEMENT

This Oracle Alliance Agreement (the "Agreement") is between Oracle Corporation ("Oracle") and the Alliance Member identified below. The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement, which will be identified on one or more Order Forms.

1.   DEFINITIONS
1.1 "Commencement Date" means the date on which the Programs are delivered by Oracle, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.
1.2 "Designated System" shall mean the computer hardware and operating system designated on the relevant Order Form or Sublicense report for use in conjunction with a Sublicensed Program, Development License, or Marketing Support License.
1.3 "Documentation" means the user guides and manuals for installation and use of the Program software. Documentation is provided in CD-ROM or bound form, whichever is generally available.
1.4 "Order Form" shall mean the document in hard copy or electronic form by which the Alliance Member orders Program licenses, Sublicenses, and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.
1.5 "Program" shall mean the software in object code form distributed by Oracle for which the Alliance Member is granted a license or grants a Sublicense pursuant to this Agreement; and the media, Documentation, and Updates therefor.
1.6 "Sublicense Addenda" shall mean the addenda to this Agreement specifying additional Sublicense terms and Sublicense rates and fees for the various types of Sublicenses which may be granted by the Alliance Member.
1.7 "Sublicense" shall mean a nonexclusive, nontransferable right granted by or through the Alliance Member to an end user to use an object code copy of the Programs with the Value-Added Package under authority of a Sublicense Addendum. "Sublicensee" shall mean a third party who is granted a Sublicense of the Programs with the Value-Added Package for such party's own internal data processing purposes and not for purposes of any further distribution.
1.8 "Technical Support" means Program support provided under Oracle's policies in effect on the date Technical Support is ordered.
1.9 "Update" shall mean a subsequent release of a Program which Oracle makes generally available for Program Licenses at no additional license fee other than media and handling charges, provided the Alliance Member has ordered Technical Support for such licenses for the relevant time period. Updates shall not include any release, option or future product which Oracle licenses separately.
1.10 "Value-Added Package" shall mean the hardware or software products or services having added value which are developed, sold, and/or licensed with the Programs to a Sublicensee by the Alliance Member, as provided under the applicable Sublicense Addenda.

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2.   RIGHTS GRANTED
2.1  Development Licenses and Trial Licenses
     A. Oracle grants to the Alliance Member a nonexclusive license to use the Development Licenses the Alliance Member obtains under this Agreement and applicable Sublicense Addenda, as follows:
     1. to develop or prototype the Value-Added Package on the Designated System or on a backup system if the Designated System is inoperative, up to any applicable maximum number of designated Users or other such limitation as may be applicable;
     2. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package;
     3. to provide training and technical support to employees and to customers solely in conjunction with the Value-Added Package;
     4. to use the Documentation provided with the Programs in support of the Alliance Member's authorized use of the Programs; and
     5. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.
     B. The Alliance Member may order temporary trial licenses ("Trial Licenses") for its evaluation purposes only, and not for development or prototype purposes, for use during a period specified in the Order Form. Each Order Form for Trial Licenses shall clearly state the trial period and shall identify that the order is for a Trial License.

2.2  Marketing Support Licenses
         Oracle grants to the Alliance Member a nonexclusive license to use the Marketing Support Licenses the Alliance Member obtains under this Agreement and applicable Sublicense Addenda, as follows:
     A. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package, up to any applicable maximum number of designated Users or other such limitation as may be applicable;
     B. to develop customized prototypes of the Value-Added Package for prospective Sublicensees on the Designated System if the Alliance Member does not receive any fees related to the development of such customized prototypes;
     C. to use the Documentation provided with the Programs in support of the Alliance Member's authorized use of the Programs; and
     D. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.

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2.3  Sublicensing
     A. License to Sublicense Programs
         As further set forth in the applicable Sublicense Addenda, Oracle hereby grants the Alliance Member a nonexclusive, nontransferable license to market and grant Sublicenses as set forth in such Sublicense Addenda and at the rates and fees set forth in such Sublicense Addenda. The Alliance Member shall only have the right to Sublicense Programs pursuant to an effective Sublicense Addendum between the parties hereto.
         The Alliance Member shall Sublicense the Programs solely through a written Sublicense agreement as provided under Section 2.3.B. Upon Oracle's request, the Alliance Member shall provide Oracle with a copy of the Alliance Member's standard Sublicense agreement.
     B. Sublicense Agreement
         Every Sublicense agreement shall include, at a minimum, contractual provisions which:
     1. Restrict use of the Programs to object code, subject to the restrictions provided under the applicable Sublicense Addenda and consistent with the Sublicense fees payable to Oracle;
     2. Prohibit (a) transfer of the Programs except for temporary transfer in the event of computer malfunction; (b) assignment, timesharing and rental of the Programs; and (c) title to the Programs from passing to the Sublicensee or any other party;
     3. Prohibit the reverse engineering, disassembly or decompilation of the Programs and prohibit duplication of the Programs except for a single backup or archival copy;
     4. Disclaim, to the extent permitted by applicable law, Oracle's liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the Programs;
     5. Require the Sublicensee, at the termination of the Sublicense, to discontinue use and destroy or return to the Alliance Member all copies of the Programs and Documentation;
     6. Prohibit publication of any results of benchmark tests run on the Programs;
     7. Require the Sublicensee to comply fully with all relevant export laws and regulations of the United States to assure that neither the Programs, nor any direct product thereof, are exported, directly or indirectly, in violation of United States law; and
     8. Specify Oracle as a third party beneficiary of the Sublicense agreement to the extent permitted by applicable law.
     C. Marketing/Sublicensing Practices
        In marketing and Sublicensing the Programs, the Alliance Member shall:
     1. Not engage in any deceptive, misleading, illegal, or unethical practices that may be detrimental to Oracle or to the Programs;
     2. Not make any representations, warranties, or guarantees to Sublicensees concerning the Programs that are inconsistent with or in addition to those made in this Agreement or by Oracle; and
     3. Comply with all applicable federal, state, and local laws and regulations in performing its duties with respect to the Programs.

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2.4  Limitations on Use
         The Alliance Member shall not use or duplicate the Programs (including the Documentation) for any purpose other than as specified in this Agreement or make the Programs available to unauthorized third parties. The Alliance Member shall not (a) use the Programs for its internal data processing or for processing customer data; (b) rent, electronically distribute, or timeshare the Programs or market the Programs by interactive cable or remote processing services or otherwise distribute the Programs other than as specified in this Agreement; or (c) cause or permit the reverse engineering, disassembly, or decompilation of the Programs, except to the extent required to obtain interoperability with other independently created software or as specified by law.
2.5  Title
         Oracle shall retain all title, copyright, and other proprietary rights in the Programs and any modifications or translations thereof. The Alliance Member and its Sublicensees do not acquire any rights in the Programs other than those specified in this Agreement.
2.6  Transfer of Programs
         The Alliance Member may transfer a Development License or Marketing Support License within its organization upon notice to Oracle; transfers are subject to the terms and fees specified in Oracle's transfer policy in effect at the time of the transfer.
2.7  Use of Programs by Third Parties
         The Alliance Member and each Sublicensee (as the case may be) shall have the right to allow third parties to use each such party's licensed Programs for the licensee's operations so long as the applicable licensee ensures that use of the Programs is in accordance with the terms of this Agreement or the applicable Sublicense agreement.
3.   TECHNICAL SERVICES
3.1  Technical Support Services
         Technical Support services ordered by the Alliance Member will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered.
3.2  Training Services
         Oracle will provide training services agreed to by the parties under the terms of this Agreement. For any on-site services requested by the Alliance Member, the Alliance Member shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.
4.   FEES AND PAYMENTS
4.1  License Fees and Sublicense Fees
         The Alliance Member may order Development Licenses or Marketing Support Licenses at the standard Program license fees set forth in the Price List or at the fees otherwise provided in a Sublicense Addendum. For each Sublicense granted by the Alliance Member, the Alliance Member agrees to pay Oracle a Sublicense fee as set forth in the applicable Sublicense Addenda. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.
         The Alliance Member is free to determine unilaterally its own license fees to its Sublicensees. If the Alliance Member or a Sublicensee upgrades the Programs to a larger computer, transfers the Programs outside the United States and/or to another operating system, or increases the licensed number of Users, the Alliance Member will pay additional Sublicense fees to Oracle as provided under Oracle's transfer policies and rates in effect at the time the Program is upgraded or transferred.

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4.2  Technical Support Fees
         Technical Support services ordered by the Alliance Member for Development Licenses and Marketing Support Licenses will be provided under Oracle's Technical Support policies and rates in effect on the date Technical Support is ordered.
4.3  General Payment Terms
         Except as otherwise provided in a Sublicense Addendum, all fees shall be due and payable 30 days from the invoice date. Fees due by the Alliance Member shall not be subject to set off for any claims against Oracle. All payments made shall be in United States currency and shall be made without deductions based on any taxes or withholdings, except where such deduction is based on Oracle's gross income. Any amounts payable by the Alliance Member hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1.5% per month from the due date until such amount is paid. The Alliance Member agrees to pay applicable media and shipping charges. The Alliance Member shall issue a purchase order, or alternative document acceptable to Oracle, on or before the Effective Date of the applicable Order Form.
4.4  Taxes
         The fees listed in this Agreement do not include taxes; if Oracle is required to pay sales, use, property, value-added, or other taxes based on the licenses, Sublicenses or services granted under this Agreement or on the Alliance Member's or a Sublicensee's use of Programs or services, then such taxes shall be billed to and paid by the Alliance Member. This shall not apply to taxes based on Oracle's income.
5.   RECORDS
5.1  Records Inspection
         The Alliance Member shall maintain adequate books and records in connection with activity under this Agreement. Such records shall include, without limitation, executed Sublicense agreements, the information required in or related to the Sublicense reports required under a Sublicense Addendum, the number of copies of Programs used or Sublicensed by the Alliance Member, the computers on which the Programs are installed, and the number of Users using the Programs. Oracle may audit the relevant books and records of the Alliance Member and Alliance Member's use of the Programs. Any such audit shall be conducted during regular business hours at the Alliance Member's offices and shall not interfere unreasonably with the Alliance Member's business activities. If an audit reveals that the Alliance Member has underpaid fees to Oracle, the Alliance Member shall be invoiced for such underpaid fees. Audits shall be made no more than once annually.
5.2  Notice of Claim
         The Alliance Member will notify the Oracle legal department promptly in writing of: (a) any claim or proceeding involving the Programs that comes to its attention; and (b) any material change in the management or control of the Alliance Member.

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6.   TERM AND TERMINATION
6.1  Term
         This Agreement shall become effective on the Effective Date and shall be valid until the expiration or termination of all Sublicense Addenda hereunder, unless terminated earlier as set forth herein. If not otherwise specified on the Order Form, each Program license granted under this Agreement shall remain in effect perpetually under the terms of this Agreement unless the license or this Agreement is terminated as provided in this Article 6. The term of each Sublicense Addendum hereunder shall be as set forth in each such Addendum.
6.2  Termination by the Alliance Member
         The Alliance Member may terminate any Program license or any Sublicense Addenda at any time; however, termination shall not relieve the Alliance Member's obligations specified in Section 6.5.
6.3  Termination by Oracle
         Oracle may terminate any Program license, any Sublicense Addenda, or this Agreement upon written notice if the Alliance Member materially breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.
6.4  Force Majeure
         Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty
     (180) days.
6.5  Effect of Termination
         Upon expiration or termination of a Sublicense Addendum or this Agreement, all of the Alliance Member's rights to market and Sublicense the Programs as set forth in such Sublicense Addendum or this Agreement shall cease.
         The termination of this Agreement, a Sublicense Addendum, or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve the Alliance Member's obligation to pay all fees that have accrued or that are owed by the Alliance Member under a Sublicense Addendum or any Order Form, or that appear in a Sublicense report. The parties' rights and obligations under Sections 2.4, 2.5, 2.6 and Articles 4, 5, 6, 7, and 8 shall survive termination of this Agreement. Upon termination, the Alliance Member shall cease using, and shall return or destroy, all copies of the applicable Programs.
7.   INDEMNITY, WARRANTIES, REMEDIES
7.1  Infringement Indemnity
         Oracle will defend and indemnify the Alliance Member against a claim that Programs infringe a copyright or patent or other intellectual property right, provided that: (a) the Alliance Member notifies Oracle in writing within 30 days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) the Alliance Member provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this Section. Reasonable out-of-pocket expenses incurred by the Alliance Member in providing such assistance will be reimbursed by Oracle. Oracle shall have no liability for any claim of infringement based on use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs which Oracle provides to the Alliance Member.

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        In the event the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; or (b) obtain for the Alliance Member a license to continue using the Programs. If it is not commercially reasonable to perform either of the above options, then Oracle may terminate the license for the infringing Programs and refund the license fees paid for those Programs. This Section 7.1 states Oracle's entire liability and the Alliance Member's exclusive remedy for infringement.
7.2  Warranties and Disclaimers
     A.  Program Warranty
         Oracle warrants for a period of one year from the Commencement Date that each unmodified Program will perform the functions described in the Documentation.
     B.  Media Warranty
         Oracle warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.
     C.  Services Warranty
         Oracle warrants that its Technical Support and training services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.
D.   Disclaimers
         THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
         Oracle does not warrant that the Programs will operate in combinations other than as specified in the Documentation or that the operation of the Programs will be uninterrupted or error free. Pre-Production releases of Programs and computer-based training products are distributed "As Is."
         The Alliance Member shall not make any warranty on Oracle's behalf.
7.3  Exclusive Remedies
         For any breach of the warranties contained in Section 7.2 above, the Alliance Member's exclusive remedy, and Oracle's entire liability, shall be:
     A.  For Programs
         The correction of Program errors that cause breach of the warranty, or if Oracle is unable to make the Program operate as warranted, the Alliance Member shall be entitled to recover the fees paid to Oracle for the Program license.
     B.  For Media
         The replacement of defective media returned within 90 days of the Commencement Date.
     C.  For Services
         The reperformance of the services, or if Oracle is unable to perform the services as warranted, the Alliance Member shall be entitled to recover the fees paid to Oracle for the unsatisfactory services.
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7.4  Indemnification of Oracle
         The Alliance Member agrees to enforce the terms of its Sublicense agreements required by this Agreement so as to effect a timely cure of any Sublicense breach, and to notify Oracle of any known breach of such terms. The Alliance Member will defend and indemnify Oracle against:
     A. All claims and damages to Oracle arising from any use by the Alliance Member or its Sublicensees of any product not provided by Oracle but used in combination with the Programs if such claim would have been avoided by the exclusive use of the Programs; and
     B. All claims and damages to Oracle caused by the Alliance Member's failure to include the required contractual terms set forth in Section 2.3.B hereof in each Sublicense agreement.
7.5  Equitable Relief
         The Alliance Member acknowledges that any breach of its obligations with respect to proprietary rights of Oracle will cause Oracle irreparable injury for which there are inadequate remedies at law and that Oracle shall be entitled to equitable relief in addition to all other remedies available to it.
8.   GENERAL TERMS AND CONDITIONS
8.1  Nondisclosure
         By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Programs, the terms and pricing under this Agreement, and all information clearly identified as confidential.
         A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. The Alliance Member shall not disclose the results of any benchmark tests of the Programs to any third party without Oracle's prior written approval.
         The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of two years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

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8.2  Copyrights
         The Programs are copyrighted by Oracle. The Alliance Member shall retain all Oracle copyright notices on the Programs used by the Alliance Member under its Development Licenses or Marketing Support Licenses. The Alliance Member shall include the following on all copies of the Programs in software Value-Added Packages incorporating the Programs distributed by the Alliance Member:
     A. A reproduction of Oracle's copyright notice; or
     B. A copyright notice indicating that the copyright is vested in the Alliance Member containing the following:
     1. A "c" in a circle and the word "copyright";
     2. The Alliance Member's name;
     3. The date of copyright; and
     4. The words "All Rights Reserved."
         Such notices shall be placed on the Documentation, the sign-on screen for any software Value-Added Package incorporating the Programs, and the diskette or tape labels. Notwithstanding any copyright notice by the Alliance Member to the contrary, the copyright to the Program included in any such application package shall remain in Oracle. Other than as specified above, on any reproduction or translation of any Programs, Documentation, or promotional material, the Alliance Member agrees to reproduce Oracle's copyright notices intact.
8.3  Trademarks
         "Oracle" and any other trademarks and service marks adopted by Oracle to identify the Programs and other Oracle products and services belong to Oracle; the Alliance Member will have no rights in such marks except as expressly set forth herein and as specified in writing from time to time. The Alliance Member's use of Oracle's trademarks shall be under Oracle's trademark policies and procedures in effect from time-to-time. The Alliance Member agrees not to use the trademark "ORACLE," or any mark beginning with the letters "Ora," or any other mark likely to cause confusion with the trademark "ORACLE" as any portion of the Alliance Member's tradename, trademark for the Alliance Member's Value-Added Package, or trademark for any other products of the Alliance Member. The Alliance Member shall have the right to use the trademark "ORACLE" and other Oracle trademarks solely to refer to Oracle's Programs, products and services.
         The Alliance Member agrees with respect to each registered trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the trademark symbol "circle R" and the following statement:
     ______is a registered trademark of Oracle Corporation, Redwood City, California
         Unless otherwise notified in writing by Oracle, the Alliance Member agrees, with respect to every other trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the symbol "TM" and the following statement:
     ______is a trademark of Oracle Corporation, Redwood City, California
         The Alliance Member shall not market the Oracle Programs in any way which implies that the Oracle Programs are the proprietary product of the Alliance Member or of any party other than Oracle. Oracle shall not have any liability to the Alliance Member for any claims made by third parties relating to the Alliance Member's use of Oracle's trademarks.

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8.4  Relationships between Parties
         In all matters relating to this Agreement, the Alliance Member will act as an independent contractor. The relationship between Oracle and the Alliance Member is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information of the other party is not included in such software.
8.5  Assignment
         The Alliance Member may not assign or otherwise transfer any rights under this Agreement without Oracle's prior written consent.
8.6  Notice
         All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to the Alliance Member) or to the Oracle address on the Order Form (if to Oracle).
         To expedite order processing, the Alliance Member agrees that Oracle may treat documents faxed by the Alliance Member to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.
8.7  Governing Law/Jurisdiction
         This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the substantive and procedural laws of the State of California and shall be deemed to be executed in Redwood City, California. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or San Mateo County, California. Oracle and the Alliance Member agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.
8.8  Severability
         In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.
8.9  Export
         The Alliance Member agrees to comply fully with all relevant export laws and regulations of the United States ("Export Law") to assure that neither the Programs, nor any direct product thereof, are (a) exported, directly or indirectly, in violation of Export Laws; or (b) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

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8.10 Limitation of Liability
         In no event shall either party be liable for any indirect, incidental, special or consequential damages, or damages for loss of profits, revenue, data or use, incurred by either party or any third party, whether in an action in contract or tort, even if the other party or any other person has been advised of the possibility of such damages. Oracle's liability for damages hereunder shall in no event exceed the amount of fees paid by the Alliance Member under this Agreement, and if such damages result from the Alliance Member's or Sublicensee's use of the Program or services, such liability shall be limited to fees paid for the relevant Program or services giving rise to the liability.
         The provisions of this Agreement allocate the risks between Oracle and the Alliance Member. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.
8.11 Federal Government Sublicenses
         If the Alliance Member grants a Sublicense to the United States government, the Programs shall be provided with "Restricted Rights" and the Alliance Member will place a legend, in addition to applicable copyright notices, on the documentation, and on the tape or diskette label, substantially similar to the following:
                           RESTRICTED RIGHTS LEGEND
     "Programs delivered subject to the DOD FAR Supplement are "commercial computer software" and use, duplication and disclosure of the Programs shall be subject to the licensing restrictions set forth in the applicable license agreement. Otherwise, Programs delivered subject to the Federal Acquisition Regulations are "restricted computer software" and use, duplication and disclosure of the Programs shall be subject to the restrictions in FAR 52.227-14, Rights in Data -- General, including Alternate III (June 1987)."
8.12 Waiver
         The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for non-payment or breach of Oracle's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has accrued.
8.13 Entire Agreement
         This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.
         It is expressly agreed that the terms of this Agreement and any Order Form shall supersede the terms in any Alliance Member purchase order or other ordering document. This Agreement shall also supersede the terms of any unsigned or "shrinkwrap" license included in any package, media, or electronic version of Oracle-furnished software and any such software shall be licensed under the terms of this Agreement, provided that the use limitations contained in an unsigned ordering document shall be effective for the specified licenses.




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The Effective Date of this Agreement shall be 5/31/1998
                                             --------------------------------
<T

Executed by the Alliance Member:

-------------------------------------------                Executed by OrOracle Corporation:

Authorized Signature: /s/ Mike Chamberlain                 Authorized Signature: /s/ Jeffrey M. Rosado
                      ---------------------                                      ---------------------
Name:  Mike Chamberlain                                    Name: Jeffrey M. Rosado
      -------------------------------------                      -------------------------------------


Title: President                                           Title: Manager, Alliances Sales Support
      -------------------------------------                       ------------------------------------
</

Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA  94065
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation.
7-97

                                 AMENDMENT ONE
                                    to the
                           ORACLE ALLIANCE AGREEMENT
                                    between
                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
                                      and
                              ORACLE CORPORATION


This document ("Amendment One") amends the Oracle Alliance Agreement between Systems & Computer Technology Corporation (the "Alliance Member") and Oracle Corporation ("Oracle") dated May 31, 1998 (the "Agreement").

The Agreement is hereby amended as follows:

1. Add the following definition as a new Section 1.1 and note that all subsections in Section 1 shall be re-numbered in recognition of the new subsection 1.1:

    "1.1 "Alliance Member" for purposes of this Addendum shall include the Alliance Member and the Alliance Member's wholly or majority owned subsidiaries which are specified on the attached Subsidiary Exhibit as of the Effective Date. Each Subsidiary must agree in writing to be bound by the terms of the Addendum. Oracle agrees that it may not unreasonably withhold or delay its consent to add new Alliance Member subsidiaries and, further, agrees that the only modification to the Agreement will be the addition of such subsidiaries to the Subsidiary Exhibit. Oracle further agrees that the terms and conditions agreed to in this Agreement will apply to such new subsidiaries."

2.  Delete the body of the new Section 1.2 and replace with the following:

    " "Commencement Date" means the date on which the Development and Marketing Support Licensed Programs are delivered by Oracle, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form from the Alliance Member. For Sublicensed Programs the Commencement Date shall be the date on which the Programs are delivered to the Sublicensee."

3. On the first line in the new Section 1.8 "Sublicense", add the word "perpetual" before "nonexclusive".

4.  Add the following definition as a new Section 1.9:

    "1.9 "Supported Program License" shall mean a Development License or Marketing Support License for which the Alliance Member has ordered Technical Support for the relevant time period."

5.  In Section 1.10, after the words "Oracle's policies" insert the following:

    ", as detailed in the Technical Support Attachment to this Agreement, which may be updated from time to time."

6.  Delete the body of Section 2.1(A) and replace with the following:

    "Oracle grants to the Alliance member a perpetual, nonexclusive license to use the Development Licenses the Alliance member obtains under this Agreement and applicable Sublicense Addenda. All Development Licenses ordered by the Alliance Member will permit the Alliance Member to use the Programs as follows:"

7.  Delete the wording in Section 2.1 (A) (1) and replace it with the following:

    "1. to development or prototype the Value-Added Package on each Designated System or on backup systems if the applicable Designated System is inoperative;"

8. In Section 2.1 (A) (4), add "and copy for use" after "to use" on the first line.

9. In Section 2.1 (A) (5), after the words "or backup purposes" add the following:

    "or as otherwise authorized by Oracle"

10. Delete the last sentence of Section 2.1 (B) and replace with the following:

        "Each Order Form for Trial Licenses shall clearly state that the term of the Trial License is ninety (90) days and that the order is for a Trial License."

11. In Section 2.1, add the following new Subsections (C) and (D):

    "C. Alliance Member will provide to Oracle a written list of all Oracle software Programs for which Alliance Member has been granted a development license prior to the Effective Date of this Agreement, and will, further specify on such list the primary and other development platforms on which each Program has been licensed for development upon. There will be no charge for existing development licenses for development on each platform for which Alliance Member has obtained a license. The annual Technical Support fees specified in Section 4.2 entitle Alliance Member to Technical Support for all Programs licensed for development in the United States. For each new Program Alliance Member wishes to license for development on a primary development platform, Alliance Member will order such development licenses and pay Oracle a license fee equal to fifty percent (50%) of the then-current list price for such Program (minimum user levels shall not apply for these orders), which one-time payment will entitle Alliance Member to use multiple copies of the relevant Program on multiple servers with the same operating system. Provided that Alliance Member has acquired a new Program under the terms stated prior in this section, Alliance Member can also obtain, at no charge, additional development licenses for such new Program for development on an unlimited number of additional "porting and testing" platforms. For each new Program added to a primary development platform in the U.S., Alliance Member will receive Technical Support from Oracle for a fee equal to fifty percent (50%) for the then-current list price for Silver Support. Oracle will waive the $500 per platform charge for the development licenses. For Technical Support for existing and future development licenses in countries other than the United States, Alliance Member will pay Oracle an annual fee of 50% of the list price "Silver" Support, but in no event will alliance Member pay more than $15,000 annually for Technical Support for a given country."

    (D) Oracle grants the Alliance Member a nonexclusive license to use the Additional Development Licenses the Alliance Member obtains pursuant to this Section as follows:

            1. to port the Value-Added Package in order to make it operational on the Designated System for which the Additional Development License has been granted;
            2. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package;
            3. to provide training and Technical Support for the Value-Added
               Package on the Designated System for which the Additional Development License has been granted;
            4. to use the Documentation provided with the Programs in support of the Alliance Member's authorized use of the Programs, and

    5. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of the Agreement.

12. Delete the opening paragraph of Section 2.2 and replace with the following:

    "Oracle grants to the Alliance Member a nonexclusive license to use the Marketing Support License the Alliance Member obtains under this Agreement and applicable Sublicense Addenda. A Marketing Support License shall permit the Alliance Member to use the Programs as follows:"

13. Delete the wording in Section 2.2 (A) and replace it with the following:

    "A. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package;"

14. In Section 2.2 (C) add "and copy for use" after "to use" in the first line.

15. In Section 2.2 (D) add "or as otherwise authorized by Oracle" after "back up purposes" in the first line.

16. In Section 2.4 add the following as a new second paragraph:

    "However, nothing provided in this Paragraph 2.4 shall prevent the Alliance Member from remotely accessing a Value-Added Package installed on another CPU pursuant to the terms of this Agreement solely for the purpose of demonstrating the functionality of the Value-Added Package to a prospective Sublicensee. Any such demonstration shall be conducted and controlled by the Alliance Member's employees. Upon completion of any such demonstration, the Alliance Member shall terminate the remote urgent access. At no time during the demonstration shall any files contained in the Value-Added Package reside on the prospective Sublicensee's CPU nor shall any Programs be transferred to or copied by the prospective Sublicensee."

17. In Section 2.5 add the following to the end of the paragraph: "The Alliance Member shall retain all title, copyright, and other proprietary rights in the Value-Added Package and any translations thereof."

18. Delete the body of Section 2.6 and replace with the following:

    "The Alliance member may transfer a Development or Marketing Support License within its organization upon notice to Oracle; transfers are subject to the terms of Section 2.1C of this Agreement."

19. In Section 3.1 add "for Development Licenses" to the second line after "Alliance Member" and after "Technical Support policies" add ", as detailed in the Technical Support Attachment to this Agreement, which may be updated from time to time."

20. Delete the wording in Section 3.2 and replace it with the following:

    "If ordered by the Alliance Member, Oracle will provide training services agreed to by the parties under the terms of this Agreement; For any on-site services requested by the Alliance Member, the Alliance Member shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred."

21. In the first paragraph of Section 4.1, delete the first sentence in its entirely and replace it with the following:

    "The Alliance Member may order Development Licenses and Marketing Support Licenses at the Program license fees set forth in this Agreement."

    Also, delete the second sentence of the second paragraph and replace with the following:

    "If the Sublicensee upgrades the Programs to a larger computer, transfers the Programs outside the United States and/or to another operating system, or increases the licensed number of Users, the Alliance Member will pay additional Sublicense fees to Oracle as provided under Oracle's transfer policies and rates in effect at the time the Program is upgraded or transferred."

22. Delete the wording in Section 4.2 and replace it with the following:

    "Technical Support services ordered by the Alliance Member for Development Licenses and Marketing Support Licenses will be provided under Oracle's Technical Support policies, as detailed in the Technical Support Attachment to this Agreement, and at the rates specified herein. Support fees for the Development Licenses shall be as follows:

                        **Year 1              $215,000
                          Year 2              $270,000
                          Year 3              $291,000
                          Year 4              $314,000
                          Year 5              $340,000

    The fee for Year 1 is due at the execution of this Agreement. The fees for subsequent years are due in quarterly installments commencing on the Effective Date of this Agreement."

    **Year 1 has been adjusted to reflect the support payment of $35,000 made by the Alliance Member in April 1998.

23. In Section 4.3, add "which invoice will be submitted by Oracle following receipt of an Order Form" to the third line after "invoice date". And on the 4th line add "unless permitted by law" after "against Oracle".

24. Section 4.4 - Taxes - add "or capital stock" after "Oracle's income" in the last sentence.

25. Delete the first sentence of Section 6.1 and replace it with the following:

       "This Agreement shall become effective sixty days (60) from the Effective Date of this Agreement and shall be valid for five (5) years from the Effective Date, except for the pricing terms for Sublicense Fees which shall be valid for three (3) years, unless terminated earlier as set forth herein. Oracle will provide Alliance Member with six (6) months prior written notice before the end of year three (3) and six (6) months before the end of year four (4) of its intention (if any) to increase the Sublicense Fees for year four (4) and year five (5) of the Term of this Agreement."

    Delete the second sentence of Section 6.1 and replace it with the following:

       "If not otherwise specified on the Order From, each Program license granted by Oracle or Alliance Member under this Agreement shall remain in effect perpetually under the terms of this Agreement unless such license is terminated for cause as provided in this Agreement or in a Sublicense Addenda."

26. In Section 6.3 after "Program Licenses" add the following: "not including Sublicenses previously granted"

27. In Section 6.5 Effect of Termination - Add the following as the first sentence of this Section 6.5:

    "Each Program license granted under this Agreement shall remain in effect perpetually under the terms of this Agreement unless such license is terminated for cause as provided in this Agreement or in a Sublicense Addenda."

    Also, add the following new paragraph to the end of Section 6.5:

    "Upon the termination or expiration of this Agreement, unless the Alliance member's Development Licenses are terminated for cause hereunder, the Alliance Member may continue to receive Technical Support from Oracle for such Development Licenses, including upgrades, under the fees and policies which then generally apply to Oracle's alliance member program. In addition, upon the termination of this Agreement or expiration of this Agreement for reasons other than for the Alliance Member's material breach with respect to the grant of and payment for Sublicenses hereunder, the Alliance Member may continue to provide technical support for all Sublicenses granted prior to expiration or termination of this Agreement. Such Technical Support may be purchased by the Alliance Member following termination under the fees and policies which then generally apply to Oracle's alliance member program."

28. Section 7.2 Warranties and Disclaimers - Add the following new paragraph D entitled "Year 2000 Warranty" and re-letter paragraph "D" to be paragraph "E":

    "Oracle warrants that it Programs, to the extent specified in the attached Oracle White Paper on this subject, contain the functionality, including the time-and-date-related code and internal subroutines, needed for the December 31, 1999 millennium date change. Any breach of this warranty is subject to the exclusive remedies as set forth in Section 7.3 of the Agreement."

29. In Section 7.4 after "Alliance Member agrees" add "to use all practical means available."

30. In Section 7.4 (B) add the following to the end of the paragraph:

    "The Alliance Member's obligations to defend and indemnify Oracle hereunder are contingent upon the following:

    A. Oracle notifies the Alliance Member in writing within thirty (30) days of the claim;
    B. The Alliance Member has sole control of the defense and all related settlement negotiations; and
    C. At the Alliance Member's request, Oracle provides the Alliance Member with all necessary assistance, information, and authority to perform the above; reasonable out-of-pocket expenses incurred by Oracle in providing such assistance will be reimbursed by the Alliance Member."

31. Delete the wording in Section 7.5 and replace it with the following:

    "Each party hereto acknowledges that any breach of its obligations with respect to the proprietary rights of a party will cause such party irreparable injury for which there are inadequate remedies at law and that such party shall be entitled to equitable relief in addition to all other remedies available to it."

32. In Section 8.3, at the end of the second sentence of the first paragraph add the following:

    "provided that Oracle has made available to the Alliance Member a copy of such then-current trademark policies and procedures."

33. Delete the wording in Section 8.5 and replace it with the following:

    "Neither party hereto may assign or otherwise transfer any rights under this Agreement without the other party's prior written consent. Notwithstanding the above, Oracle shall have the right to re-negotiate the terms of this Agreement in the event that Alliance Member needs to assign this Agreement due to merger, acquisition, consolidation or some other action related to the take over of a new company."

34. Delete Section 8.7 in its entirely and renumber the subsequent sections according.

35. Section 8.10 Limitation of Liability - add the phrase "Except as provided in Section 7.1" to the beginning of the first and second sentence of the first paragraph of Section 8.10.

36. Add the following new Section 8.13 and 8.14:

    "8.13  Source Code Escrow
        Oracle shall deposit in escrow a copy of the Programs' source code. The escrowed material shall be maintained under an agreement which provides that if Oracle ceases to be in the business of supporting the Programs or a portion thereof, the escrow agent shall furnish the Alliance Member with a copy of the escrowed material that has become unsupported. The Alliance Member shall pay the escrow agent a fee sufficient to cover the cost of reasonable administrative expenses, including reproduction and distribution. Any escrowed material furnished under this provision shall be considered subject to the terms and conditions of this Alliance Agreement, and shall not be transferred or otherwise disclosed to any third party.

    8.14  Price Protection

       If Oracle changes its then current Price List or Technical Support rates, the previous lower price shall apply for a period of sixty (60) days after the date on which the Alliance Member is notified of the price increase in connection with all Sublicenses and licenses which may be granted by the Alliance Member or Oracle where prices were proposed or quoted by the Alliance Member prior to the notice of the price change."

Subject to the modifications herein, the Agreement shall remain in full force and effect.

The Effective Date of this Agreement One is May 31, 1998.


SYSTEMS & COMPUTER                      ORACLE CORPORATION
TECHNOLOGY CORPORATION

By:    /s/ Mike Chamberlain              By:    /s/ Jeffrey M. Rosado
       -----------------------------            --------------------------------


Name:  Mike Chamberlain                  Name:  Jeffrey M. Rosado
       -----------------------------            --------------------------------


Title: President                         Title: Manager, Alliances Sales Support
       -----------------------------            --------------------------------

                                   EXHIBIT A
                                   ---------

                             LIST OF SUBSIDIARIES
                             --------------------

SYSTEMS & COMPUTER TECHNOLOGY CORP.

SCT SOFTWARE & RESOURCE MANAGEMENT CORP.

SCT FINANCIAL CORP.

SCT UTILITY SYSTEMS, INC.

SCT GOVERNMENT SYSTEMS, INC.

INFORMATION ASSOCIATES INTERNATIONAL CORP.

SCT PROPERTY, INC.

SCT INTERNATIONAL SOFTWARE & SERVICES, INC.

SCT TECHNOLOGIES (CANADA) INC.

SCT INTERNATIONAL LIMITED

SCT MANUFACTURING & DISTRIBUTION SYSTEMS, INC.

SYSTEMS & COMPUTER TECHNOLOGY INTERNATIONAL B.V.

ASI AUSTRALIA HOLDING COMPANY

ADAGE SYSTEMS INTERNATIONAL (AUSTRALIA) PTY. LLT.

SYSTEMS & COMPUTER TECHNOLOGY INTERNATIONAL S.A.R.L.

                         Technical Support Attachment

                      ORACLE TECHNICAL SUPPORT SERVICES

Technical Support Fees

Technical Support fees are due and payable in advance of the term of Support.

Reinstatement Fees

In the event Technical Support services lapse or were never originally procured, a reinstatement fee shall be assessed upon commencement of Technical Support, such fee shall be subject to Oracle's policies in effect when Technical Support is ordered. Oracle currently calculates Reinstatement Fees from the date that the Technical Support services lapse (or the license order date if the program licenses were not previously supported) to the date that the technical support services are renewed based on the list Bronze support fees in Oracle's US Price List in effect at the time the Technical Support services are ordered.

Support Programs

Oracle Bronze Support

Oracle Bronze Support includes:

* Real Time Telephone Technical Assistance
  o 5:00 a.m. to 6:00 p.m. (Pacific Time), Monday through Friday
  o Problem solving, bug reporting, documentation clarification, technical guidance
* Program updates
  o Patches and fixes
  o General maintenance releases
  o Documentation updates
* Support System dial-in access
* Quarterly Support newsletter
* Mail server access
  o Read/Write access to Electronic Mail over the Internet
  o Technical Assistance Requests can be opened, closed or updated
  o General Communication with Oracle Worldwide Support
* SupportNotes(TM) - Oracle Book based CD-ROM repository of technical information
* Oracle Electronic Support - Read/Write access to Oracle's private Support Forum on CompuServe**
  ** Customers will need to register with CompuServe to obtain CompuServe access. This service will be offered in the United States only.

Oracle Silver Support

Oracle Silver Support includes Oracle Bronze Support plus the following:

* Real Time Telephone Technical Assistance
  o Toll-free 800 number
  o 24 hours a day/7 days a week
* SupportNotes(TM) - Oracle Book based CD-ROM repository of technical information
* Management reports - Faxed upon request
* Proactive Alerts
  o Contain known problem and problem resolution information
  o Proactively faxed as applicable

Oracle Gold Support

Oracle Gold Support (for which a minimum fee applies) includes Oracle Silver Support plus the following:

* Priority Reactive Support
* Accountant Management
  o Communication channels between Oracle and customer
  o Status reports to customer and management
  o Regular account reviews with customer
  o Conduct all proactive planning activities
  o Some first-line support
* Foundation Proactive Services
  o Patch Planning
  o Version/Release Planning
  o Alerts

The following Basic, Standard, and Extended Support packages are no longer available for new support contracts.

Basic Annual Support

Basic Annual Support includes:


April 16, 1997                  Page 1 of 3                   Technical Support

                         Technical Support Attachment

* Telephone Technical Assistance
  o 5:00 a.m. to 6:00 p.m. (Pacific Time), Monday through Friday
  o Problem solving, bug reporting, documentation clarification, technical guidance
* Program updates and associated documentation
* Support System dial-in access
  o Log/Update/Review TARs
  o Review Bugs
  o Access the Support Bulletin Board
* Quarterly Support newsletter

Standard Support

Standard Support includes Basic Support plus the following:

* Telephone Technical Assistance - 24 hours a day/7 days a week

Extended Support

Extended Support includes Standard Support plus the following:

* Toll-free 800 number

Information Customers Need When Calling Support

Before Support can begin work on any problem, information about the nature and location of the problem is required. Whenever a call is placed to the hotline, the following information should be provided:

* The Customer Support Identification (CSI) number or PC registration number
* The area code and phone number listed under the CSI number
* Operating system (including version) on which Oracle Programs are installed
* The Oracle product component and its version number the call concerns. Support questions involve product components -- that is, constituent parts of an Oracle product. For example, with the ORACLE kernel, Customer receives components such as RDBMS, IMP, EXP, SQL*Loader and SQL*Forms.
* The relevant Program version(s)
* Any Program error number that appeared
* Brief description of the problem
* Severity of the problem. Oracle Worldwide Support classifies problems according to how they impact the Customer's business. See list below for explanation of Technical Assistance Request (TAR) Severity Levels.

Technical Assistance Request (TAR) Severity Levels

The chart below lists standard Technical Assistance Request Severity Levels. Oracle Worldwide Customer Support responds to TARs based on Severity Level.

Severity Level
--------------
SeSeverity 1
Critical Business Impact
Customer's work, regardless of the environment or product usage, is stopped or so severely impacted that the customer cannot reasonably continue to work.

Severity 2
Severe Business Impact
Customer's work is continuing (not stopped) however there is a serious impact on the customer's productivity and/or service levels.

Severity 3
Minor Business Impact
The customer's work regardless of the environment or product usage, has minor loss of services or resources.

Severity 4
No Business Impact
Customer is in full working mode - there is no work being impeded at the time
- information is requested but has no impact on the operation of the prproducts.

TARs are logged and tracked in Support's Support System. Response will be given to the Customer by telephone and logged directly into the problem-tracking system. The Customer may dial-in to track the progress of their TAR at any time.

April 16, 1997                  Page 2 of 3                   Technical Support

                         Technical Support Attachment

Support's response may include a written response, patch tape, supplementary documentation, a temporary means of circumventing the problem pending a new release, or other correctional aids.

Customer CPU Support Identification (CSI) Number

Customers shall receive a CSI Number upon purchasing Oracle Technical Support services.

The CSI number identifies the Customer with respect to the following information:

* Company Name and Address
* Product Set and Version
* Support Level and Duration
* Operating System
* Technical Contact Information

Worldwide Customer Support uses the CSI number to identify the Customer's Support contract when a Customer calls the Support Hotline or uses dials-in-access.

Technical Support Liaison ("Technical Contact")

Customers shall designate one (1) primary and two (2) backup Customer employees ("Technical Contacts") to serve as liaisons with Oracle Worldwide Customer Support. The designated "Technical Contact" is the sole liaison between technical support and Customers for all product support and shall be based on the Customer site. Customer may elect to add Technical Contacts for an additional fee.

To assure uninterrupted Technical Support service, customers must notify Client Relations (415) 506-1500, option 9, whenever Technical Contact responsibilities are transferred to another individual.

Updates

"Update" means a subsequent release of the Program which Oracle generally makes available for Program licenses at no additional license fee other than media and handling charges, provided Customer has ordered Technical Support for such licenses for the relevant time period. Update shall not include any release, option or future product which Oracle licenses separately.


Terms of Support

Oracle Worldwide Customer Support's technical assistance is limited to licenses, products, and platforms that are fully supported and to problems which are demonstrable in the current release of the licensed program, running unaltered on the proper hardware configuration. Current release information is posted on-line.

Technical Support for older versions of Oracle products or for non-Oracle products is subject to additional fees.

These Technical Support policies are Oracle's current policies and are subject to change at Oracle's discretion.

Termination

Customer may terminate technical support at any time by notifying Oracle in writing at least thirty (30) days before the desired date of termination. Technical Support shall be terminated upon receipt of such notice. On termination, Oracle shall refund the unused portion of technical support fees paid by the Customer for the licenses for the allocable period for which technical support is terminated.

Phone Numbers and Address Information

Customer Support Hotline

(For Technical Support, Non-Technical Support, and Support Sales information)

415-506-1500

Technical Support Dial-in Number

RTSS Dial-in 415-598-9350

Technical Support Address

Oracle Worldwide Technical Support
500 Oracle Parkway
Box 659313
Redwood Shores, CA  94065

April 16, 1997                  Page 3 of 3                   Technical Support

                                  ORACLE(R)






                                  White Paper



                                Oracle Products

                                     and

                             Year 2000 Compliance

Oracle Products and Year 2000 Compliance                          24 April 1998
Title:     Oracle Products and Year 2000 Compliance
Updated:   24 April 1998 (Version 4.1.0.0.7)
Author:    Mike Nicholls
Part No:   (     )

This document is provided for information purposes only and the contents hereof are subject to change without notice. Oracle Corporation does not warrant that this document is error free, nor does it provide any other warranties or conditions, whether expressed orally or implied in law, including implied warranties and conditions of merchantability or fitness for a particular purpose. Oracle Corporation specifically disclaims any liability with respect to this document and no contractual obligations are formed either directly or indirectly by this document. This document may not be reproduced or transmitted in any form or by any means, electronic or mechanical, for any purpose, without the prior written permission of Oracle Corporation.

Copyright (C) 1996, 1997, 1998. Oracle Corporation. All Rights Reserved Printed in the USA

Oracle Corporation
World Headquarters
500 Oracle Parkway
Redwood Shores, CA  94065
USA

Worldwide Inquiries:
Phone    (+1) 415.506.7000
Fax      (+1)415.506.7200

Oracle and the Oracle Logo are registered trademarks of Oracle Corporation.

All other Oracle Products are registered or non-registered trademarks of Oracle Corporation.

All other company and product names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

For more information about Oracle's trademarks and intellectual property policies, contact the Oracle Legal Department at (+1) 650.506.5100.




                               Issue:4.1.0.0.7                                 2

Oracle Products and Year 2000 Compliance                        24 April 1998




                                Oracle Products

                                      and

                             Year 2000 Compliance



                               Index of Contents


1      Introduction

2      Product Compliance

       2.1      Level of Compliance

3      Individual Product Compliance Information

       3.1      Current Products

                Table 3.1 - Server/Database and Associated Products Table 3.2 - Design, Development and Analysis Products Table 3.3 - Office and Webserver Products
                Table 3.4 - Oracle Applications Products
                Table 3.5 - Oracle Industry Applications Products

       3.6      Notes - Current Products

4      Product Compliance - Mature Products

                Table 4.1 - Mature Products

       4.2      Notes - Mature Products







                               Issue:4.1.0.0.7                                3

Oracle Products and Year 2000 Compliance                        24 April 1998


1    INTRODUCTION

     Year 2000 Compliance requires five main factors to be satisfied with respect to date datatype processing:

     1. Correctly handle date information before, during, and after 1st January 2000 accepting date input, providing date output and performing calculation on dates or portions of dates
     2. Function according to the documentation before, during and after 1st January 2000 without changes in operation resulting from with the advent of the new century assuming correct configuration
     3. Where appropriate, respond to two digit date input in a way that resolves the ambiguity as to century in a disclosed, defined and pre-determined manner
     4. Store and provide output of date information in ways that are unambiguous as to century
     5. Manage the leap year occurring in the year 2000, following the quad-centennial rule

     These criteria are a superset of the Year 2000 conformance requirements set out by the British Standards Institute in DISC PD-2000-1 A Definition of Year 2000 Conformity Requirements.

2    PRODUCT COMPLIANCE

     The current Oracle product range is designed to be Year 2000 Compliant.

     A statement of the Year 2000 date change compliance of the current Oracle database related software product range is provided in the following tables and related notes. For our customer's convenience, Year 2000 Compliance information is also provided herein for mature products that are still used by a significant number of organizations. Due to their level of maturity, some of these mature products are not Year 2000 Compliant, or are partially compliant.

     The tables and notes are organized into two main sections: Current Products and Mature Products.

     Current products:   Those products currently supported under the
                         Oraclemetals supported products category.

     A statement is provided for each product/product set regarding the level of compliance. For this category this will predominantly be "full compliance".

     Mature Products:    Those products where de-support notices have already
                         been published and/or are under the "Extended
                         Assistance Support" category.

     A statement is provided for each product/product set regarding the level of compliance. For mature products this will predominantly comprise advice on how to implement minimal code changes or workarounds. Customers using these mature products are advised to consider upgrading to an Oraclemetals product as soon as possible so as to minimize any date conversion work and to obtain the optimum level of support.





                               Issue:4.1.0.0.7                                4

Oracle Products and Year 2000 Compliance                        24 April 1998



    2.1  LEVEL OF COMPLIANCE

         For each Oracle product or product bundle, the stated compliance is defined thus:

             Level of Compliance                     Description
           ---------------------------    ----------------------------------
             FULLY COMPLIANT                The current production version of
                                          the with all five of the factors
                                          product is intended to fully comply
                                          described in Section 1

           ---------------------------------------------------------------------
             PARTIALLY COMPLIANT (1)        The current production version of
                                          the product does not fully comply
                                          with all five of the factors described
                                          in Section 1. However, Oracle intends
                                          to provide full compliance in future
                                          releases of the product.
           ---------------------------------------------------------------------
             PARTIALLY COMPLIANT (2)        The current production version of
                                          this mature product does not fully
                                          comply with all five of the factors
                                          described in Section 1 and Oracle
                                          has no plan to provide further
                                          compliance in the future.
           ---------------------------------------------------------------------
             NOT COMPLIANT                  The current production version of
                                          the product does not comply with
                                          factors described in Section 1 and
                                          Oracle does not intend to provide any
                                          further compliance in the future.
           ---------------------------------------------------------------------









                               Issue:4.1.0.0.7                                 5

Oracle Products and Year 2000 Compliance                        24 April 1998


3.    INDIVIDUAL PRODUCT - COMPLIANCE INFORMATION
      -------------------------------------------

      3.1   CURRENT PRODUCTS

      Table 3.1 - Oracle Server/Database and Associated Products
--------------------------------------------------------------------------------------------------------------------------------
     Product or Bundle           Product Components                Compliant   Product / Bundle              See Note
                                                                    Version/
                                                                    Release
--------------------------------------------------------------------------------------------------------------------------------
Oracle8 Server               N/A                                  8.X and >     FULLY COMPLIANT                 3.6.2
Workgroup Edition
--------------------------------------------------------------------------------------------------------------------------------
Oracle8 Server               N/A                                  8.X and >     FULLY COMPLIANT                 3.6.2
Enterprise Edition
--------------------------------------------------------------------------------------------------------------------------------
Oracle8 Cartridges           Context Cartridge                                  FULLY COMPLIANT                 N/A
                             Video Cartridge                                    FULLY COMPLIANT
                             Spatial Cartridge                                  FULLY COMPLIANT
                             Image Cartridge                                    FULLY COMPLIANT
                             Replication Services                               FULLY COMPLIANT
                             InterOffice Gateways                               FULLY COMPLIANT
                             Web Application Server                             FULLY COMPLIANT
                             InterOffice Messaging Cartridge      4.1 and >     FULLY COMPLIANT
                             Interoffice Document Cartridge       4.1 and >     FULLY COMPLIANT
                             Time Series Cartridge                              FULLY COMPLIANT
                             Visual Information Retrieval                       FULLY COMPLIANT
                             Cartridge                                          FULLY COMPLIANT
                             Workflow Cartridge                                 FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle8 Options              Objects Option                       8.X and >     FULLY COMPLIANT                 N/A
                             Partitioning Option                  8.X and >     FULLY COMPLIANT
                             Parallel Server Option               8.X and >     FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle7 Server               N/A                                  7.X and >     FULLY COMPLIANT                 3.6.2
Enterprise Edition
--------------------------------------------------------------------------------------------------------------------------------
Orcle7 Server                N/A                                  7.X and >     FULLY COMPLIANT                 3.6.2
Workgroup Edition
--------------------------------------------------------------------------------------------------------------------------------
Personal Oracle7             N/A                                  7.x and>      FULLY COMPLIANT                 3.6.2
--------------------------------------------------------------------------------------------------------------------------------
Personal Oracle Lite         N/A                                  7.X and >     FULLY COMPLIANT                 3.6.2
--------------------------------------------------------------------------------------------------------------------------------
Oracle Server Manager        N/A                                  7.X and >     FULLY COMPLIANT                 3.6.4
--------------------------------------------------------------------------------------------------------------------------------
Oracle Network Manager       N/A                                                FULLY COMPLIANT                 N/A
--------------------------------------------------------------------------------------------------------------------------------
Oracle Names                 N/A                                                FULLY COMPLIANT                 N/A
--------------------------------------------------------------------------------------------------------------------------------
Oracle SQL*Net               N/A                                  ALL           FULLY COMPLIANT                 3.6.1
--------------------------------------------------------------------------------------------------------------------------------
Distributed Database         N/A                                  7.X and >     FULLY COMPLIANT                 N/A
Option
--------------------------------------------------------------------------------------------------------------------------------
Parallel Query Option        N/A                                  7.X and >     FULLY COMPLIANT                 N/A
--------------------------------------------------------------------------------------------------------------------------------

Oracle Multi-Protocol        N/A                                  ALL           FULLY COMPLIANT                 3.6.1
Interchange
--------------------------------------------------------------------------------------------------------------------------------
Oracle ODBC drivers          N/A                                  ALL           FULLY COMPLIANT                 3.6.5
--------------------------------------------------------------------------------------------------------------------------------
Trusted Oracle7 Server       N/A                                  7.X and >     FULLY COMPLIANT                 3.6.2
--------------------------------------------------------------------------------------------------------------------------------
SQL*Module                   N/A                                                FULLY COMPLIANT                 N/A
--------------------------------------------------------------------------------------------------------------------------------
Enterprise Backup Utility    N/A                                  2.X and >     FULLY COMPLIANT                 N/A
--------------------------------------------------------------------------------------------------------------------------------
PL/SQL                       N/A                                  2.X and >     FULLY COMPLIANT                 3.6.7
--------------------------------------------------------------------------------------------------------------------------------
SQL*Plus                     N/A                                  ALL           FULLY COMPLIANT                 3.6.31
--------------------------------------------------------------------------------------------------------------------------------
Oracle7 Server Options       Parallel Server Option               7.X and >     FULLY COMPLIANT                 N/A
                             Spatial Data Option                  7.X and >     FULLY COMPLIANT
                             Video Option                         7.X and >     FULLY COMPLIANT
                             Document Option                      7.X and >     FULLY COMPLIANT
                             ConText Option                       7.X and >     FULLY COMPLIANT
                             Massaging Option                     7.X and >     FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle SQL*Net Protocol      TCP//IP (plus PPP/SLIP)              ALL           FULLY COMPLIANT                 3.6.1
Adapters                     DECnet                               ALL           FULLY COMPLIANT
                             LU6.2 (APPC, CPIC)                   ALL           FULLY COMPLIANT
                             Named Pipes                          ALL           FULLY COMPLIANT
                             NetBOIS                              ALL           FULLY COMPLIANT
                             SPX/IPX (Novell)                     ALL           FULLY COMPLIANT
                             NDS                                  ALL           FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------


      Table 3.1 - Oracle Server/Database and Associated Products - continued (1)
--------------------------------------------------------------------------------------------------------------------------------
     Product or Bundle        Product Components                   Compliant   Product / Bundle              See Note
                                                                    Version/
                                                                    Release
--------------------------------------------------------------------------------------------------------------------------------
Oracle Enterprise            Oracle Software Manager              1.4 and >     FULLY COMPLIANT                 3.6.6
Manager Console              Oracle Intelligent Agent             1.4 and >     FULLY COMPLIANT
                             Oracle Replication Manager           1.4 and >     FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Enterprise            Oracle Diagnostics                   1.4 and >     FULLY COMPLIANT                 3.6.6
Manager Performance          Oracle Tablespace Manager            1.4 and >     FULLY COMPLIANT
Pack                         Oracle Events                        1.4 and >     FULLY COMPLIANT
                             Oracle Expert                        1.4 and >     FULLY COMPLIANT
                             Oracle Trace                         1.4 and >     FULLY COMPLIANT
                             Oracle Performance Manager           1.4 and >     FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Advanced Networking   SQL*Net DE                           ALL           FULLY COMPLIANT                 3.6.1
Option                       Secure Network Services              ALL           FULLY COMPLIANT
                             Native Naming Adapters               ALL           FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Programmer/2000       Pro*C                                ALL           FULLY COMPLIANT                 3.6.7
                             Pro*COBOL                            ALL           FULLY COMPLIANT
                             Pro*ADA                              ALL           FULLY COMPLIANT
                             Pro*Pascal                           ALL           FULLY COMPLIANT
                             Pro*PL/1                             ALL           FULLY COMPLIANT
                             Pro*REXX                             ALL           FULLY COMPLIANT
                             Pro*FORTRAN                          ALL           FULLY COMPLIANT
                             Oracle Object for OLE                ALL           FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Open Gateways         Replication Services for Data                      FULLY COMPLIANT                 3.6.17
                             Propagator
                             Procedural Gateway Toolkit                         FULLY COMPLIANT
                             Transparent Gateway Toolkit                        FULLY COMPLIANT
                             Transparent Gateway for Sybase                     FULLY COMPLIANT
                             Transparent Gateway for Informix                   FULLY COMPLIANT
                             Transparent Gateway for Ingres                     FULLY COMPLIANT
                             Transparent Gateway for Rdb                        FULLY COMPLIANT
                             Transparent Gateway for RMS                        FULLY COMPLIANT
                             Transparent Gateway for DB2/400                    FULLY COMPLIANT
                             Transparent Gateway for DB2                        FULLY COMPLIANT
                             Transparent Gateway for EDA/SQL                    FULLY COMPLIANT
                             Transparent Gateway for Image/SQL                  FULLY COMPLIANT
                             Transparent Gateway for Microsoft
                             SQL Server                                         FULLY COMPLIANT
                             Transparent Gateway for ODBC
                             Transparent Gateway for Teradata                   FULLY COMPLIANT
                             Access Manager for AS/400                          FULLY COMPLIANT
                             Oracle MVS Client Bundle                           FULLY COMPLIANT
                             Transparent Gateway for MVS/DB2                    FULLY COMPLIANT
                             Procedural Gateway for APPC                        FULLY COMPLIANT
                             Procedural Gateway for MQSeries                    FULLY COMPLIANT
                             Transparent Gateway for DRDA                       FULLY COMPLIANT
                             Transparent Gateway for SESA                       FULLY COMPLIANT
                                                                                FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle OLAP Server Products  Personal Express                     ALL           FULLY COMPLIANT                 3.6.8
                             Oracle Express Server                ALL           FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------

                                                                             7

Table 3.1 - Oracle Server/Database and Associated Products - continued (2)

--------------------------------------------------------------------------------------------------------------------------------
     Product or Bundle           Product Components                Compliant   Product / Bundle              See Note
                                                                    Version/
                                                                    Release
--------------------------------------------------------------------------------------------------------------------------------
Oracle Rdb Products          Rdb Server                           ALL           FULLY COMPLIANT                 3.6.9
                             Rdb Client (single user)             ALL           FULLY COMPLIANT
                             Oracle CODASYL DBMS                  ALL           FULLY COMPLIANT
                             DataBase Integrator                  7.0 and >     FULLY COMPLIANT
                             Enterprise Manager DBAPack for Rdb   ALL           FULLY COMPLIANT
                             Oracle InstantSQL for Rdb            ALL           FULLY COMPLIANT
                                                                  ALL           FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Rdb Server            Oracle Trace Option                  ALL           FULLY COMPLIANT                 3.6.9
Option                       Oracle Expert Option                 ALL           FULLY COMPLIANT
                             Power Utilities Option               ALL           FULLY COMPLIANT
                             Hot Standby Option                   ALL           FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Programmer/2000 for Rdb      Oracle Call Interface                ALL           FULLY COMPLIANT                 3.6.9
                             Oracle Objects for OLE               ALL           FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Rdb Gateways          Transparent Gateway for Oracle       7.0 and >     FULLY COMPLIANT                 3.6.9
                             Transparent Gateway for Sybase       7.0 and >     FULLY COMPLIANT
                             Transparent Gateway for CODASYL      7.0 and >     FULLY COMPLIANT
                             DBMS
                             Transparent Gateway for RMS          3.0E and >    FULLY COMPLIANT
                             Transparent Gateway for PC Data      7.0 and >     FULLY COMPLIANT
                             Transparent Gateway for Custom       7.0 and >     FULLY COMPLIANT
                             Drivers
                             Transparent Gateway for DB2          7.0 and >     FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------

                                                                             8

Table 3.2 - Design, Development and Analysis Products
--------------------------------------------------------------------------------------------------------------------------------
     Product or Bundle          Product Components                 Compliant   Product / Bundle               See Note
                                                                    Version/
                                                                    Release
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Oracle Designer/2000
                             Oracle Forms generator               1.3.2 and >   FULLY COMPLIANT                 6.6.16
                             Oracle Graphics generator            1.3.2 and >   FULLY COMPLIANT
                             VB generator                         1.3.2 and >   FULLY COMPLIANT
                             C++ generator                        1.3.2 and >   FULLY COMPLIANT
                             MS-Help generator                    1.3.2 and >   FULLY COMPLIANT
                             WebServer generator                  1.3.2 and >   FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Developer/2000        Oracle Forms                         ALL           FULLY COMPLIANT                 3.6.10
                             Oracle Reports                       ALL           FULLY COMPLIANT
                             Oracle Graphics                      ALL           FULLY COMPLIANT
                             Oracle Open Interfaces               ALL           FULLY COMPLIANT
                             Oracle Terminal                      ALL           FULLY COMPLIANT
                             Oracle Procedure Builder             ALL           FULLY COMPLIANT
                             Oracle Translation Manager           ALL           FULLY COMPLIANT
                             Oracle Open Client Adapter for ODBC  ALL           FULLY COMPLIANT
                             INTERSOLV DataDirect Drivers         ALL           FULLY COMPLIANT
                             Oracle ODBC Driver for Rdb           ALL           FULLY COMPLIANT
                             Web Cartridge (Application Server
                             for Developer/2000)                  ALL           FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Database Designer     N/A                                  1.0 and >     FULLY COMPLIANT                 N/A
--------------------------------------------------------------------------------------------------------------------------------
Oracle Discoverer            Oracle Databrowser                   3.X and >     FULLY COMPLIANT                 3.6.11
                             Oracle Data Query                    3.X and >     FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle OLAP Development &    Oracle Express Objects               2.0 and >     FULLY COMPLIANT                 3.6.9
Analysis Tools               Oracle Express EIS                   4.5A and >    FULLY COMPLIANT
                             Oracle Express Analyzer              ALL           FULLY COMPLIANT
                             Oracle Relational Access Manager     2.X and >     FULLY COMPLIANT
                             Oracle Sales Analyzer                1.5 and >     FULLY COMPLIANT
                             Oracle Financial Analyzer            4.5A and >    FULLY COMPLIANT
                             Oracle Financial Controller          1.0 and >     FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Rdb products          Oracle CDD/Repository                ALL           FULLY COMPLIANT                 3.6.9
                             Oracle CDD/Administrator             ALL           FULLY COMPLIANT
                             CDD/R Runtime                        ALL           FULLY COMPLIANT
                             Oracle Graphical Schema Editor for   ALL           FULLY COMPLIANT
                             Rdb
                             Oracle Rally                         ALL           FULLY COMPLIANT
                             Oracle Rally Client                  ALL           FULLY COMPLIANT
                             ODBC Access to Non-Relational Data   ALL           FULLY COMPLIANT
                             for Rdb
--------------------------------------------------------------------------------------------------------------------------------
Oracle Exchange              N/A                                  ALL           FULLY COMPLIANT                 3.6.13
--------------------------------------------------------------------------------------------------------------------------------
Oracle Power Objects         N/A                                                FULLY COMPLIANT                 3.6.14
--------------------------------------------------------------------------------------------------------------------------------
Mobile Agents Developer's    N/A                                                FULLY COMPLIANT                 N/A
Kit
--------------------------------------------------------------------------------------------------------------------------------
Oracle Book                  N/A                                  ALL           FULLY COMPLIANT                 3.6.1
--------------------------------------------------------------------------------------------------------------------------------
Oracle TextServer            N/A                                  ALL           FULLY COMPLIANT                 3.6.1
--------------------------------------------------------------------------------------------------------------------------------
Data Mart Suite              N/A                                  1.0 and >     FULLY COMPLIANT                 N/A
--------------------------------------------------------------------------------------------------------------------------------
Data Mart Suite-Sales and   N/A                                   1.0 and >     FULLY COMPLIANT                 N/A
Marketing
--------------------------------------------------------------------------------------------------------------------------------
Remote SNAPI                 N/A                                  N/A           FULLY COMPLIANT                 N/A
--------------------------------------------------------------------------------------------------------------------------------
Discoverer Administration    Discoverer Administration            3.0.8 and >   FULLY COMPLIANT                 3.6.32
Edition                      Discoverer User                      3.0.8 and >   FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Discover User Edition        Discoverer User                      3.0.8 and >   FULLY COMPLIANT                 3.6.32
--------------------------------------------------------------------------------------------------------------------------------
Oracle Application Data      N/A                                  1.1.5 and >   FULLY COMPLIANT                 N/A
Warehouse (OADW)
--------------------------------------------------------------------------------------------------------------------------------
OADW Analysis Collection     N/A                                  1.1.5 and >   FULLY COMPLIANT                 N/A
Pack
--------------------------------------------------------------------------------------------------------------------------------

                                                                             9

Table 3.3 - Office and Webserver Products
--------------------------------------------------------------------------------------------------------------------------------
     Product or Bundle           Product Components                Compliant   Product / Bundle               See Note
                                                                    Version/
                                                                    Release
--------------------------------------------------------------------------------------------------------------------------------
Oracle Webserver/            N/A                                  ALL           FULLY COMPLIANT                 3.6.1
Application Server
--------------------------------------------------------------------------------------------------------------------------------
Oracle InterOffice           N/A                                  4.1 and >     FULLY COMPLIANT                 N/A
--------------------------------------------------------------------------------------------------------------------------------
Oracle Office                N/A                                                FULLY COMPLIANT                 N/A
--------------------------------------------------------------------------------------------------------------------------------
Oracle Mobile Agents         N/A                                  ALL           FULLY COMPLIANT                 3.6.1
--------------------------------------------------------------------------------------------------------------------------------
Oracle Office Gateways       N/A                                                FULLY COMPLIANT                 N/A
(X.400, MHS, PROFS)
--------------------------------------------------------------------------------------------------------------------------------



Table 3.4 - Oracle Applications Products
--------------------------------------------------------------------------------------------------------------------------------
     Product or Bundle          Product Components                 Compliant   Product / Bundle               See Note
                                                                    Version/
                                                                    Release
--------------------------------------------------------------------------------------------------------------------------------
Oracle Core Applications     Oracle Accounts Payable              10.7 and >    FULLY COMPLIANT                 3.6.15
                             Oracle Accounts Receivable           10.7 and >    FULLY COMPLIANT
                             Oracle Alert                         10.7 and >    FULLY COMPLIANT
                             Oracle Application Object Library    10.7 and >    FULLY COMPLIANT
                             Oracle Assets                        10.7 and >    FULLY COMPLIANT
                             Oracle Automotive                    10.7 and >    FULLY COMPLIANT
                             Oracle Bills of Material             10.7 and >    FULLY COMPLIANT
                             Oracle Capacity Requirements         10.7 and >    FULLY COMPLIANT
                             Planning
                             Oracle Cash Management               10.7 and >    FULLY COMPLIANT
                             Oracle Cost Management               10.7 and >    FULLY COMPLIANT
                             Oracle Engineering                   10.7 and >    FULLY COMPLIANT
                             Oracle EDI Gateway                   10.7 and >    FULLY COMPLIANT
                             Oracle General Ledger                10.7 and >    FULLY COMPLIANT
                             Oracle Inventory                     10.7 and >    FULLY COMPLIANT
                             Oracle MPS/MRP                       10.7 and >    FULLY COMPLIANT
                             Oracle Order Entry                   10.7 and >    FULLY COMPLIANT
                             Oracle Payroll                       10.7 and >    FULLY COMPLIANT
                             Oracle Human Resource (HR)           10.7 and >    FULLY COMPLIANT
                             Oracle Product Configuration         10.7 and >    FULLY COMPLIANT
                             Oracle Project Accounting            10.7 and >    FULLY COMPLIANT
                             Oracle Purchasing                    10.7 and >    FULLY COMPLIANT
                             Oracle Quality                       10.7 and >    FULLY COMPLIANT
                             Oracle Sales and Marketing           10.7 and >    FULLY COMPLIANT
                             Oracle Sales Compensation            10.7 and >    FULLY COMPLIANT
                             Oracle Sales Force Automation        10.7 and >    FULLY COMPLIANT
                             Oracle Service                       10.7 and >    FULLY COMPLIANT
                             Oracle Shipping                      10.7 and >    FULLY COMPLIANT
                             Oracle Statutory Maternity Pay       10.7 and >    FULLY COMPLIANT
                             Oracle Statutory Sick Pay            10.7 and >    FULLY COMPLIANT
                             Oracle Supplier Scheduling           10.7 and >    FULLY COMPLIANT
                             Oracle Supply Chain Planning         10.7 and >    FULLY COMPLIANT
                             Oracle Training Administration       10.7 and >    FULLY COMPLIANT
                             Oracle Web Customers                 10.7 and >    FULLY COMPLIANT
                             Oracle Web Employees                 10.7 and >    FULLY COMPLIANT
                             Oracle Web Suppliers                 10.7 and >    FULLY COMPLIANT
                             Oracle Work in Process               10.7 and >    FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------

                                                                            10

Oracle Products and Year 2000 Compliance                           24 April 1998

Table 3.4 - Oracle Applications Products - continued (2)
--------------------------------------------------------------------------------------------------------------------------------
     Product or Bundle          Product Components                 Compliant   Product / Bundle                See Note
                                                                    Version/
                                                                    Release
--------------------------------------------------------------------------------------------------------------------------------
Oracle Financial             Oracle Risk Manager                  3.5 and >     FULLY COMPLIANT                 3.6.155
Services Applications        Oracle Transfer Pricing              3.5 and >     FULLY COMPLIANT
                             Oracle Performance Analyzer          3.5 and >     FULLY COMPLIANT
                             Oracle Portfolio Analyzer            3.5 and >     FULLY COMPLIANT
                             Oracle Budgeting and Planning        3.5 and >     FULLY COMPLIANT
                             Oracle Market Manager                3.5 and >     FULLY COMPLIANT
                             Oracle Financial Data Manager        3.5 and >     FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
GEMMS                        Oracle GEMMS Complete System         4.1 and >     FULLY COMPLIANT                 N/A
                             Bundle
                             Oracle GEMMS Core System Bundle      4.1 and >     FULLY COMPLIANT
                             Oracle GEMMS Planning Bundle         4.1 and >     FULLY COMPLIANT
                             Oracle GEMMS Sales Management        4.1 and >     FULLY COMPLIANT
                             Oracle GEMMS Laboratory
                             Management
                             Oracle GEMMS Process Operations      4.1 and >     FULLY COMPLIANT
                             Control
--------------------------------------------------------------------------------------------------------------------------------

Oracle Products and Year 2000 Compliance                           24 April 1998

Table 3.5 - Oracle Industry Applications Products

--------------------------------------------------------------------------------------------------------------------------------
   Product or Bundle           Product Components                 Compliant        Product / Bundle                See Note
                                                                   Version/
                                                                   Release
--------------------------------------------------------------------------------------------------------------------------------
Oracle Government            Includes PO, GR, AP, AR              10.7 and >        FULLY COMPLIANT                 3.6.18
Financials
--------------------------------------------------------------------------------------------------------------------------------
Oracle US Federal            Includes PO, GR, AP, AR              1.0/10.7 and >    FULLY COMPLIANT                 3.6.19
Financials Localization
--------------------------------------------------------------------------------------------------------------------------------
Oracle UK Public Sector      Includes PO, GL, AP, AR, FA          10.7 and >        FULLY COMPLIANT                 3.6.20
Financials Localization
--------------------------------------------------------------------------------------------------------------------------------
Oracle Public Sector         N/A                                  1.0/10.7 and >    FULLY COMPLIANT                 3.6.21
Budgeting
--------------------------------------------------------------------------------------------------------------------------------
Oracle Grants Management     N/A                                  1.0/10.7 and >    FULLY COMPLIANT                 3.6.22
--------------------------------------------------------------------------------------------------------------------------------
Consumer Packaged Goods      IMI ESS                              5.1 and >         FULLY COMPLIANT                 3.6.23
(CPG)                        Trade Accounting                                       FULLY COMPLIANT
                             Manugistics - Demand and Supply      5.5 and >         FULLY COMPLIANT
                                           Planning
                             TSW Empac                            7.5 and >         FULLY COMPLIANT
                             Oracle Applications                  10.7 and >        FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Environmental         N/A                                  4.6 and >         PARTIALLY COMPLIANT (1)         3.6.24
--------------------------------------------------------------------------------------------------------------------------------
Oracle Health & Safety       N/A                                  ALL               FULLY COMPLIANT                 3.6.25
--------------------------------------------------------------------------------------------------------------------------------
Oracle Energy                General Ledger                       3.2.5 and >       FULLY COMPLIANT                 3.6.27
Financials                   Payables                             3.2.5 and >       FULLY COMPLIANT
                             Receivables                          3.2.5 and >       FULLY COMPLIANT
                             Assets                               3.2.5 and >       FULLY COMPLIANT
                             Inventory                            3.2.5 and >       FULLY COMPLIANT
                             Purchasing                           3.2.5 and >       FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Energy Upstream       Base                                 3.2.5 and >       FULLY COMPLIANT                 3.6.27
                             Revenue                              3.2.5 and >       FULLY COMPLIANT
                             Market Accounting                    3.2.5 and >       FULLY COMPLIANT
                             Production                           3.2.5 and >       FULLY COMPLIANT
                             Joint Interest Billing               3.2.5 and >       FULLY COMPLIANT
                             Authorization for Expenditure        3.2.5 and >       FULLY COMPLIANT
                             Regulatory Reporting                 3.2.5 and >       FULLY COMPLIANT
                             Integrator                           3.2.5 and >       FULLY COMPLIANT
                             First Purchaser                      3.2.5 and >       FULLY COMPLIANT
                             Materials Management                 3.2.5 and >       FULLY COMPLIANT
                             Land                                 3.2.5 and >       FULLY COMPLIANT
                             Supply                               3.3.1 and >       FULLY COMPLIANT
                             Marketing                            3.3.1 and >       FULLY COMPLIANT
                             Risk                                 3.3.1 and >       FULLY COMPLIANT
--------------------------------------------------------------------------------------------------------------------------------
Oracle Clinical              N/A                                  3.1 and >         FULLY COMPLIANT                 3.6.28
--------------------------------------------------------------------------------------------------------------------------------
Oracle Telecommunications    N/A                                  Rel11 and >       FULLY COMPLIANT                 3.6.29
--------------------------------------------------------------------------------------------------------------------------------
Oracle Energy Application    N/A                                  3.2 and >         FULLY COMPLIANT                 3.6.30
Suite
--------------------------------------------------------------------------------------------------------------------------------

                                                                            12

Oracle Products and Year 2000 Compliance                           24 April 1998

         3.6 Notes on Current Products


         3.6.1 Products that Do Not Manipulate Data

         These products do not carry out any data manipulation. Therefore, they are by their very nature, Year 2000 Compliant.


         3.6.2 The Oracle Server

         The Oracle Server is Year 2000 Compliant.

         Applications that use the Oracle RDBMS (Oracle7 and Oracle8 Server) and exploit the DATE data type (for date and/or date with time values) need have no concerns about their stored data when the year 2000 approaches. The Oracle7 and Oracle8 Server DATE datatype stores date and time data to a precision that includes a four digit year and a time component down to seconds (typically "YYYY:MM:DD:HH24:MI:SS").

         No operational problems are expected with the Oracle Server, networking and system management products. Oracle's Development Organization has conducted tests of various Year 2000 operational scenarios to verify that there is no impact to users at the turn of the century. These scenarios included tests of replication, point-in-time recovery, distributed transactions. System management and networking features across timezones/datelines/centuries.

         The Oracle RDBMS has always stored dates using a four digit year (the "OraDate" format), hence customers using the DATE data type should not have any application level problems. To facilitate year 2000 compliance for applications that use the two digit year format the Oracle7 and Oracle8 Server provides a special year format mask "RR". Using the "RR" format, any two digit year entered will be converted thus:

               Current Year: last Two Digits       Two-Digit Year Specified              Year "RR" Format Returns
                            0-49                              0-49                       Current Century
                           50-99                              0-49                       One Century after current
                            0-49                             50-99                       One Century before current
                           50-99                             50-99                       Current Century

         Therefore, regardless of the current century at the time the data is entered the "RR" format will ensure that the year stored in the database is as follows:

         If the current year is in the second half of the century (50-99)

         o and a two-digit year between "00" and "49" is entered: This will be stored as a next century year. E.g., "02" entered in 1996 will be stored as "2002".
         o and a two-digit year between "50" and "99" is entered: This will be stored as a current century year. E.g., "97" entered in 1996 will be stored as "1997".

         If the current year is in the first half of the century (00-49)

         o and a two-digit year between "00" and "49" is entered: This will be stored as a current century year. E.g., "02" entered in 2001 will be stored as "2002".
         o and a two-digit year between "50" and "99" is entered: This will be stored as a previous century year. E.g., "97" entered in 2001 will be stored as "1997".

                               Issue:4.1.0.0.7                                13

Oracle Products and Year 2000 Compliance                           24 April 1998

         The "RR" date format is available for inserting and updating DATE data in the database. It is not required for retrieval/query of data already stored in the database as Oracle has always stored the YEAR component of a date in it's four-digit form.

         Further details concerning the "RR" DATE format mask can be found in the Oracle Technical Bulletin Reference. 104296.626.

         3.6.2.1 Dates Stored in Character Data Types

         The "RR" date format will only work where the user application utilizes the Oracle DATE data type. Where applications use character strings in CHAR or VARCHAR2 data types, unless consideration was made at design time, the application will require modification to include routines to ensure that such dates are treated appropriately when affected by the change in century. For new applications, or when carrying out the modifications to ensure dates stored as character strings are Year-2000 compliant, it is advisable to convert such dates to use the Oracle DATE data type, thus ensuring year 2000 compliance, or if this is not feasible then to store the dates in canonical form which is language and format independent, and which handles full years. For example "YYYY/MM/DD", plus if necessary the time element as "hh24"mi:ss". Dates stored in this form must be converted to the correct external format whenever they are displayed or received from users or other programs.

         The format "YYYY/MM/DD HH24:MI:SS" has the following advantages:

         o    It is language independent, i.e., the months are numeric
         o    It has the full four-digit year, so centuries are unambiguous
         o The time is presented fully, the most significant elements occur first, so character based sorts operations sort the dates correctly.

         One disadvantage is that there is no support for dates BC.

         3.6.4 Oracle ODBC Drivers

         The Oracle Server information presented by Oracle Server Manager is obtained from the RDBMS via internally-issued SQL queries. Therefore, full compliance is inherent through the RDBMS compliance.

         3.6.5 Oracle ODBC Drivers

         The Oracle ODBC drivers use ODBC date and time data types that all include a four-digit year element.

         3.6.6 Oracle Enterprise Manager

         The Oracle Server information presented by Oracle Enterprise Manager is obtained from the RDBMS via internally issued SQL queries. Therefore, full compliance is inherent through the RDBMS compliance.

                               Issue:4.1.0.0.7                                14

Oracle Products and Year 2000 Compliance                           24 April 1998

         3.6.7 Oracle Precompilers

         The Oracle Precompiler products are Year 2000 Compliant.

         The Oracle Precompiler products do not have pre-defined routines for manipulating date data, all such manipulation is provided by the developer in the 3GL code and calls to the server-side PL/SQL engine. Therefore, Year 2000 Date compliance is up to the developer to design and write the appropriate code. PL/SQL Version 1 does not support the "RR" or "RRRR" format masks therefore is not fully compliant.

         3.6.8 Oracle OLAP Server Products

         Express Server and Personal Express are Year 2000 Compliant. The internal mechanism for handling time dimensions and the "date" data type are based on the number of seconds from a fixed base date. The year 2000 has no special meaning, and is treated exactly like any other date. All functions for entering, storing, calculating, or displaying dates are identical to pre-2000 behavior.

         A second consideration is the handling of years to two-digit format, for example "97" to represent "1997." By default, a two-digit year is interpreted to be in the range 1950 to 2049, unless specified otherwise by means of the option YRABSTART. Thus "00" is interpreted, by default, as the year 2000.

         Given that every fourth year is a leap year, except century years (e.g., 1900) unless the year is divisible by 400 (e.g., 2000), Express treats the year 2000 as a leap year. A simple test is to create a time dimension, such as month, with values that include the month February 2000. Using the function ENDOF (month), the result is 29FEB2000, demonstrating that 2000 is treated as a leap year.

         Express has a "date" data type which converts to day, month and year. This handles dates from Dec 31, 1899 to approximately the year 400,000. This is the primary way in which date data is stored in the database.

         Express also has a function that will return a date-time "stamp" to an Express program. This time stamp is typically used by applications to keep track of the order in which events occur. The stamp is returned as a 31 bit integer representing the number of seconds from a point in time (1950) which is the convention used on PC's. It runs out after the year 2036. However, all Express applications that use this stamp convert it to text which can handle any four-digit year (i.e., to 9999). We will convert the date-time stamp function to return a large decimal number in a future release of our product. This number will handle beyond the year 4000 and since the text data into which it is stored can already handle any four-digit year it will not require any changes. We can do this transparently any time before the end of 2036, but will of course do it at a convenient point much, much sooner.

         3.6.9 Oracle RDB

         Oracle RDB is Year 2000 Compliant.

         Applications which use Oracle RDB and exploit the DATE, or TIMESTAMP data types need have no concerns about their stored data when the year 2000 approaches. Oracle RDB stores the DATE (both SQL92 compliant and the VMS style) and TIMESTAMP containing the full year and century, and has done so since the first version which was released in 1984.

                               Issue:4.1.0.0.7                                15

Oracle Products and Year 2000 Compliance                           24 April 1998

         Oracle RDB implements the majority of the date/time functionality as specified in the SQL92 SQL standard. Date comparisons using these types will naturally be immune to the change in century. In fact dates up to the year 9999 can be stored and manipulated in an RDB database.

         3.6.10 Developer/2000 Client/Server Development Tools

         The Developer/2000 Client/Server Development Tool set is Year 2000 Compliant.

         Two special format masks for Text Items and Display Items are available
         - "RR" and "RRRR". These format masks implement the rules described above for the "RR" date format mask.

         The "RRRR" format mask allows a two digit year to be entered into a four-digit field and be automatically assigned to the correct century, dependent upon the rules described above for the "RR" date format mask.

         The reporting modules of Developer/20000 - Oracle Reports and Oracle Graphics are not really affected by the change in the century as they mainly retrieve data from the database which has the year stored in four-digit form. However, all facilities in these products that allow data manipulation in the database are Year 2000 Compliant.

         The Web Cartridge (Application Server for Developer/2000 Release 1.4W) is Year 2000 Compliant.

         3.6.11 Discoverer/2000 Client Reporting Tools

         The Discoverer/2000 Client/Server Reporting Tool set is Year 2000 Compliant.

         Both Oracle Data Query and Oracle Data Browser provide full compliance including the use of the "RR" year format mask for date data with a two-digit year component. Where either product is used to insert or update data in the database the appropriate century will be inserted when the "RR" format mask is used.

         3.6.12 Oracle OLAP Development and Analysis Tools

         All date-related functionality in Express Analyzer is reliant on Personal Express or Express Server. Therefore, the current production version of Express Analyzer is Year 2000 Compliant when used according to the documented instructions.

         Oracle Sales Analyzer Version 1.5 is Year 2000 Compliant. From Release 1.5 dates are stored in a four digit format.

         Oracle Sales Analyzer Release 1.5 will automatically upgrade databases created in earlier releases to use the four-digit year date format. All existing date values in the database, and all user defined objects (i.e., reports, graphs, custom measures, custom aggregates and saved selections), will be automatically upgraded to Release 1.5 format and will be usable in the year 2000. All calculations involving dates, including those that span 1999 and 2000, will be correctly handled. No intervention on the part of the DBA or the end-user will be required for the Release 1.5 upgrade or for handling the year 2000.

                               Issue:4.1.0.0.7                                16

Oracle Products and Year 2000 Compliance                           24 April 1998

         Releases before Release 1.5 will not be usable later than December 31st 1999. If Oracle Sales Analyzer Release 1.3 is used on 1st January 2000 or later, errors will occur during the catalog integration process during database start-up.

         Oracle Financial Analyzer Version (current version - 4.8.01) is Year 2000 Compliant.

         Oracle Financial Controller (current version 1.0) is Year 2000
         Compliant.

         EIS and Oracle Express Analyzer (Version 1.0) includes the following Year 2000 Compliant products:

         o     EIS DOS Version 4.5A
         o     EIS Windows Version 4.8
         o     EIS Windows Version 4.5A
         o     Oracle Express Analyzer Version 1.0

         However, during the installation process the current versions check the date of various DOS files and will not recognize "9x" as older than "00". This is an MS-DOS limitation in respect of file dates. Therefore, in the unlikely event that one of these versions are being installed after the Year 2000 then a workaround to this problem would be to temporarily set the system time back into the twentieth century while installing.

         The underlying Oracle Express technology is Year 20000 Compliant.

         Oracle Express Objects is Year 2000 Compliant from Version 2.0.

         3.6.13 Product has a Limited Calendar

         Will work and provide full compliance up until 2036.

         3.6.14 Oracle Power Objects

         Oracle Power Objects is Year 2000 Compliant. Where date data with a two-digit year component is used the appropriate century is calculated based upon the algorithms in the native operating system - namely Microsoft Windows. Eg. For Windows 95 this is similar to the algorithms used by Oracle for the "RR" year format, except that it takes plus and minus fifty years from "timenow" rather than the Year 2000 as in the Oracle algorithm.

         3.6.15 Oracle Core Applications

         From Release 10.7, Smart Client, both GUI and Character Mode versions (where available) are fully Year 2000 Compliant.

         With Release 10.7 reports and character-mode forms still display two-digit years in most cases. However, the two-digit years are assigned to the appropriate century using the "RR" format mask (refer to Section 3.6.2). All date fields in 10SC forms already support four-digit years. As of Release 10.7, all concurrent programs fully support both 20th and 21st century dates.

         Releases prior to Release 10.7 are not fully Year 2000 Compliant.

                               Issue:4.1.0.0.7                                17

Oracle Products and Year 2000 Compliance                           24 April 1998

         3.6.155 Oracle Financial Services Applications

         Form Release 3.5 the Oracle Financial Services Applications suite will be Year 2000 compliant. Although the Risk Manager application is able to forecast periodic buckets past the year 2099 the OFSA interface is not capable of displaying dates past 2099. Proper results for these calculations will be available in the results tables.

         3.6.16 Designer/2000 and CASE Products

         Designer/2000 provides full support where the generator's destination product has support for Year-2000 compliance. For example, when Developer/2000 modules are generated, full compliance is supported through the "RR" date format mask. When generating Visual Basic or C++ modules, compliance must be provided by the application developer/programmer. The most straight forward method of proving such compliance is by utilizing four-digit year fields.

         The date related audit columns on the base tables used by Designer/2000 are maintained by database triggers. Therefore, the database takes care of this issue. Designer/2000 simply displays date information. The presentation of all dates is determined by an ".ini" file variable (M.S. Windows 3.1) or a registry variable (M.S. Windows NT/95) and the default is DD Month YYYY. However, the user can, of course, change it.

         Furthermore, the process modeler does several calculations on dates to support its critical path analysis functionality. These calculations are done using M.S. Windows data type structures. This will not have any problems for the Year 2000 Date Change.

         3.6.17 Product and Platform Technologies

         MVS - there are several minor problems that IBM will fix before the end of 1996; no port-specific Oracle issues.

         Open Gateways - Providing that the target database stores dates using 4-digit years, the Open Gateway family of products will handle the Year 2000 correctly.

         Similar to Oracle7 Server and Oracle8 Server, the RR date format can be used against non-Oracle data to facilitate millennium support for applications that use 2-digit years. No application-level problems are expected due to Open Gateway issues, unless dates are stored in the non-Oracle database in INTEGER or CHARACTER fields (which is an application design issue).

         The Open Gateway documentation is being updated to include YEAR 2000 considerations for each supported target database.

                               Issue:4.1.0.0.7                                18

Oracle Products and Year 2000 Compliance                           24 April 1998

         Oracle Transparent Gateway for DB2

         The Oracle Transparent Gateway for DB2 - Installation and User's Guide from version 3.0.13 onward provides instructions for coding SQL statements appropriately to enter twenty-first century dates. This document provides specific instructions for dates in the 21st Century.

         Dates in the 21st Century

         There are two options for entering twenty-first century dates. However, to prepare for the twenty-first century, Oracle Corporation recommends you set the Oracle Server and gateway default to NLS_DATE_FORMAT parameter to a format including a four-digit year. Use one of these methods to enter twenty-first century dates:

         * use the TO_DATE function
              use any date format including a four character year field. Refer to the Oracle7 Server SQL Language Reference for the available date format string options.

         * use the NLS_DATE_FORMAT
              The NLS_DATE_FORMAT parameter defines a default format for Oracle explicit TO_DATE functions without a pattern and for implicit string to date conversions.

         It has always been documented in the DB2 Gateway manuals that the following NLS_DATE_FORMATs can be used without even having the DB2 Local Date Exit installed since these formats are naturally accepted by DB2. Oracle Corporation encourages customers to select the following date formats as their Oracle default date format when using the Oracle Transparent Gateway for DB2:

         DB2 Format                 Mask/Pattern                Example
         ISO/JIS                    yyyy-mm-dd                   1996-12-31
         USA                        mm/dd/yyyy                  12/31/1996
         EUR                        dd.mm.yyyy                  31.12.1996

         We recommend that customers do not install the DB2 Local Date Exit and establish one of the three date formats listed above as their Oracle default date format. This will ensure that customers are always required to provide a four-digit year and will reduce any confusion or ambiguity.

         Oracle Transparent Gateway for EDA/SQL

         The Oracle Transparent Gateway for EDA/SQL is fully year 2000 compliant assuming the target data source and EDA/SQL Server store and transfer dates using 4-digit years. Customers using the Oracle Transparent Gateway for EDA/SQL can acquire Year 2000 compliance commitments directly from Information Builders Inc. Oracle Corporation recommends that customer obtain Year 2000 compliance directly from the target data source vendor.

         Dates in the 21st Century

         There are two options for entering twenty-first century dates. However, to prepare for the twenty-first century, Oracle Corporation recommends you set the Oracle Server and gateway default to NLS_DATE_FORMAT parameter to a format including a four digit year. Use one of these methods to enter twenty-first dates:

         * use the TO_DATE function
              use any date format including a four character year field. Refer to the Oracle7 Server SQL Language Reference for the available date format string options.

         * use the NLS_DATE_FORMAT
              The NLS_DATE_FORMAT parameter defines a default format for Oracle explicit TO_DATE functions without a pattern and for implicit string to date conversions.

                               Issue:4.1.0.0.7                                19

Oracle Products and Year 2000 Compliance                           24 April 1998

Oracle Transparent Gateway for DB2/400

         The Oracle Transparent Gateway for DB2/400 - provides instructions for coding SQL statements appropriately to enter twenty-first century dates. This document provides specific instructions for dates in the 21st Century.

         Dates in the 21st Century

         There are two options for entering twenty-first century dates. However, to prepare for the twenty-first century, Oracle Corporation recommends you set the Oracle Server and gateway default to NLS_DATE_FORMAT parameter to a format including a four digit year. Use one of the these methods to enter twenty-first century dates.

         * use the TO_DATE function
              use any date format including a four character year field. Refer to the Oracle7 Server SQL Language Reference for the available date format string options.

         * use the NLS_DATE_FORMAT

              The NLS_DATE_FORMAT parameter defines a default format for Oracle explicit TO_DATE functions without a pattern and form implicit string to date conversions.

         Oracle Transparent Gateway for IBM DRDA

         The Oracle Transparent Gateway for IBM DRDA can provide full year 2000 compliance if the appropriate NLS_DATE_FORMATs are specified and the DB2 Local Date Exit is not used.

         VM-VM/ESA Version 2.2.0 introduces Year 2000 support. Full information is available from IBM Web Page:
         http://vmdev.gpl.ibm.com/year2000/. There are no port specific Oracle issues.

         3.6.18 Oracle Government Financials

         This product is fully Year 2000 Compliant from Release 10.7 (the current version). N.B. This product will soon be named "Oracle Public Sector Financials".

         3.6.19 Oracle US Federal Financials Localization

         This product is fully Year 2000 Compliant from Release 10.7 (the current version).

         3.6.20 Oracle UK Pubic Sector Financials Localization

         Fully Year 2000 Compliant with version 10.7.

         3.6.21 Oracle Public Sector Budgeting

         This product is Year 2000 Compliant in first release on version 10.7 release.

                               Issue:4.1.0.0.7                                20

Oracle Products and Year 2000 Compliance                           24 April 1998

Oracle Transparent Gateway for DB2/400

         3.6.22 Oracle Grants Management

         This product is Year 2000 Compliant in first release on version 10.7 release.

         3.6.23 Consumer Packaged Goods (CPG)

         CPG release 2.3 will be Year 2000 "FULLY COMPLIANT".

         3.6.24 Oracle Environmental

         The current version of this product is not fully Year 2000 Compliant. However, Oracle intends to provide full compliance in a forthcoming release (Release: 4.6, anticipated availability: Spring 1998).

         3.6.25 Oracle Health and Safety

         This product is fully Year 2000 Compliant.

         3.6.26 Oracle Energy Financials

         Release 3.2 is Year 2000 Compliant.

         3.6.27 Oracle Energy Upstream

         The following modules of this product set are fully Year 2000 Compliant from Version 3.2.5 (the current version):

         o     Base
         o     Revenue
         o     Market Accounting
         o     Production

         The following modules of this product are Year 2000 Compliant from Version 3.2.5 Joint Interest Billing,--Authorization for Expenditure,-- First Purchaser.

         Additional investigation will be required to understand the timetable for Year 2000 compliance for the ISP (Oracle Downstream) Application.

                               Issue:4.1.0.0.7                                21

Oracle Products and Year 2000 Compliance                           24 April 1998

         3.6.28 Oracle Clinical

         Release 3.1 is Year 2000 Compliant.

         3.6.29 Oracle Telecommunications

         The financial applications that will be enhanced with Telco specific functionality will appear in Release 11, and will be Year 2000 "FULLY COMPLIANT". Currently, the core financials are sold into these markets.

         3.6.30 Oracle Energy

         The Oracle Energy Application Solution Suite will be Year 2000 "FULLY COMPLIANT" with Release 3.2, which is currently in controlled production and scheduled for general release in the 4th quarter of 1997. All of the Energy Applications will be AOL compliant and compatible with the 10.7/Prod 16 applications. At this time we do not have an application solution suite that includes 3rd party applications. Our Revenue, Market Accounting, Production Allocation, JIB, AFE, Energy Extensions to the Financials will be Year 2000 "FULLY COMPLIANT".

         3.6.31 SQL*Plus

         DATE variables created using the ACCEPT command are stored as character strings. These variables can be seen using the DEFINE command. SQL*Plus script developers should make sure the stored character string is unambiguous by using a four (4) digit year format, that is, "DD-MON-YYYY".

         3.6.32 Discoverer Administration and User Edition

         With release 3.0.8 Discoverer satisfies all 5 criteria for full compliance with Year 2000, assuming that any specified dates have full YYYY specification.

         With release 3.1 Discoverer satisfies all 5 criteria for full compliance with Year 2000, even if years are specified with two digits
         (YY). Any date handling assumes that dates between 0-49 will be in the year 20xx, and any dates between 50-99 will assume the year 19xx.

                               Issue:4.1.0.0.7                                22

Oracle Products and Year 2000 Compliance                           24 April 1998

4.0      Product Compliance-MATURE PRODUCTS

         This section provides information on mature products.

         The products mentioned in this section are products that are known to be in use by some customers at the time of writing and are either no longer supported under Oraclemetals support or are due to removed from that category.

         Table 4.1 - Mature Products

         -----------------------------------------------------------------------------------------------------------
                                                 Version/
                   Product or Bundle              Release                Compliance            See Note
         -----------------------------------------------------------------------------------------------------------
         SQL*Forms Version 3.0 &                                       NOT COMPLIANT             4.2.1
         SQL*Menu Version 5.0
         -----------------------------------------------------------------------------------------------------------
         SQL*Forms Version 2.0/2.3                                     NOT COMPLIANT             4.2.2
         -----------------------------------------------------------------------------------------------------------
         SQL*ReportWriter Version 1.1                                  NOT COMPLIANT             4.2.3
         -----------------------------------------------------------------------------------------------------------
         SQL*Report Version 1.0 (RPT)                                  NOT COMPLIANT             4.2.4
         -----------------------------------------------------------------------------------------------------------
         Oracle Forms Version 4.0,                                     NOT COMPLIANT             4.2.10
         Oracle Reports 2.0 & Oracle
         Graphics 2.0 (CDE1)
         -----------------------------------------------------------------------------------------------------------
         Oracle RDBMS Version 6                                   PARTIALLY COMPLIANT (2)        4.2.5
         -----------------------------------------------------------------------------------------------------------
         Oracle Data Query Version 3.0                                 NOT COMPLIANT             4.2.6
         -----------------------------------------------------------------------------------------------------------
         Oracle Data Browser Version 1.0                              FULLY COMPLIANT            4.2.7
         -----------------------------------------------------------------------------------------------------------
         Oracle CASE/Dictionary Version 5.1                            NOT COMPLIANT             4.2.8
         -----------------------------------------------------------------------------------------------------------
         Oracle Core Applications Version 9                            NOT COMPLIANT             4.2.9
         -----------------------------------------------------------------------------------------------------------

         4.2 Notes on Mature Products

         4.2.1 SQL*Forms Version 3.0, SQL*Menu Version 5.0

         These products are not Year 2000 Compliant. However, a significant level of compliance can be achieved by the use of date fields incorporating a four-digit year component. If fields incorporating a two-digit year component are used, then in order to ensure that the appropriate century is used when saving new or changed date data to the underlying database a workaround using a trigger would be necessary that calls a user written procedure or function that applies the appropriate algorithm.

         A suggested workaround is:

         In SQL*Forms 3.0, do the following to the DATE field:

         1. Change the data type to DATETIME.
         2. Use the format mask DD-MON-YY.
         3. Create an  On-Validate-Field  trigger that does the  following:
            (N.B.  this code reformats the DATE field named hiredate).

                               Issue:4.1.0.0.7                                23

Oracle Products and Year 2000 Compliance                           24 April 1998

         DECLARE
              tempdate CHAR(9);
         BEGIN

              tempdate:= TO _CHAR(:hiredate, "DD-MON-YY");
              SELECT TO_DATE(tempdate, "DD-MON-YY")
              INTO:hiredate
              FROM dual;
         EXCEPTION
              WHEN VALUE_ERROR THEN
              MESSAGE ("invalid format DD_MON-YY");
              BELL;
              RAISE FORM_TRIGGER_FAILURE;
         END;

         Oracle Customer Support can provide Technical Bulletins that provides details of the use of the "RR" year format mask.

         4.2.2 SQL*Forms Version 2.3

         This product is not Year 2000 Compliant.

         4.2.3 SQL*ReportWriter Version 1.1

         This product is not Year 2000 Compliant.

         4.2.4 SQLl*Report (RPT) Version 1.0

         This product is not Year 2000 Compliant.

         4.2.5 Oracle RDBMS Version 6

         This product is partially Year 2000 Compliant. However, the only reason why it cannot be classified as fully compliant is due to the omission of a programmatic solution for defaulting the century when dates with a two-digit year element are used (i.e., the "RR" algorithm implemented in the Oracle7 Server and Oracle8 Server is not available in the Oracle RDBMS Version 6).

         Like the Oracle7 Server and Oracle8 Server, the Oracle RDBMS Version 6 DATE datatype stores date and time to a precision that includes a four-digit year and a time component down to seconds (typically "YYYY:MM:DD:HH24:MI:SS").

         4.2.6. Oracle DataQuery Version 3.0

         This product is not Year 2000 Compliant.

                               Issue:4.1.0.0.7                                24

Oracle Products and Year 2000 Compliance                           24 April 1998

         4.2.7 Oracle Data Browser Version 1.0

         Oracle Data Browser is Year 2000 Compliant.

         4.2.8 CASE/Dictionary Version 5.1

         This product is not Year 2000 Compliant.

         4.2.9 Oracle Core Applications Version 9

         This product is not Year 2000 Compliant.

         4.2.10 Oracle Forms 4.0, Oracle Reports 2.0 and Oracle Graphics 2.0
         (CDE1)

         These products are not Year 2000 Compliant. However, a significant level of compliance can be achieved - refer to the notes for SQL*Forms Version 3.0 and SQL*Menu Version 5.0 in Section 4.2.1.

                               Issue:4.1.0.0.7                                25

                                 AMENDMENT TWO
                                    to the
                           ORACLE ALLIANCE AGREEMENT
                                    between
                      SYSTEMS & COMPUTER TECHNOLOGY CORP.
                                      and
                              ORACLE CORPORATION



This document ("Amendment Two") amends the Oracle Alliance Agreement between Systems & Computer Technology Corporation. (the "Alliance Member") and Oracle Corporation ("Oracle") dated 5/31, 1998 (the "Agreement").

The Agreement is hereby amended as follows:

Service Bureau of Alliance Member

         A) In addition to the rights granted under the Agreement and its Addendums and notwithstanding any other provisions of the Agreement or Addendums, the Alliance Member shall have the nonexclusive, non-transferable right to allow subscribers of Alliance Member's Single Point Utility Service Bureau ("Subscribers") located in to access and use the Oracle Programs with the Alliance Member's Programs, set forth below, to perform billing functions defined under the Banner Customer Management System, subject to the terms and conditions of the Agreement, the Addendums and this Amendment 2. The following conditions shall apply:

              * Subscribers must maintain key business rules and rates in a relatively static environment as established in the initial implementation of the Alliance Member Programs.

              * Subscribers may access and manipulate customer account data.

              * If Subscribers access the Service Bureau via the internet they may have "read-only" access (for viewing and querying) and they may update applications to input data.

              * Subscriber may run standard reports as established in the initial implementation of the Alliance Member Programs.

              * Subscriber may create ad hoc reports against a set of data restricted to data included within the Alliance Member Programs.

 Oracle Programs                             Alliance Member Programs
 ---------------                             ------------------------
 Oracle Server - Enterprise Edition          BANNER Customer Management System
 Developer/2000
 Developer/2000 Server
 Programmer/2000
 Web Application Server

         B) Right of Access: Each Subscriber of Alliance Member shall have the right to access the Programs listed above, either remotely through a modem, or directly at the location of the applicable Designated System on which the Alliance Member has installed the applicable Programs. Prior to any use or access by the Subscribers to the Programs listed above, each Subscriber must execute a service bureau agreement with the Alliance Member that sets forth terms and conditions of use by such Subscriber. Such service bureau agreement will state that the license for use granted is not perpetual.

         C) Reporting: In addition to the reports required in Section 6 of the Agreement, the Alliance Member will report Service Bureau account volume to Oracle thirty (30) days after the last day of each month and provide payment of fees due to Oracle with such report. Payment of fees can be paid in aggregate. Alliance Member will be required to include the breakdown of usage by their utility customer.

         D) Pricing: Alliance Member will pay Oracle $7,500 annually as the Service Bureau License Fee in addition to the fees set forth below. The $7,500 annual fee will include the base software for the Oracle Programs and Bronze support. Alliance Member's financial obligations under the Agreement begin to accrue from the first month the accounts are in production. The pricing offered will be extended World Wide.

                  The following tiered usage pricing model will have a two (2) year licensing term. Oracle agrees to hold the price for individual Alliance Member subscriber accounts/contracts for up to five years unless Alliance Member changes the rates it charges its subscriber(s) during that time. (i.e. If Alliance Member maintains its rates with a subscriber for a three (3) year term, then Oracle will maintain its rates for a three (3) year term for that individual subscriber. If Alliance Member changes those rates, then Oracle will have the right to renegotiate the rates it charges.) The following break points on volume pricing are based on the aggregated subscribers accounts, the break points on volume pricing are:

                  1 - 99,999 accounts          @ $.06 per account per month
                  100,000 - 299,999 accounts   @  .05 per account per month
                  300,000 - 499,999 accounts   @  .045 per account per month
                  500,000 - 749,999 accounts   @  .04 per account per month
                  750,000 - 999,999 accounts   @  .035 per account per month
                  1 Mil. accounts or above     @  .03 per account per month

The following sets forth an example of how Oracle expects pricing on accounts to occur:

                  Number of accounts = 100,000
                  Fee = .05/account/month
                  Monthly Cost = $5,000

In addition to the account fees described above, Oracle will credit the $20,385 already paid (SCT PO#006472-00) toward current charges.

         E) Support: Oracle will provide Bronze Support to the Alliance Member; however, Alliance Member will provide the first line of support to the Service Bureau Subscribers. Pricing for support shall be as follows:

                  Oracle will receive $1,800 in support fees per Subscriber of the Alliance Member per year. In addition, Oracle will receive the following fees based on the number of Subscriber
                  Accounts:

                  The following tiered usage support pricing model will have a two (2) year licensing term. Oracle agrees to hold the price for individual Alliance Member subscriber accounts/contracts support for up to five (5) years unless Alliance Member changes the rates it charges its subscriber(s) during that time. (i.e. If Alliance Member maintains its rates with a subscriber for a three (3) year term, then Oracle will maintain its rates for a three (3) year term for that individual subscriber. If Alliance Member changes those rates, then Oracle will have the right to renegotiate the rates it charges.) The following break points on volume pricing are based on the aggregated subscribers accounts, the break points on volume pricing are:


                  1 - 99,999 accounts          @ $.0114 per account per month
                  100,000 - 299,999 accounts   @  .0095 per account per month
                  300,000 - 499,999 accounts   @  .0086 per account per month
                  500,000 - 749,999 accounts   @  .0076 per account per month
                  750,000 - 999,999 accounts   @  .0067 per account per month
                  1 Mil. accounts or above     @  .0057 per account per month



Subject to the modifications herein, the Agreement shall remain in full force and effect.

The Effective Date of this Amendment Two is 5/31, 1998.



SYSTEMS & COMPUTER                      ORACLE CORPORATION
TECHNOLOGY CORPORATION

By: /s/ Mike Chamberlain                By: /s/ Jeffrey M. Rosado
   -----------------------------            ------------------------------------


Name: Mike Chamberlain                  Name: Jeffrey M. Rosado
     ---------------------------              ----------------------------------


Title: President                        Title: Manager, Alliances Sales Support
      --------------------------              ----------------------------------

[GRAPHIC OMITTED]

                         FULL USE SUBLICENSE ADDENDUM

This document (the "Addendum") is between Oracle Corporation ("Oracle") and the Alliance Member and shall be governed by the terms of the Oracle Alliance Agreement between the Alliance Member and Oracle effective 5/31, 1998
(the "Agreement") and the terms set forth below.

1.       PROGRAM DISTRIBUTION
1.1      Sublicense of Programs and Terms
              The Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs which are available in production release and listed on Oracle's Price List in effect at the time the Programs are ordered from Oracle to Sublicense to a Sublicensee; provided, however, the Alliance Member shall have no right to Sublicense any Programs designated as Oracle Applications Programs, Oracle Express Programs, Limited Production Programs, or other Programs specified by Oracle from time-to-time without the prior written consent of Oracle. The Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs for use on Designated Systems in conjunction with the Integrated System to Sublicensees. Each copy of the Full Use Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a single Designated System limited to a maximum number of Users.
              To acquire Programs for Sublicensing to Sublicensees, the Alliance Member shall order such Programs from Oracle. Each order shall specify the applicable Programs, maximum number of Users, computer/operating system configuration, fees, shipping location, and any other information required by Oracle for processing the order. Orders for Trial Sublicenses shall be clearly marked on the face of the Order Form.
1.2      Distribution under Oracle Agreement
              In addition to the Sublicense rights specified in Section 2.3.A of the Agreement and notwithstanding the terms of such Section and
         Section 2.3.B of the Agreement, the Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs in conjunction with the Integrated System to Sublicensees under a standard Oracle Software License and Services Agreement in lieu of Sublicensing the Programs under a written Sublicense agreement.
              The Alliance Member may submit orders for Sublicenses to Oracle for its acceptance.
              With each such order, the Alliance Member shall submit a standard Oracle Software License and Services Agreement executed by the applicable Sublicensee, or shall reference on such order that the Programs will be licensed to the Sublicensee subject to an existing license agreement effective between the Sublicensee and Oracle (the "Oracle Agreement"). In addition, as part of the Oracle Agreement, the Alliance Member shall obtain the Sublicensee's written agreement that the ordered Programs and services are subject to the terms and conditions of the Oracle Agreement.

              If the Sublicensee is a federal agency, the Alliance Member shall submit with each such order a written document executed by an authorized Sublicensee contracting officer which contains the following provision: "This is an open market order placed pursuant to terms identical to the terms and conditions of Oracle's General Services Administration (GSA) Schedule A Contract for Oracle Programs current as of the order date, with the exception of the maximum order limitations, discounts, maintenance, training units and other discounts specific to the applicable Oracle GSA Schedule. No other pre-printed or reference terms and conditions shall apply." This written document shall be deemed the applicable Oracle Agreement.
              For orders which include only shrinkwrapped Oracle Programs, the Oracle Agreement may consist of a written obligation by the Sublicensee to use the Programs under the terms of the shrinkwrap license agreement.
              The Alliance Member shall indemnify Oracle for any claims, damages, or losses arising from failure to obtain any Oracle Agreement.
              If the order specifies that the Programs are to be delivered to the Alliance Member, the Alliance Member shall have the right to re-deliver the Programs with their original packaging to the applicable Sublicensee.
1.3      Full Use Programs
              For the purposes of this Addendum, "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact.
1.4      Value-Added Package
              For the purposes of this Addendum, "Integrated System" shall mean the hardware and software products having Value-Added which are developed, sold, and/or licensed with the Programs to a Sublicensee by the Alliance Member to satisfy such Sublicensee's internal business requirements and objectives. For purposes of the Agreement, the Integrated System will be regarded as the Alliance Member's Value-Added Package which is described in the attached Value-Added Attachment. The Integrated System shall be regarded as "Value-Added" if the following materials are provided as part of the Integrated System by the Alliance Member: (a) non-Oracle developed software; (b) customized programming or customized consulting; or (c) other computer products or components.

1.5      Trial Sublicenses
              The Alliance Member shall be entitled to grant, at no charge, up to ten (10) temporary Trial Sublicenses of the Programs at any one time. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed thirty (30) days. The Alliance Member shall pay Oracle Sublicense fees for any Trial Sublicenses in excess of thirty (30) days. Each such Trial Sublicense shall be Sublicensed under a Sublicense agreement which provides for such trial use or under an Oracle Trial License Agreement, as the applicable Oracle Agreement.
1.6      No Distributors
              the Alliance Member's right to market and grant Sublicenses of Full Use Programs hereunder shall be limited to the Alliance Member only. The Alliance Member shall not appoint any third party to distribute the Programs without Oracle's prior written consent.
1.7      Documentation
              Oracle shall deliver one copy of the applicable Documentation with each order of Programs for Sublicensing to Sublicensees.
2.       SUBLICENSE FEES
2.1      Sublicense Fees and Rate
              For each copy of the Programs Sublicensed by the Alliance Member, the Alliance Member agrees to pay Oracle a Sublicense fee equal to sixty percent (60%) of the applicable license fee for each such Program, as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed to a Sublicensee. The Sublicense fee shall be calculated effective on the date of the Sublicense, which shall be the date the Programs are shipped by Oracle or the effective date of the order to Oracle for such Programs, if no shipment is required.
              Fees for Sublicense of Programs shall be due and payable thirty
         (30) days from the invoice date. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.
              On or after each anniversary during the Term of this Addendum, Oracle may amend the Sublicense fee percentage rate set forth above based on Oracle's then-current standard Sublicense fee percentage rate schedule and the actual amount of Sublicense fees received by Oracle hereunder.
2.2      Price List
              As set forth in the Agreement, the applicable Price List for determining Sublicense fees shall be the standard Price List in effect at the time the Program is Sublicensed to a Sublicensee. However, pricing for any federal agency, pursuant to terms and conditions identical to the terms and conditions of Oracle's GSA Schedule A Contract for Oracle Programs current as of the order date, shall be based on Oracle's published GSA Price List.
              Notwithstanding any other provision of this Agreement, if the Alliance Member issues a written Sublicense quote and such quote is accepted by the applicable Sublicensee, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the fee applicable to the Programs identified in the quote shall be based on the Price List in effect on such date.

2.3      Users
              The fees for Sublicense of a Program shall be based and priced on the applicable User Level for the maximum number of Users for such Program, as specified in the Price List. The Alliance Member shall have the right to Sublicense on any User basis specified in the Price List in effect at the time the applicable Program is Sublicensed to a Sublicensee.
3.       TERM
              This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for three (3) years (the "Term"), unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of terms and fees.
4.       TERRITORY
              The Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs in the United States only (the "Territory").
5.       TECHNICAL SUPPORT
5.1      Technical Support for Sublicensees
              A Sublicensee may acquire Technical Support services for Full Use Programs Sublicensed under this Addendum from Oracle at Oracle's standard rates and fee in effect at the time such Technical Support services are ordered under an Oracle Technical Support Services Agreement or Oracle Agreement, as applicable.
5.2      Technical Support Fees
              Oracle agrees that the Alliance Member shall have the right to offer Oracle annual Technical Support services to Sublicensees in the United States that are currently acquiring Full Use Programs. The Alliance Member shall only offer Oracle Technical Support services with respect to the initial first year of Technical Support for a Sublicensed Program. The Alliance Member shall only offer Oracle annual Technical Support services to a Sublicensee provided that:
         A. Oracle receives from the Sublicensee an executed, standard Oracle Technical Support Services Agreement, Oracle Agreement, or other terms to govern the Technical Support services as agreed to in writing by Oracle and the Sublicensee;
         B. The Full Use Programs are currently Sublicensed by the Alliance Member;
         C. The Alliance Member pays Oracle its required Sublicense fee for the applicable Sublicensed Programs as provided under the Agreement, and the Alliance Member pays Oracle the applicable Technical Support services fees as set forth herein in advance;
         D. The Alliance Member's Sublicense of the Full Use Programs coincides with the agreement to provide Technical Support Services for such Programs; and
         E. The net Technical Support services fees represent new Technical Support revenue to Oracle.

              The Technical Support services fees payable by Alliance Member as provided above shall be Oracle's standard rates for such services as provided under the Price List in effect at the time the Technical Support services are ordered, discounted by ten percent (10%).
6.       SUBLICENSE REPORTS
              With each order for Programs for Sublicense to a Sublicensee, the Alliance Member shall send Oracle a report detailing for each Sublicensed Full Use Program: Sublicensee name, address, make/model and operating system of the Designated System, Full Use Programs, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, total Program fees and Technical Support Fees due to Oracle, and specific descriptions of the Integrated System and Value-Added.
7.       ADDITIONAL LICENSES
              During the Term, the Alliance Member may order production release versions of Oracle off-the-shelf Programs available as production release as of the Effective Date of this Addendum and listed on the Price List in effect as of such date. The license fee for Development Licenses shall be equal to Oracle's standard list license fees in effect when an order is placed. The Alliance Member shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Alliance Member. The Alliance Member may obtain Technical Support services from Oracle for such Programs under Oracle's applicable Technical Support fees and policies in effect when such services are ordered.


The Effective Date of this Addendum shall be 5/31/1998.


Executed by the Alliance Member:                    Executed by Oracle Corporation:

Authorized Signature: /s/ Mike Chamberlain          Authorized Signature: /s/ Jeffrey M. Rosado
                      -----------------------                             -----------------------

Name: Mike Chamberlain                              Name: Jeffrey M. Rosado
      ---------------------------------------             ---------------------------------------


Title: President                                    Title: Manager, Alliances Sales Support
       --------------------------------------              --------------------------------------
</

ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA  94065
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation.
7-97

                                 AMENDMENT ONE
                                    to the
                         FULL USE SUBLICENSE ADDENDUM
                                    To the
                           ORACLE ALLIANCE AGREEMENT
                                    between
                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
                                      and
                              ORACLE CORPORATION



This document ("Amendment One") amends the Full Use Sublicense Addendum between Alliance Member and Oracle dated 5/31, 1998 (the "Addendum"). The Addendum and this Amendment One are governed by the Oracle Alliance Agreement between the Alliance Member and Oracle dated 5/31, 1998 (the "Agreement").

The Agreement and the Addendum is hereby amended as follows:

1.       In Section 1.1, add the following to the end of the first sentence:

         "such consent shall not be unreasonably withheld. Oracle will provide sixty (60) days notice of such action unless as otherwise required by law."

2. Delete the second paragraph of Section 1.2 and replace it with the following:

         "The Alliance Member may submit orders to Oracle for Sublicenses to be granted under a standard Oracle Agreement for its acceptance."

         At the beginning of the sixth paragraph of Section 1.2 add the following:

         "In the event that the Alliance Member does not use an order form that specifies that the Sublicensee is acquiring its license to the Programs pursuant to the terms and conditions of an Oracle Agreement, then the"

3. In Section 1.4, the last line before clause "c", replace the word "and" with the word "or".

4. In the second and third sentences of Section 1.5, delete the words "thirty (30)" and replace them with the words "ninety (90)".

5. Delete the last paragraph of Section 2.1 in its entirety.

6. Delete the second paragraph of Section 2.2 and replace it with the following:

         "In addition, the terms of Section 8.14 (Price Protection) of the Agreement shall be incorporated by reference as if fully set forth herein."

7. In Section 3, replace "three (3) years" with "five (5) years" and after "Effective Date", add the following "except for the pricing term for Sublicense fees set forth in Section 2.1 above,"

         Add the following as a new second sentence:

         "Oracle will provide Alliance Member with six (6) months prior written notice before the end of year three (3) and six (6) months before the end of year four (4) of its intention (if any) to increase the Sublicense Fees for year four (4) and year five (5) of the Term of this Addendum."

8. Delete the wording in Section 4 and replace it with the following:

                  "The Alliance Member shall have the right to market and grant Sublicenses of Programs with the Integrated System in all countries worldwide (the "Territory"), subject to the terms of this Section.
                  Oracle may from time to time deny the Alliance Member the right to Sublicense in certain countries in the Territory in order to protect Oracle's interests if, in the reasonable opinion of Oracle's counsel, such countries (i) do not provide adequate protection for Oracle's proprietary rights through copyright, trade secret, patent, or other laws; or (ii) have laws or regulation or the government has committed acts which in the opinion of Oracle's counsel, are injurious to Oracle's interests in the Programs. Such restriction shall apply to all members of Oracle's Alliance Program. In the event that Oracle does place a restriction on certain countries in the Territory, Oracle will allow the Alliance Member to complete any business transaction it has with such restricted country within sixty
         (60) days of such notification.
                  The Alliance Member acknowledges that the Programs are subject to export controls imposed on Oracle and the Alliance Member by the U.S. Export Administration Act, United States Departments of Commerce, Treasury, and State regulations and directives, and other United States law ("Export laws"). The Alliance Member certifies that neither the Programs nor any direct product thereof are (i) exported, directly or indirectly, in violation of Export laws; or (ii) are intended to be used for any purposes prohibited by the Export laws, including, without limitation, nuclear, chemical, or biological weapons proliferation. Furthermore, the Alliance Member shall not transfer the Programs outside of the territory for which the Alliance Member has Sublicense rights under this Agreement.
                  The Alliance Member warrants that it will not grant Sublicenses in or ship any Programs to a country until it has completed all necessary government formalities in such country and upon reasonable request by Oracle, the Alliance Member provides evidence of completion of such formalities to Oracle. The Alliance Member will indemnify Oracle for any losses, costs, liability, and damages incurred by Oracle as a result of a failure by the Alliance Member to comply with the necessary government requirements in any country. The obligations under this Section shall survive the expiration or termination of this Addendum. Upon Oracle's reasonable request, the Alliance Member shall make records available to Oracle to allow to confirm the Alliance Member's compliance with this Section."

9. In Section 5.1, after the words "Technical Support services" insert the following:

         ", as stated in Section 1.8 of the Agreement,

10. Delete the body of Section 7 in its entirety and replace with the following:

         "The Alliance Member shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Alliance Member."

11. Add the following new Section at the end of Section 7:

         "8. Relationship Development Fund
         During the Term of this Addendum, Oracle may maintain a Relationship Development Fund (the "Relationship Development Fund") in amounts to be determined and agreed to by the parties in writing on a case by case basis, provided that in no case shall such amounts exceed a maximum of ten percent (10%) of the net license fees Oracle receives from Programs directly licensed by Oracle to end-users in the Territory as a direct result of the Alliance Member's marketing efforts. The calculation of such net license fees shall not include Programs Sublicensed by the Alliance Member under the Agreement. Oracle shall allocate credits into the Relationship Development Fund only if:

         1. Oracle obtains from the end-user an Oracle Software License and Services Agreement, or other terms to govern the applicable software license as agreed to in writing by Oracle and the end-user;
         2. The Alliance Member provides to Oracle a completed Prospect Form which is accepted in writing by Oracle at least five
                  (5) days prior to the date of license of the applicable Programs, and the end user pays Oracle all required license fees. Each Prospect Form shall remain in effect for ninety
                  (90) days from the date of acceptance by Oracle;
         3. The Alliance Member's marketing efforts preceded the license grant from Oracle; and
         4. The end user pays Oracle for the applicable software licenses, and the net license fees paid to Oracle by the end user represents new revenue to Oracle.

                  The amount of money allocated to the Relationship Development Fund shall be calculated based only on net fees for perpetual software licenses as specified in the Prospect Form, and shall not be based on Technical Support fees or fees for other services or products provided to the end-user by Oracle. Oracle reserves the right to withhold credit to the Relationship Development Fund due to non-collectability of revenues from the end-user or if the Alliance Member employs marketing practices not approved by Oracle. A copy of the Prospect Form is attached hereto as Exhibit A. The parties hereby agree that Oracle shall allocate any and all applicable sums to the Relationship Development within thirty (30) days of receipt of the net license fees from the end-user.

                  Oracle shall apply the credits in the Relationship Development Fund towards reimbursing the Alliance Member for the cost of trade shows, demonstration equipment, joint seminars, marketing materials, collateral, product brochures, Oracle Education, Oracle Services, Oracle Design and Migration Services and any other marketing expenses which, in Oracle's judgment, are reasonably related to the license of Oracle Programs in conjunction with the sale of the Alliance Member's products and services. Prior to receiving credit for such expenses, the Alliance Member shall submit to Oracle, for its acceptance, an RDF Claim Form explaining the activity or service for which the Alliance Member is seeking funding. Oracle reserves the right, and its sole discretion, to refuse or reject any request for funding from the Alliance Member's Relationship Development Fund. Upon termination or expiration of the Addendum, any unused credits in the Relationship Development Fund shall be forfeited to Oracle."

Subject to the modifications herein, the Addendum and the Agreement shall remain in full force and effect.

The Effective Date of this Agreement One is 5/31, 1998

SYSTEMS & COMPUTER                 ORACLE CORPORATION
TECHNOLOGY CORPORATION

By: /s/ Mike Chamberlain               By: /s/ Jeff M. Rosado
    ------------------------               -----------------------
Name:  Mike Chamberlain                Name:  Jeffrey M. Rosado

Title:  President                      Title:  Manager, Alliances Sales Support

                            VALUE-ADDED ATTACHMENT

Description of Integrated System:

                  SCT Education Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

Banner2000(TM)

Banner2000 Student -- This solution fuses administrative and academic functions for a complete business solution. Users focus on enrollment management objectives, while prospects, students, and faculty enjoy secure access to their information to apply, register, pay, grade, and advise. Banner2000 Student features these key modules: Course Catalog, Class Schedule, General Person, Events Management, Faculty Load, Recruiting, Admissions, General Student, Registration, Location Management & Housing, Accounts Receivable, Academic Records/Transfer Articulation, Degree Audit.

Banner2000 Finance -- Higher education needs a fund accounting solution that supports Generally Accepted Accounting Principles (GAAP) as defined by FASB and GASB. The economic environment places increased emphasis on cost containment, research accounting, and grant funding. Banner2000 Finance was designed exclusively for this unique environment. Its embedded workflow management, simplified reporting, and executive query tools manage day-to-day financial operations and free users to access and analyze critical financial information. The key modules of Banner2000 Finance include General Ledger, Fixed Assets, Purchasing, Cost Accounting, Accounts Payable, Accounts Receivable, Stores Inventory, Investment Management, and Budget Development.

Banner2000 Financial Aid -- With Banner2000 Financial Aid, institutions stay ahead of the regulatory curve to take advantage of the electronic transfer of information. SCT's ongoing support of industry initiatives lets institutions choose how to manage financial aid, streamline financial aid operations, and meet enrollment objectives. Banner2000 Financial Aid includes these integrated functions: Applicant Record Creation, Funds Management, Requirements Tracking, Disbursement, Budgeting, Loan Processing, Need Analysis, Verification, Student Employment, Award History/Transcripts, EDE, Reporting, and Packaging.

Banner2000 Human Resources/Payroll -- In higher education, human resources administration is more than payroll, employment, compensation, and benefits. Position control, tenure, deferred pay, work-study, and regulatory requirements further define information system needs. Banner2000 Human Resources/Payroll addresses the complexities of higher education in the context of core human resources functions and adds value to the institution's business with built-in workflow. Its 11 comprehensive modules include Applicant Tracking, Position Management, Employment Administration, Personnel Services Budgeting, Compensation Administration, Time & Attendance Reporting, Employee Relations Administration, Payroll Calculation, Payroll Adjustments & History, Health & Safety Administration, and Benefits Administration.

Banner2000 Alumni/Development -- This solution gives the institution a rich repository of information about constituents, from their days as students to their lives today, for building strong and lasting relationships, mining institutional gold, and competing successfully for dollars. Its key modules include Constituents, Prospect Management, Organizations, Solicitor Organization, Membership, Campaigns, Events, Designations, and Gift & Pledge Processing.

Loan Management System -- SCT's Loan Management System gives institutions the confidence to adhere to federal regulatory and due diligence requirements, eliminate the high costs associated with third-party servicers, and increase collections. LMS serves as the central repository for the institution's loan, consolidated billing, and collection data. Developed specifically for higher education administrators, the system offers timely billing and complete due diligence capabilities, helping institutions lower default rates, significantly reduce collection costs, and increase annual collections by as much as 20 percent. LMS can be fully integrated with Banner2000(TM) systems to minimize record keeping and add a level of efficiency and data integrity while activating security levels to protect confidential information.

Banner2000 CAPP(TM) -- This curriculum, advising, and program planning solution offers flexible student tracking toward a degree, certificate, or diploma. Banner2000 CAPP gives users freedom in defining academic requirements online and evaluating academic progress.

Banner2000 Web for Students -- Banner2000 Web for Students delivers timely information in a way that today's students and prospects know and love. Using hypertext links to navigate system screens, students gain self-service access to course catalogs, class schedules, online registration, grades, admissions, account balances, financial aid, address verification, and transcripts. It provides students with secure World Wide Web access to information in a familiar format.

Banner2000 Web for Faculty & Advisors -- This solution puts information on instructional activities in the hands of those responsible for managing the process. Using hypertext links to navigate system screens, faculty and advisors gain self-service access to mid-term and final grading, course rosters and waitlists, student registration, biographic information, campus directories, faculty schedules, employment history, course catalog, and class schedules. Banner2000 Web for Faculty & Advisors enables faculty to grade and advise on their own schedules -- on campus or at home -- with easy, secure access to the administrative data they need.

Banner2000 Web for Employees -- This solution goes beyond enabling users to elect benefits for open enrollment. Using hypertext links to navigate system screens, employees and job applicants can accomplish these HR tasks and more: update tax exemption information, benefits, directory profiles, and miscellaneous biographic information; and view payroll and job history, paychecks/direct deposit stubs, leave history, year-end tax statement, and flexible spending account activity. Banner2000 Web for Employees transforms employees into a virtual HR staff.

Banner2000 Web for Executives -- Banner2000 Web for Executives is the source of strategic information for the enterprising executive. It provides key benchmarking data about the institution's performance for analyzing internal practices, measuring effectiveness of business processes, assessing costs of current activities, and comparing data with general trends across the industry. A one-stop shop for all executive-level information, Banner2000 Web for Executives furnishes key performance indicators (KPI), or detailed lists of measurements that the institution considers vital to monitoring and evaluating strategies. Using familiar, intuitive Web technology, executives view KPIs tailored to the institution's requirements.

Banner2000 Web for Alumni -- With Banner2000 Web for Alumni, constituents can access the Banner2000 administrative database through the World Wide Web. This removes staff from the burden of answering routine questions via phone and mail, and frees them to focus on more strategic activities that promote the institution. At the same time, constituents enjoy an easy, efficient connection to all the functions they need to become and remain regular contributors to the institution: communications, membership, events, career opportunities, voluntary support, and volunteer opportunities.

Banner2000 Voice Response -- This solution enables institutions to reach out to their customers and provide improved services, without increasing staff. With Banner2000 Voice Response (VR), students can check their admissions status, register for courses, and inquire about their financial aid--all by themselves, at any time of day or night, from any Touch-tone phone. Banner2000 VR Student and Banner2000 VR Financial Aid are integrated solutions for direct student access to information and transactions. They provide consistent answers to students' questions, eliminate long waiting lines, reduce data entry time, and provide an additional level of service to students.

Banner2000 Kiosk -- This solution provides a service center or help desk in highly traveled places on or off campus -- for example, the student union or a popular shopping mall. Students can walk up to the kiosk and get answers to their questions at any time, day or night. They gain access to information about admission and decision status, financial aid awards, course availability, registration, account balances and payment options, schedules, grades, transcripts, and campus maps.

EDI.Smart(TM) -- This solution is available today and is in production on college and university campuses. It offers full EDI translation-level support for more than 270 transaction sets and supports standalone systems, LANs, Internet FTP and SMTP protocols, and EDIFACT standards. Also, EDI.Smart includes a Wizard to simplify creation of external interfaces. A desktop computer-based solution, EDI.Smart runs with any SCT Education Systems administrative software. Developed to expedite a range of activities, EDI.Smart supports ANSI ASC X12 standard transaction sets, including academic transcripts, enrollment certification, applications for admission, and purchase orders.

Strategic Enrollment Management -- Strategic Enrollment Management -- and the SAS(R) engine that serves as its foundation -- summarizes and transforms Banner2000(TM) data to support both point-in-time and longitudinal analysis. Users explore and identify critical trends for the institution, model critical business relationships, forecast outcomes based on history, evaluate options, and take action. No other product puts the pieces together as completely and as quickly as Strategic Enrollment Management. And no other product provides such an easy window to information-centric analysis and planning.

Banner Object:Access(TM) -- This solution provides application -independent, ststandardized business logic so that the information requested is exactly what is delivered through the user's choice of access method. The Banner Object:Access architecture presents information in functional categories for effective reporting.

SCT Aspire(TM) for Banner2000 -- An integrated distance education solution, SCT Aspire for Banner2000 incorporates best practices in electronic student services and distance education as well as online registration, course deliver and management, advising, and skills/competency assessment capabilities. The foundation of this solution's architecture is Banner2000 and its net-centric, enterprise-wide business processes.

Banner2000 Imaging for Student -- This solution enables users across the enterprise to streamline work processes by scanning, annotating, reviewing, and filing documents electronically. Banner2000 Imaging for Student supports admissions, registration, faculty, and billing functions. All popular scanning devices are supported.

Banner2000 Imaging for Finance -- With this solution, users in accounts payable can query finance imaging records utilizing search fields and database functions. They can review or annotate images, add documents to the imaging system, and electronically file documents into finance folders. All popular scanning devices are supported.

Banner2000 Imaging for Financial Aid -- This solution speeds and streamlines the decision-making process within financial aid administration by enabling users to scan financial aid documents such as award letters, tax returns, institutional applications, verification worksheets, and loan applications. With Banner2000 Imaging for Financial Aid, users can query records by utilizing search fields and database functions. They can review and annotate images as well as add documents to the imaging system. All popular scanning devices are supported.

Banner2000 Imaging for Human Resources -- Banner2000 Imaging for Human Resources is one more step toward maximizing employee empowerment and self-service. Department search committees, for example, can scan resumes, attach the scanned document to a Banner2000 applicant, and route to faculty. Supervisors can find the same convenience in handling performance reviews. All popular scanning devices are supported.

Banner2000 Imaging for Alumni/Development -- With Banner2000 Imaging for Alumni/Development, users streamline development operations by querying records, reviewing images, annotating online documents, and filing document electronically. All popular scanning devices are supported.

SCT Workflow -- This solution automates, simplifies, measures, directs, and manages the flow of information through the enterprise. It effectively teams processes, information, and people by offering key advantages: effective dating, a graphical business process modeler, metrics, and access from SCT's popular "Web for . . . " products.

Plus2000(TM)

Plus2000 Student Information System (SIS) -- Plus2000 SIS is the proven and informed choice to support student information management. It features nine key modules: Shared Components, Admissions, Registration, Student Records, Billing/Receivables, Degree Audit & Advising (On Course), Housing, Voice Response, and Financial Aid Management. Plus2000 SIS gives institutions unparalleled advantages in records processing and strategic management. It enables users to quickly process and provide grades and use up-to-the-minute data to effectively counsel students. The system's special On Course(TM) feature improves advisory capabilities, and its Financial Aid Management (FAM) module automates the entire financial aid process.

Plus2000 Financial Aid Management (FAM) --FAM interfaces with the Plus2000 SIS Billing, Admissions, and Student Records modules. Also, incorporated into the FAM module is the College Scholarship Service's (CSS(R)) Packaging Aid Resource System (PARS), and Institutional Need Analysis System (INAS). To support enrollment objectives, SCT also provides an annual Early Financial Aid Release, for Early Decision Processing, and the CSS PROFILE(TM). Annual regulatory updates for FAM and CSS keep you up-to-date in support of your compliance requirements. With FAM, institutions gain assurance of efficient operations and effective service levels in the following areas of financial aid processing: Establishing financial aid funds, processing aid applications, tracking document requirements, establishing student budgets, awarding aid, authorizing disbursements, monitoring student eligibility, verifying application data, processing special funds, and fund management & reporting.

Loan Management System -- This solution gives institutions the confidence to adhere to federal regulatory and due diligence requirements, eliminate the high costs associated with third-party servicers, and increase collections. LMS serves as the central repository for the institution's loan, consolidated billing, and collection data. Developed specifically for higher education administrators, the system offers timely billing and complete due diligence capabilities, helping institutions lower default rates, significantly reduce collection costs, and increase annual collections by as much as 20 percent.

Plus2000 Financial Records System (FRS) -- Plus2000 FRS enables institutions to achieve superior cash management by helping them track cash resources and manage assets with maximum efficiency. Plus2000 FRS maintains software in compliance with FASB and GASB guidelines. Institutions can use Plus2000 FRS alone or integrated with the Plus2000 Human Resources System for an added level of efficiency, productivity, and data integrity. Plus2000 FRS provides five key modules: Financial/Grant Accounting, Purchasing, Fixed Assets, Accounts Payable, and Budget Development.

Plus2000 Human Resources System (HRS) -- Plus2000 HRS features six comprehensive modules: Position & Budget Control, Benefits & Deductions Management, Payroll Processing, Personnel Management, Labor Distribution & Accounting Control, and Applicant Tracking/Processing. Plus2000 HRS provides a wide array of applicant-tracking features that enable institutions to automatically match an applicant's skills to a position's requirements. With Plus2000 HRS, users can administer and report on institutional practices and policies in the key areas of employment, compensation, benefits, and position control/budgeting. Comprehensive payroll components of Plus2000 HRS provide flexibility for timely and accurate payrolls of any size, whether users are producing checks, complying with tax and other regulatory requirements, or meeting multiple payroll schedules simultaneously.

Plus2000 Alumni/Development System (ADS) -- SCT's Plus2000 Alumni/Development System (ADS) offers superior control of giving and development programs by helping institutions build a constituency, cultivate relationships, plan and monitor campaigns, and conduct fund accounting, pledge tracking, and gift processing. Plus2000 ADS, the proven and informed choice to support institutional advancement, features six key modules: Constituent Management; Relationship Cultivation; Campaign Management; Membership Management; Pledge, Payment, Gift Management; and Financial History.

Plus2000 Web for Students -- Plus2000 Web for Students delivers timely information in a way that today's students and prospects know and love. Using hypertext links to navigate system screens, students gain self-service access to: course catalogs, class schedules, online registration, grades, admissions, account balances, financial aid, address verification, and transcripts. It provides students with secure World Wide Web access to information in a familiar format.

Plus2000 Web for Faculty & Advisors -- This solution puts information on instructional activities in the hands of those responsible for managing the process. Using hypertext links to navigate system screens, faculty and advisors gain self-service access to final grading, course rosters and waitlists, student registration, biographic information, campus directories, faculty schedules, course catalog, and class schedules. Plus2000 Web for Faculty & Advisors enables faculty to grade and advise on their own schedules
-- on campus or at home -- with easy, secure access to the adadministrative data they need.

Plus2000 Web for Employees -- This solution goes beyond enabling users to elect benefits for open enrollment. Using hypertext links to navigate system screens, employees and job applicants can accomplish these HR tasks and more: update tax exemptions; view deductions, earnings, pay stubs, job history, paychecks, and leave balances; and update biographic information. Plus2000 Web for Employees transforms employees into a virtual HR staff.

Plus2000 Web for Executives -- Plus2000 Web for Executives is the source of strategic information for the enterprising executive. It provides key benchmarking data about the institution's performance for analyzing internal practices, measuring effectiveness of business processes, assessing costs of current activities, and comparing data with general trends across the industry. A one-stop shop for all executive-level information, Plus2000 Web for Executives furnishes key performance indicators (KPI), or detailed lists of measurements that the institution considers vital to monitoring and evaluating strategies. Using familiar, intuitive Web technology, executives view KPIs tailored to the institution's requirements.

Plus2000 Web for Alumni -- With Plus2000 Web for Alumni, constituents can access the Plus2000 administrative database through the World Wide Web. This removes staff from the burden of answering routine questions via phone and mail, and frees them to focus on more strategic activities that promote the institution. At the same time, constituents enjoy an easy, efficient connection to all the functions they need to become and remain regular contributors to your institution: communications, membership, events, career opportunities, voluntary support, and volunteer opportunities.

Plus2000 Voice Response (VR) -- With Plus2000 VR, students can check their admissions status, register for courses, and inquire about their financial aid -- all by themselves, at any time of day or night, from any Touch-tone phphone. Voice Response (VR) Student and Financial Aid is an integrated solution for colleges and universities to provide direct student access to information and transactions. A cost-saving solution, VR frees personnel in the various offices from answering routine questions. Just as important, it provides consistent answers to students' questions, eliminates long waiting lines, reduces data entry time, and provides an additional enhanced level of service to students. SCT has partnered with three leading providers of interactive voice processing systems -- TouchNet Information Systems, EPOS Corporation, and Brite Voice Systems (formally Perception Technology Corporation). These partnerships have resulted in joint development of a Voice Response solution that is truly integrated with Plus2000 Student and Financial Aid applications.

Plus2000 Imaging for SIS -- This solution enables users across the enterprise to streamline work processes by scanning, annotating, reviewing, and filing documents electronically. Plus2000 Imaging for Student supports admissions, registration, faculty, and billing functions. All popular scanning devices are supported.

Plus2000 Imaging for FRS -- With this solution, users in accounts payable can query finance imaging records utilizing search fields and database functions. They can review or annotate images, add documents to the imaging system, and electronically file documents into finance folders. All popular scanning devices are supported.

Plus2000 Imaging for HRS -- Plus2000 Imaging for Human Resources is one more step toward maximizing employee empowerment and self-service. Department search committees, for example, can scan resumes, attach the scanned document to a Plus2000 applicant, and route to faculty. Supervisors can find the same convenience in handling performance reviews. All popular scanning devices are supported.

Plus2000 Imaging for ADS -- With Plus2000 Imaging for Alumni/Development, users streamline development operations by querying records, reviewing images, annotating online documents, and filing document electronically. All popular scanning devices are supported.

Plus2000 Housing -- A robust, full-featured application, Housing in Plus2000 SIS enables institutions to deliver optimal customer service to those looking for a home on campus. With Plus2000 Housing, institutions gain the advantage of accelerated response time, improved success rates, flexible billing, and the potential to honor special requests.

Plus2000 Kiosk -- This solution provides a service center or help desk in highly traveled places on or off campus -- for example, the student union or a popular shopping mall. Students can walk up to the kiosk and get answers to their questions at any time, day or night. They gain access to information about admission and decision status, financial aid awards, course availability, registration, account balances and payment options, schedules, grades, transcripts, and campus maps.

EDI.Smart -- This solution is available today and is in production on college and university campuses. It offers full EDI translation-level support for more than 270 transaction sets and supports standalone systems, LANs, Internet FTP and SMTP protocols, and EDIFACT standards. Also, EDI.Smart includes a Wizard to simplify creation of external interfaces. A desktop computer-based solution, EDI.Smart runs with any SCT Education Systems administrative software. Developed to expedite a range of activities, EDI.Smart supports ANSI ASC X12 standard transaction sets, including academic transcripts, enrollment certification, applications for admission, and purchase orders.

Strategic Enrollment Management -- Strategic Enrollment Management summarizes and transforms Plus2000(TM) data to support both point-in-time and longitudinal analysis. Users explore and identify critical trends for the institution, model critical business relationships, forecast outcomes based on history, evaluate options, and take action. No other product puts the pieces together as completely and as quickly as Strategic Enrollment Management. And no other product provides such an easy window to information-centric analysis and planning.

Plus2000 GUI -- Plus2000 GUI provides access to administrative applications either from the desktop or from a Web browser running over an intranet. In addition, it supports the ability to provide a character-based interface for users requiring that option. Complete with tools to aid configuration and customization, Plus2000 GUI represents a technology breakthrough for Plus2000 solutions.

FOCUS Express for Plus2000 -- This solution provides users with immediate, direct access to Plus2000 application databases, a multitude of pre-formatted reports, and additional reporting capabilities such as label processing.

SCT Aspire for Plus2000 -- An integrated distance education solution, SCT Aspire for Plus2000 incorporates best practices in electronic student services and distance education as well as online registration, course deliver and management, advising, and skills/competency assessment capabilities.

Other
SCT Aspire (for Commerce) -- This is an enterprise solution for authoring, administering, and managing the deliver of online learning. Users can set up courses for online registration, define the types of users, run standard reports, and track learners' activities. Learners can select and pay for courses online, take the courses immediately, and communicate with instructors by e-mail, bulletin boards, and discussion forums.

                  SCT Government Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

BANNER(R) PRODUCTS:

Banner Courts
An advanced case and financial management system for courts of all jurisdictions, Banner Courts tracks cases and their participants from start to finish. Banner uses sophisticated Oracle(R) and SQL database technology and an architecture based upon user-defined codes and rules. Banner Courts is comprised of four systems: Civil, Criminal, Juvenile, and Traffic. This specialization allows courts at all jurisdictional levels to collect data and establish process routines for specific case types.

The Banner Courts Civil Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for civil courts.

The Banner Courts Criminal Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for criminal courts.

The Banner Courts Juvenile Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for family courts.

The Banner Courts Traffic Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for traffic courts.

The Banner Extended Case Information System for Courts Module enables courts to process and maintain information related to evidence and file tracking, bail and bonds, and service documents.

The Banner Accounting Management for Courts Module enables the user to process detailed accounting information related to court cases including accounts payable, general ledger interface, and check reconciliation.

Banner Cash Receipts
Banner Cash Receipts is an innovative solution for governments looking to improve fee collection management. Its relational database technology and broad functionality help streamline cumbersome transactions. Banner Cash Receipts can be integrated with other Banner systems to reduce data entry redundancy and errors. Employees are able to enter information faster, and need only do so once. Integration with cash drawers and printers--directly from the desktop--simplifies cashiers' work and enables them to focus on providing superior customer service.

Banner Records Indexing
Banner Records Indexing is an invaluable tool for managing public records and improving workflow. Its six integral functions address the issues that are key to simplifying document management: recording and receipting, indexing and verification, searching and data retrieval, remote/internet access to documents, accounts receivable, and document imaging. These features are adaptable to an organization's policies and procedures.

Banner Occupational Tax and License
The Banner Occupational Tax & License System is an administrative application that automates the collection of occupational taxes, business licenses, permits, and fees.

Banner Property Tax
The Banner Property Tax System performs all the basic functions of property tax assessment, calculation, billing, collections, and distributions. It handles real property, personal property, manufactured homes, and motor vehicles.

Banner Finance
Banner Finance's embedded workflow management, simplified reporting, and executive query tools manage day-to-day financial operations and free users to access and analyze critical financial information. The key modules of Banner2000 Finance include General Ledger, Fixed Assets, Purchasing, Cost Accounting, Accounts Payable, Accounts Receivable, Stores Inventory, Investment Management, and Budget Development.

Banner HR
Banner Human Resources/Payroll includes 11 comprehensive modules: Applicant Tracking, Position Management, Employment Administration, Personnel Services Budgeting, Compensation Administration, Time & Attendance Reporting, Employee Relations Administration, Payroll Calculation, Payroll Adjustments & History, Health & Safety Administration, and Benefits Administration.

PSAS PRODUCTS:

     Note: All PSAS products operate on the IBM AS/400 in native mode.

PSAS Financial
The PSAS2000 Financial system includes the Budgeting/Accounting, Fixed Assets, Stores Inventory Control, Accounts Receivable, Business Licenses and Fees, and Cash Receipts applications. Smooth integration between applications provides a comprehensive, efficient, and accurate financial system. PSAS2000 Budgeting/Accounting is the core of the PSAS Financial system. Designed specifically for government, it is an integrated accounts payable, multiple-fund general ledger, and financial reporting system. Its features include project accounting and budgetary accounting and control.

PSAS Utility Customer Accounting
The PSAS Utility Customer Accounting (UCA) system takes the headaches out of billing, collection, accounting, and service order management. Designed for both public and private utilities, it accommodates a variety of services and provides a detailed history of consumption, charges, payments, and adjustments. UCA provides complete control over service deposits, handles delinquent accounts, and helps automate service order processing.

PSAS Payroll
PSAS Payroll automatically calculates gross pay, deductions, benefits, taxes, and net pay. It calculates, prints, and reconciles checks for salaried, hourly, and contract employees. It tracks personnel information through user-defined fields and maintains pay rates, tax tables, and employee benefit and deduction calculations online. It automatically distributes labor and benefits costs to accounts and projects in PSAS Budgeting/Accounting, and it handles the concurrent preparation of payrolls for multiple payroll frequencies.

PSAS Records Indexing
PSAS Records Indexing enables government organizations to record, manage, and retrieve vast quantities of documents--quickly and accurately. It also generates a variety of required reports, such as document indexes, verification and document control listings, and fee collection audit reports. With the PSAS Records Indexing System, governments can provide better service without increasing staff, and generate greater revenue. PSAS Records Indexing can be integrated with other SCT applications such as Cash Receipts, Accounts Receivable, Remote Access, and Document Imaging to offer a complete solution for the archival process.

         SCT Manufacturing & Distribution Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

SCT's ADAGE is an object-oriented, graphical ERP solution with a special emphasis on the process and hybrid manufacturing and distribution industries. ADAGE employs a series of dynamic workflows composed of industry-specific objects and business rules, rather than traditional software modules, that model key business processes across the supply chain.

The 5 main Business Processes included in ADAGE are Manage the Enterprise, Order to Cash, Procure to Pay, Plan to Produce and Design to Deploy. Manage the Enterprise provides businesses visibility across their entire supply chain and extended enterprise by managing inventory, financials, costs, and multiple locations. Order to Cash includes order entry, customer management, order fulfillment and management of receivables. Procure to Pay helps businesses manage their suppliers, procurement of goods and services, logistics and payables. The business process of Plan To Produce provides the ability to forecast demand, generate plans, handle plan execution, and output certification. The last major business process, Design to Deploy, incorporates product research, quality management, product development, and process development.

                   SCT Utility Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

BANNER's flexible tools, client/server approach, Oracle (R) capabilities and Graphical User Interface (GUI) technology bring unprecedented functionality to the utility industry.

BANNER CMS
Customer Management System -- The Customer Management System suite of products provides capabilities to meet every aspect of handling customer needs and providing top-notch customer service. Customer accounts are linked to virtually every function needed to ensure satisfaction.

BANNER CIS
Customer Information System -- The heart of the customer management system, CIS provides complete site-specific control over customer accounts and provides a powerful, comprehensive system for delivering customer service. CIS acts as the hub for other BANNER products affecting customer transactions. The system's flexibility of design allows immediate access to customer information -- including account details, onsite inventory, requested services and aa multitude of other details -- and the automatic interchange of information about the customer with other modules streamlines account service. The system supports any number of services -- metered or unmetered -- and offers customers flexible options while allowing utilities to maintain tight control over account details. CIS permits smooth integration of creating service orders, entering readings, posting payments, producing bills and maintaining customer service at levels customers have come to expect.

BANNER CCS
Customer Contact System -- This module works independently or in conjunction with CIS to maintain complete customer contact records while simplifying recordkeeping. It also allows automatic CSR notification during customer contacts. In addition to providing ongoing records of contacts with customers, it allows CSRs to access customer histories at the touch of a button, saving time for customers and utility personnel. The opportunities for additional marketing made possible by the automatic notification features enhance both the utility's reputation for customer service and the opportunities for additional revenues.

BANNER EWQ
The Electronic Work Queue System interacts with CIS to schedule tasks for fulfilling Electronic Work Queue System customer service requests, allowing assignment of individuals or groups and updating them as appropriate. The comprehensive tracking of personnel assigned and the progress toward completion, by group or by individual, allows utilities to schedule work more efficiently and maintain complete control over workflow. Centralizing tasks in "folders" with full tracking capabilities takes advantage of a wide range of tools that simplify the completion of work assignments.

BANNER Customer Target+ (TM)
Customer Target+ extends the CIS customer database with information to design, execute and manage marketing programs to qualified customers. The additional customer information that assists in targeted marketing efforts can be captured and used in conjunction with existing customer information without disturbing normal workflow.

The system interacts with CSR screens for immediate enrollment of qualified customers and manages mass communications for additional marketing efforts. The ability to pinpoint the right customers and position those products and services that best meet their needs brings utility marketing to a higher level.

BANNER Customer Web Access
This cutting-edge product enables utilities to establish more than merely a "presence on the web." Web Access gives utilities a new avenue of communications with customers and provides new levels of customer service. Based on Oracle(R) Webserver technology, this product allows two-way communication with customers through a World Wide Web site. Web Access ensures that customers can obtain account information in a secure environment, and enjoy other informational services at low personnel costs to the utility. In addition, automated updating of utility records (such as signing up for marketing programs) can be performed according to utility-defined rules.

BANNER Customer ELink (TM)
For customers who have contracted with other utilities for electric service, BANNER Customer ELink manages billing through the CIS. In addition to providing precise usage calculation with a detailed profile of line losses, the system manages the calculation of bills, usage and nominations with a high degree of accuracy to ensure that revenues are stable and correct.

Supply Chain/Utilities
The BANNER Supply Chain Suite of products brings powerful efficiency to those utility operations that customers almost never see: the behind-the-scenes flow of labor, materials, fuels and planning that make the difference between smooth operations and chaos.

BANNER FMS
Fuels Management System -- The Fuels Management System manages all aspects of non-nuclear fuels purchasing, transportation, usage and planning, including sophisticated contract modeling and management. The capabilities of the system reduce the labor involved in tracking and coordinating fuels distribution, while increasing accountability and efficiency. Further, the system eases the burden of complying with increasing regulatory issues and helps utilities gain greater control over contract negotiations and costs.

BANNER MMS
Materials Management System -- This system manages the planning and forecasting, inventory and stores control, requisitioning, purchasing and accounts payable for materials used in the day-to-day operations of utilities. It provides managers with an effective tool to increase efficiency by providing real-time information and sophisticated tools to maintain control over the physical needs of the utility. MMS ensures that transactions with vendors are handled accurately and to the advantage of the utility.

BANNER IMS
Operating independently or in conjunction with the Materials Management System, the Inventory Management System IMS manages job costing, distribution, purchasing, planning and forecasting, replenishment, approval, materials tracking and accounting for inventory used in jobs performed for customer service. IMS enables utilities to maintain optimum inventory levels, resulting in reduced costs, reduced waste and balanced inventory locations.

BANNER Material Catalog+.
This powerful cataloging system for materials and inventory is used as a component in both the Inventory Management and Materials Management Systems. It can also be used as a stand-alone product, integrated with existing systems. BANNER's user-defined classifications help organize material for maximum productivity. A central repository of data enables the user to employ a number of search strategies. The emphasis on flexibility in designating inventory makes the system adaptable to the methods in which utilities work, while allowing all users to deal with inventory in an easy to understand style.

BANNER Requisitioning and Purchasing
This module automates and streamlines the complex chore of tracking requisitions, from original requisition requests through final payment of invoices. By linking to vendor information, it also allows flexibility in cutting costs and improving the efficiency of the purchasing process.

BANNER WMS
Work Management System -- BANNER WMS is a sophisticated system for managing capital projects, operations and maintenance, including project design, initiation, scheduling, tracking, maintenance scheduling, work completion reporting and closing. The system integrates with other BANNER systems, including Electronic Work Queue and existing accounting systems. Complete, real-time access to work status and tracking of projected versus actual results gives managers the ability to improve performance and increase effectiveness.

SCT's newest information management solution is designed to help utilities compete in a deregulated environment. Built around the premier BANNER Customer Management System suite, SCT SinglePoint Solutions (TM) also offers the full range of services that utilities require to succeed in these new business conditions. SCT takes care of the operations that each client chooses to outsource, enabling utilities to dedicate their resources to enhancing core strengths and satisfying customers.

Hardware Components:   N/A

Software Products Other Than Programs: See "Description of Integrated System" above

Services to be provided by the Alliance Member: Consulting, Implementation, Customized Programming, Training.

                         Technical Support Attachment


ORACLE TECHNICAL SUPPORT SERVICES

Technical Support Fees

Technical Support fees are due and payable in advance of the term of Support.

Reinstatement Fees

In the event Technical Support services lapse or were never originally be procured, a reinstatement fee shall be assessed upon commencement of Technical Support, such fee shall be subject to Oracle's policies in effect when Technical Support is ordered. Oracle currently calculates Reinstatement Fees from the date that the Technical Support services lapse (or the license order date if the program licenses were not previously supported) to the date that the technical support services are renewed based on the list Bronze support fees in Oracle's US Price List in effect at the time the Technical Support services are ordered.

Support Programs

Oracle Bronze Support

Oracle Bronze Support includes:

o     Real Time Telephone Technical Assistance
      o   5:00 a.m. to 6:00 p.m. (Pacific Time), Monday through Friday
      o Problem solving, bug reporting, documentation clarification, technical guidance
o     Program updates
      o   Patches and fixes
      o   General maintenance releases
      o   Documentation updates
o     Support System dial-in access
o     Quarterly Support newsletter
o     Mail server access
      o   Read/Write access to Electronic Mail over the Internet
      o   Technical Assistance Requests can be opened, closed or updated
      o   General Communication with Oracle Worldwide Support

o SupportNotes(TM) - Oracle Book based CD-ROM repository of technical information
      Oracle Electronic Support - Read/Write access to Oracle's private Support Forum on CompuServe**
      ** Customers will need to register with CompuServe to obtain CompuServe access. This service will be offered in the United States only.

Oracle Silver Support

Oracle Silver Support includes Oracle Bronze Support plus the following:

o     Real Time Telephone Technical Assistance
      o   Toll-free 800 number
      o   24 hours a day/7 days a week
o SupportNotes(TM) - Oracle Book based CD-ROM repository of technical information
o     Management reports - Faxed upon request
o     Proactive Alerts
      o   Contain known problem and problem resolution information
      o   Proactively faxed as applicable

Oracle Gold Support

Oracle Gold Support (for which a minimum fee applies) includes Oracle Silver Support plus the following:

o     Priority Reactive Support
o     Accountant Management
      o   Communication channels between Oracle and customer
      o   Status reports to customer and management
      o   Regular account reviews with customer
      o   Conduct all proactive planning activities
      o   Some first-line support
o     Foundation Proactive Services
      o   Patch Planning
      o   Version/Release Planning
      o   Alerts

The following Basic, Standard, and Extended Support packages are no longer available for new support contracts.

Basic Annual Support

Basic Annual Support includes:

o     Telephone Technical Assistance
      o   5:00 a.m. to 6:00 p.m. (Pacific Time) Monday through Friday
      o Problem solving, bug reporting, documentation clarification, technical guidance
o     Program updates and associated documentation
o     Support System dial-in access
      o   Log/Update/Review TARs
      o   Review Bugs
      o   Access Support Bulletin Board
o     Quarterly Support newsletter

Standard Support

Standard Support includes Basic Support plus the following:

o     Telephone Technical Assistance - 24 hours a day/7 days a week

Extended Support

Extended Support includes Standard Support plus the following:

o     Toll-free 800 number

Information Customers Need When Calling Support

Before Support can begin work on any problem, information about the nature and location of the problem is required. Whenever a call is placed to the hotline, the following information should be provided:

o The Customer Support Identification (CSI) number or PC registration number
o     The area code and phone number listed under the CSI number
o Operating system (including version) on which Oracle Programs are installed
o The Oracle product component and its version number the call concerns. Support questions involve product components that is, constituent parts of an Oracle product. For example, with the -- ORACLE kernel, Customer receives components such as RDBMS, IMP, EXP, SQL*Loader and SQL*Forms.
o     The relevant Program version(s)
o     Any Program error number that appeared
o     Brief description of the problem
o Severity of the problem. Oracle Worldwide Support classifies problems according to how they impact the Customer's business. See list below for explanation of Technical Assistance Request (TAR) Severity Levels.

Technical Assistance Request (TAR) Severity Levels

The chart below lists standard Technical Assistance Request Severity Levels. Oracle Worldwide Customer Support responds to TARs based on Severity Level.

Severity Level

Severity 1
Critical Business Impact
Customer's work, regardless of the environment or product usage, is stopped or so severely impacted that the customer cannot reasonably continue to work.

Severity 2
Severe Business Impact
Customer's work is continuing (not stopped) however there is a serious impact on the customer's productivity and/or service levels.

Severity 3
Minor Business Impact
The customer's work regardless of the environment or product usage, has minor loss of services or resources.

Severity 4
No Business Impact
Customer is in full working mode - there is no work being impeded at the time
- information is requested but has no impact on the operation of the prproducts.

TARs are logged and tracked in Support's Support System. Response will be given to the Customer by telephone and logged directly into the problem-tracking system. The Customer may dial-in to track the progress of their TAR at any time.

Support's response may include a written response, patch tape, supplementary documentation, a temporary means of circumventing the problem pending a new release, or other correctional aids.

Customer CPU Support Identification (CSI) Number

Customers shall receive a CSI Number upon purchasing Oracle Technical Support services.

The CSI number identifies the Customer with respect to the following information:

o     Company Name and Address
o     Product Set and Version
o     Support Level and Duration
o     Operating System
o     Technical Contact Information

Worldwide Customer Support uses the CSI number to identify the Customer's Support contract when a Customer calls the Support Hotline or uses dials-inaccess.

Technical Support Liaison ("Technical Contact")

Customers shall designate one (1) primary and two (2) backup Customer employees ("Technical Contacts") to serve as liaisons with Oracle Worldwide Customer Support. The designated "Technical Contact" is the sole liaison between technical support and Customers for all product support and shall be based on the Customer site. Customer may elect to add Technical Contacts for an additional fee.

To assure uninterrupted Technical Support service, customers must notify Client Relations at (415) 506-1500, option 9, whenever Technical Contact responsibilities are transferred to another individual.

Updates

"Update" means a subsequent release of the Program which Oracle generally makes available for Program licenses at no additional license fee other than media and handling charges, provided Customer has ordered Technical Support for such licenses for the relevant time period. Update shall not include any release, option or future product which Oracle licenses separately.

Terms of Support

Oracle Worldwide Customer Support's technical assistance is limited to licenses, products, and platforms that are fully supported and to problems which are demonstrable in the current release of the licensed program, running unaltered on the proper hardware configuration. Current release information is posted on-line.

Technical Support for older versions of Oracle products or for non-Oracle products is subject to additional fees.

These Technical Support policies are Oracle's current policies and are subject to change at Oracle's discretion.

Termination

Customer may terminate technical support at any time by notifying Oracle in writing at least thirty (30) days before the desired date of termination. Technical Support shall be terminated upon receipt of such notice. On termination, Oracle shall refund the unused portion of technical support fees paid by the Customer for the licenses for the allocable period for which technical support is terminated.

Phone Numbers and Address Information

Customer Support Hotline

(For Technical Support, Non-Technical Support, and Support Sales information)

415-506-1500

Technical Support Dial-in Number

RTSS Dial-in 415-598-9350

Technical Support Address

Oracle Worldwide Technical Support
500 Oracle Parkway
Box 659313
Redwood Shores, CA  94065

ORACLE*

                 ORACLE EXPRESS PROGRAM SUBLICENSE ATTACHMENT
                        TO FULL USE SUBLICENSE ADDENDUM


This document (the "Attachment") is between Oracle Corporation ("Oracle ") and the Alliance Member and shall be governed by the terms of the Full Use Sublicense Addendum between the Alliance Member and Oracle effective 5/31, 1998 (the "Addendum") and the terms set forth below.

The parties hereto agree to amend the Addendum as follows:

1. Under the terms and conditions of the Addendum and this Attachment, the Alliance Member shall have the right to market and grant Sublicenses of Full Use Oracle Express Programs for installation and use in the United States only. The term "Oracle Express Programs" shall mean Programs which are designated solely as Oracle Express software by Oracle.

2. Notwithstanding any other provision of the Addendum, for each Full Use Oracle Express Program Sublicensed by the Alliance Member, the Alliance Member agrees to pay Oracle a Sublicense fee equal to sixty percent (60%) of the applicable license fee for each such Program, as specified in the applicable Price List (as defined in the Addendum) and Business Alliance Program Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed to a Sublicensee.

3. Oracle is subject to certain restrictions with respect to the distribution of Oracle Express Programs, and the Alliance Member's distribution of the Oracle Express Programs shall be consistent with such limitations. Notwithstanding any other provision of this Attachment, the Addendum or the Agreement, the Alliance Member and its Distributors shall not:

     A. Sublicense Oracle Express Programs designated by Oracle as Oracle Express Dataserver/Sales Analyzer products to The Dun & Bradstreet Corporation or any successor thereto;
     B. Sublicense Oracle Express Programs to A.C. Nielsen Company, any subsidiary of A.C. Nielsen as specified on the Subsidiary Attachment attached hereto (which may be updated by Oracle from time to time upon notice to the Alliance Member), Efficient Market Services, Inc., or any successor thereto; and
     C. Sublicense the Oracle Express Programs for use in a timesharing business.

     The Alliance Member shall indemnify Oracle for all claims, damages, or losses arising from any violation of this Section.

Other than the addition of the provisions above, the terms and conditions of the Addendum remain unchanged and in full force and effect.

The Effective Date of this Attachment shall be 5/31/98.

Executed by the Alliance Member:                 Executed by Oracle Corporation:

Authorized Signature: /s/ Mike Chamberlain       Authorized Signature: /s/ Jeff M. Rosado
                      --------------------                             ------------------
NaName: Mike Chamberlain                           Name: Jeffrey M. Rosado

Title: President                                 Title: Manager, Alliances Sales Support


                     A.C. NIELSEN CO. SUBSIDIARIES EXHIBIT
                            AS OF JANUARY 31, 1997

                                                                    STATE OR JURISDICTION
NAME                                                                  OF INCORPORATION:
----                                                                  -------------------
A.C. Nielsen Company                                                       Delaware
A.C. Nielsen (Argentina) S.A.                                              Delaware
         Control Publicitario S.A.                                         Argentina
         IPSA S.A.                                                         Argentina
         IPSA Nielsen Argentina S.A.                                       Argentina
A.C. Nielsen Ges.mbH                                                       Austria
         CMIS Coordinierte Management Informations
              Systeme Ges MbH                                              Austria
         ANR Piackutato Kft.                                               Hungary
A.C. Nielsen Company (Belgium) S.A.                                        Belgium
         A.C. Nielsen Corporation & Co. SNC                                Belgium
A.C. Nielsen do Brasil Ltda.                                               Brazil
         Compnhia Brasileira de Pesquisa a Analise                         Brazil
ACNielsen Canada Holding Ltd.                                              Canada
         ACNielsen Company of Canada Limited                               Canada
              Nielsen Korea Limited                                        Korea
A.C. Nielsen Chile Limitada                                                Chile
         A.C. Nielsen Chile S.A.                                           Chile
A.C. Nielsen de Colombia S.A.                                              Colombia
         Nielsen del Ecuador S.A.                                          Ecuador
ANR Amer nielsen Research Limited                                          Cyprus
AIM Nielsen A/S                                                            Denmark
         AIM Farmstat Aps                                                  Denmark
Teollisuuden Tielopalvelu Industrial Intelligence Ltd. Oy                  Finland
         A.C. Nielsen Finland Oy                                           Finland
              Finnpanel Oy                                                 Finland
A.C. Nielsen S.A.                                                          France
         ERIM S.A.                                                         France
         Panel de Gestion S.A.R.L.                                         France
Amer-Nielsen Research Hellas S.A.                                          Greece
A.C. Nielsen (Dublin) Limited                                              Ireland
A.C. Nielsen of Ireland Limited                                            Ireland
A.C. Nielsen Italia S.p.A.                                                 Italy
         C.R.A. S.r.l.                                                     Italy
              Telephanel S.A.                                              Italy
         SITA, Societa per gli Indici Tessile e Abbigliamento - S.r.l.     Italy
         Management Tools S.r.l.                                           Italy
Nielsen Japan K.K.                                                         Japan
A.C. Nielsen (N.Z.) Limited                                                New Zealand
         AGB McNair Group Ltd.                                             New Zealand
              Media Research Services Ltd.                                 New Zealand
         Market Research (NZ) Ltd.                                         New Zealand
ACNielsen Holdings Spain B.V.                                              The Netherlands
N&P Holdings Spain B.V.                                                    Spain
         A.C. Nielsen Company S.A.                                         Spain
              Infoadex S.A.                                                Spain
         Panel Internacional S.A.                                          Spain
A.C. Nielsen (Nederland) B.V.                                              The Netherlands
         A.C. Nielsen Polen B.V.                                           The Netherlands
              ANR Amer Nielsen Research Sp. z.o.o.                         Poland
              Nielsen Marketing Research spol, s.r.o.                      Czech Republic
              Nederland Centrum voor Marketing Analyses B.V.               The Netherlands
              South African L.P. (no official name)                        South Africa
              ZET-Nielsen Business Information A.S.                        Turkey
Nielsen Norge as                                                           Norway
A/S Norsk Reklame-Statistikk                                               Norway
A.C. Nielsen de Panama S.A.                                                Panama

A.C. Nielsen Peru S.A.                                                     Peru
Nedro-Nielsen Estudios de Mercado, Lda.                                    Portugal
A.C. Nielsen P.R. Inc.                                                     Puerto Rico
A.C. Nielsen Singapore Pte. Ltd.                                           Singapore
A.C. Nielsen Company AB                                                    Sweden
A.C. Nielsen Management Services S.A.                                      Switzerland
A.C. Nielsen S.A.                                                          Switzerland
         Media Focus                                                       Switzerland
ACN/PIB Partners                                                           Connecticut
Nielsen Holdings, Inc.                                                     Delaware
Nielsen Leasing Corporation                                                Delaware
Panel International S.A.                                                   Delaware
A.C. Nielsen Company Limited                                               England
A.C. Nielsen (Holdings) Pty. Limited                                       Australia
A.C. Nielsen Australia Pty Limited                                         Australia
AGB McNair Holdings Pty. Limited                                           Australia
         AGB Research Holdings Pty. Limited                                Australia
              Tart Research Pty. Limited                                   Australia
              ABG McNair Pty. Limited                                      Australia
              McNair Anderson Assoc. Pty. Limited                          Australia
Marketing Insights Pty. Ltd.                                               Australia
Nandette Pty. Limited                                                      Australia
         Australian Independent Media Data Pty. Limited                    Australia
CZT/ACN Trademarks, L.L.C.                                                 Delaware
IMS Financial ACN Holding GmbH                                             Germany
ACN Marketing Research Holding GmbH                                        Germany
         A.C. Nielsen GmbH                                                 Germany
              A.C. Nielsen Werbeforschung S&P GmbH                         Germany
         "P&S" Handelsbertung GmbH                                         Germany
SRG Holdings Limited                                                       Hong Kong
SRG Management Services Limited                                            Hong Kong
         Research Consulting Services Ltd.                                 Hong Kong
         SRG China Ltd.                                                    Hong Kong
              Shanghai SRG Ltd.                                            China
         SRG International (HK) Ltd.                                       Hong Kong
         SRG Research Services (HK) Ltd.                                   Hong Kong
         Survey Research Hong Kong Ltd.                                    Hong Kong
         Survey Research Asia Pacific Ltd.                                 Hong Kong
              Survey Research Taiwan Ltd.                                  Taiwan
         Survey Research Group Ltd.                                        Hong Kong
              SRG Guangzhou Ltd.                                           China
         Survey Research Group Pte. Ltd.                                   Singapore
              SRG Research Canada Ltd.                                     Canada
                D.J. Calhoun Marketing & Development Ltd.                  Canada
                      Recherches en Marketing (Quebec) Inc.                Canada
              P.T. SRI Nielsen Indonesia                                   Indonesia
              SRG Japan K.K.                                               Japan
              Hankook Research Company                                     Korea
              Survey Research Malysia Sdn Bhd                              Malaysia
                Target Marketing Promotions Sdn Bhd                        Malaysia
              Consumer Pulse Inc.                                          Philippines
              Dealer Pulse Inc.                                            Philippines
              Media Pulse Inc.                                             Philippines
                     Philippine Monitoring Services Inc.                   Philippines
              Research Philippines Unisearch INC                           Philippines
              Survey Research Singapore Pte. Ltd.                          Singapore
              Deemar County Ltd.                                           Thailand
SRG International Ltd.                                                     New York


[GRAPHIC OMITTED]

                   APPLICATION SPECIFIC SUBLICENSE ADDENDUM

This document (the "Addendum") is between Oracle Corporation ("Oracle") and the Alliance Member and shall be governed by the terms of the Oracle Alliance Agreement between the Alliance Member and Oracle effective 5/31, 1998_ (the "Agreement") and the terms set forth below.

1.       SUBLICENSES
1.1      Sublicense Programs and Terms
              The Alliance Member may only Sublicense Application Specific Deployment Programs for which the Alliance Member has previously acquired a Supported Development License for the applicable Designed System. Notwithstanding any other provision of this Agreement, the Alliance Member shall have no right to Sublicense Programs designated as Oracle Applications Programs, Oracle Express Programs, Limited Production Programs, or other Programs specified by Oracle from time-to-time without the prior written consent of Oracle.

              The Alliance Member shall have the right to market and grant Sublicenses of Application Specific Deployment Programs under the conditions set forth in the Agreement and under the following restrictions:

         A. Sublicense Application Specific Deployment Programs with the Application Program in the Application Package for use on Designated Systems to Sublicensees. Each copy of the Application Specific Deployment Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a single Designated System limited to a maximum number of Users; and

         B. Make and deliver to the Sublicensee a single copy of the Application Specific Deployment Programs in the Application Package for each Sublicense granted.

              The Alliance Member shall use all practical means available, both contractual and technical, to control the restricted use of each Application Specific Deployment Program Sublicense. If a Sublicensee uses the Application Specific Deployment Program beyond the limited functionality described in Section 1.2 hereof, the Alliance Member or Distributor shall immediately notify the Sublicensee of such unauthorized use and if the Sublicensee fails to discontinue such unauthorized use following notification either terminate the Sublicense or forward to Oracle one hundred percent (100%) of the applicable Full Use standard Program license fees in effect at the time the payment is made to Oracle together with a written request by the Sublicensee for a Full Use Program license from Oracle. Oracle must approve, in writing, the Sublicensee's request before continued use of the Programs by the Sublicensee shall be deemed authorized.

1.2      Application Specific Deployment Programs
              For the purposes of this Addendum, "Application Specific Deployment Program(s)" shall mean Programs which are limited to use solely for the purpose of executing a version of the Alliance
         Member's Application Package that has been modified with Full Use Programs or Development Licenses if such version operates within the definition of such Application Package as described in the Application Package Attachment. Application Specific Deployment Programs may not be used to build or modify reports or applications. "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact.

1.3      Value-Added Package
              For the purposes of this Addendum, "Application Program(s)" shall mean the Alliance Member's value-added application software, described in the attached Application Package Attachment with which the Application Specific Deployment Programs are to be coupled. "Application Package(s)" shall mean the Application Specific Deployment Programs coupled with the Application Programs. For purposes of the Agreement, the Application Program shall be regarded as the Alliance Member's Value-Added Package.

1.4      Trial Sublicenses
              The Alliance Member and its Distributors shall be entitled to grant, at no charge, up to a maximum combined total of ten (10) temporary Trial Sublicenses of the Application Package at any one time. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed thirty (30) days. The Alliance Member shall pay Oracle Sublicense fees for any Trial Sublicenses in excess of thirty (30) days. Each such Trial Sublicense shall be Sublicensed under a Sublicense agreement which provides for such trial use.

1.5      Distributors
              Oracle grants the Alliance Member the right to appoint third parties ("Distributors") to market and Sublicense the Application Specific Deployment Programs in the Territory, under the terms of the Agreement and this Addendum. However, Distributors shall have no right to make copies of the Programs for Sublicensing and shall obtain all such Programs from the Alliance Member. Each Distributor shall execute a written agreement with the Alliance Member binding the Distributor to provisions substantially similar to those contained in Sections 2.3, 2.4, 2.5, 5.1, 5.2, 6.1, 6.3, 6.4, 6.5,
         7.2.D, 7.5, 8.1, 8.2, 8.3, 8.5, 8.7, 8.9, 8.10, and 8.11 of the
         Agreement and to those contained in Sections 1 (except 1.5), 3, 4, 5, and 6 of this Addendum. Each obligation of the Alliance Member under such provisions shall also be applicable to each Distributor. Each Distributor agreement shall also contain any other provisions necessary for the Alliance Member to satisfy its commitments under the Agreement. The Alliance Member shall notify Oracle promptly in writing of the appointment of each such Distributor.

              In addition, the Alliance Member shall keep executed Distributor agreements and records of the Distributor information required under the Alliance Member's Sublicense reports, and shall allow Oracle to inspect such information as specified under the Agreement. The Alliance Member will defend and indemnify Oracle against all damages to Oracle caused by the Distributors' failure to include the required contractual terms set forth in Section 2.3.B of the Agreement in each Sublicense agreement. The Alliance Member agrees to enforce the terms of its Distributor agreements required under this Section so as to effect a timely cure of any Distributor breach, and to notify Oracle of any known breach of such terms.

1.6      Documentation
              The Alliance Member shall be responsible for providing documentation for Sublicensees. The Alliance Member shall have the right to incorporate portions of the Documentation into the Alliance Member's documentation, subject to the provisions of Section 8.2 of the Agreement.

2.       SUBLICENSE FEES
2.1      Sublicense Fees and Rate
              For each copy of the Programs Sublicensed by the Alliance Member or its Distributor in the Application Package, the Alliance Member agrees to pay Oracle a Sublicense fee equal to forty five percent (45%) of the applicable license fee for each such Program, as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed.

              As further specified in Section 6 of this Addendum, Sublicense fees shall be due and payable within twenty (20) days of the last day of each month. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.

              On or after each anniversary during the Term of this Addendum, Oracle may amend the Sublicense fee percentage rate set forth above based on Oracle's then-current standard Sublicense fee percentage rate schedule and the actual amount of sublicense fees received by Oracle hereunder.

2.2      Price List for Sublicenses
              Notwithstanding any other provision of the Agreement, the applicable Price List for determining Sublicense fees shall be the standard Price List in effect at the time the Application Package is Sublicensed.

              Notwithstanding any other provision of this Agreement, if the Alliance Member issues a written Sublicense quote and such quote is accepted by the applicable Sublicensee, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the Sublicense fee applicable to the Programs identified in the quote shall be based on the Price List in effect on such date.

2.3      Users
              The Sublicense fees for a Program shall be based and priced on the applicable User Level for the maximum number of Users for such Program, as specified in the Price List. The Alliance Member shall have the right to Sublicense Programs on any User basis specified in the Price List in effect at the time the applicable Program is Sublicensed.

3.       TERM
              This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for three (3) years (the "Term") from the Effective Date, unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of terms and fees.

              Unless the expiration or termination is for default by the Alliance Member, the Alliance Member may continue using the release of the Programs then in the Alliance Member's possession on the Designated Systems for which Development Licenses were granted, solely for the purpose of continuing technical support for Sublicenses granted prior to termination. Such continued use of the Programs shall be subject to all the provisions of this Agreement, including, without limitation, payment of the Technical Support Fees specified herein.

4.       TERRITORY
              The Alliance Member shall have the right to market and grant Sublicenses of Programs in the United States only (the "Territory").

5.       TECHNICAL SUPPORT
5.1      Technical Support for Sublicensees
         A. Installation
              The Alliance Member or its Distributors will be responsible for any assistance needed to install the Application Package at Sublicensee sites.

         B. Sublicensing Support
              The Alliance Member is responsible for providing all technical support, training and consultations to its Sublicensees and Distributors. In consideration of the payments specified in Section 5.2, the Alliance Member shall have the right to use the Oracle Technical Support services acquired for its Supported Development Licenses to provide technical support services to its Sublicensees as further set forth in the Agreement. The Alliance Member shall continuously maintain Oracle Technical Support services for the Development Licenses during which the Alliance Member provides technical support services to any Sublicensees. Any questions from the Alliance Member's Sublicensees or Distributors will be referred by Oracle to the Alliance Member.

5.2      Technical Support Fees
              For Technical Support services for Sublicensees, each year the Alliance Member agrees to pay Oracle annual Technical Support Fees for each Application Specific Deployment Program Sublicensed under this Addendum, a previous Alliance Member Addendum, or previous distribution agreement between the parties hereto where the Sublicensee received technical support services for such Application Specific Deployment Program during the applicable support period from the Alliance Member. If the Sublicensee has not continuously maintained Technical Support services from the earlier of the date of Sublicense or the date of shipment, the Alliance Member shall be required to reinstate lapsed Technical Support services for the applicable Sublicense at the fees set forth in this Section.

              Annual Technical Support Fees for a Program shall be equal to the applicable Technical Support Percentage Rate specified below, corresponding to the highest Technical Support Services level specified below for any Development License used under this Addendum, of the cumulative Sublicense fees accrued to Oracle for a Sublicensed Program supported by the Alliance Member.

         Technical Support          Technical Support
         Services Level             Percentage Rate
         --------------             ---------------
         Bronze                             16%
         Silver                             19%
         Gold                               26%

         In addition, the Alliance Member shall pay reinstatement charges to reinstate lapsed Technical Support services at an amount equal to the applicable Technical Support Percentage Rate specified above, corresponding to the highest Technical Support Services level specified below for any Development License used under this Addendum, of the cumulative Sublicense fees accrued to Oracle for the Sublicensed Program multiplied by the number of years for which Technical Support services have lapsed. For example, if the period of lapse was 2.5 years, the Alliance Member has acquired Bronze Technical Support services for its Development Licenses in the Technical Support renewal year, and the original Sublicense fee for the Program was $100, then the reinstatement fee would be calculated as follows: 16 X $100 X 2.5.

              Upon December 31 of each year, the Alliance Member shall provide Oracle a report setting forth all of the Alliance Members' Sublicenses and those Sublicensed Programs which were supported by the Alliance Member during the calendar year. The report shall also include the applicable Technical Support Fees and reinstatement fees due and payable to Oracle for such calendar year. The Alliance Member shall provide Oracle with payment of all Technical Support Fees and reinstatement fees for such calendar year required under the applicable December 31 report with such report in the form of a check made out in the amount of such fees. All Technical Support Fees paid to Oracle are noncancelable and nonrefundable.

              On or after each anniversary during the Term of this Addendum, Oracle may amend the Technical Support Percentage Rates set forth above based on Oracle's then-current standard Technical Support percentage rate schedule.

6.       SUBLICENSE REPORTS
              Within twenty (20) days of the last day of each and every month, the Alliance Member shall send Oracle a report detailing for that month:

         A. For each Sublicensed Application Package shipped during the prior month, Sublicensee name, address, make/model and operating system of the Designated System, date of shipment, Application Specific Deployment Programs shipped, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, and total Sublicense fees and Technical Support Fees due to Oracle;
         B. For each Application Program licensed to end-users to be used with previously installed software licensed by Oracle in conjunction with the Application Program, Sublicensee name, address, make/model and operating system of the computer, and date of installation; and
         C. The Distributor agreements executed during the prior month, including names and addresses of the Distributors.

              The Alliance Member shall require its Distributors to report this information to the Alliance Member on a monthly basis and will include it in the report for the month in which the Alliance Member received the information. The Alliance Member shall provide Oracle with payment of all fees required under the monthly report with such report in the form of a check made out in the amount of such fees.

7.       ADDITIONAL LICENSES
              During the Term, the Alliance Member may order production release versions of Oracle off-the-shelf Programs available as production release as of the Effective Date of this Addendum and listed on the Price List in effect as of such date. The license fee for Development Licenses shall be equal to Oracle's standard list license fees in effect when an order is placed. The Alliance Member shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Alliance Member. The Alliance Member may obtain Technical Support services from Oracle for such Programs under Oracle's applicable Technical Support fees and policies in effect when such services are ordered.

The Effective Date of this Addendum shall be           5/31/1998
                                              ---------------------------------


Executed by the Alliance Member:                    Executed by Oracle Corporation:
Authorized Signature: /s/ Mike Chamberlain          Authorized Signature: /s/ Jeffrey M. Rosado
                      --------------------                                ---------------------
Name:    Mike Chamberlain                           Name:    Jeffrey M. Rosado
       -----------------------------------                  -----------------------------------
TiTitle:   President                                  Title:   Manager, Alliances Sales Support
       -----------------------------------                  -----------------------------------
</

ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA  94065
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation.
7-97

                                 AMENDMENT ONE
                                    to the
                   APPLICATION SPECIFIC SUBLICENSE ADDENDUM
                                    to the
                           ORACLE ALLIANCE AGREEMENT
                                    between
                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
                                      and
                              ORACLE CORPORATION



This document ("Amendment One") amends the Application Specific Sublicense Addendum between the Alliance Member and Oracle dated May 31, 1998 (the "Addendum"). The Addendum and this Amendment One are governed by the Oracle Alliance Agreement between the Alliance Member and Oracle dated May 31, 1998, 1998 (the "Agreement").

The Agreement is hereby amended as follows:

1.   Throughout the entire Addendum, replace "Deployment" with Full Use".

2.   In Section 1.1, add the following to the end of the first sentence:

     "such consent shall not be unreasonably withheld. Oracle will provide sixty (60) days notice of such action unless as otherwise required by law."

3.   Delete the wording in Section 1.2 and replace it with the following:

     "For the purposes of this Addendum, "Application Specific Full Use Program(s)" shall mean Programs which shall be limited to using and developing in conjunction with the Alliance Member's Application Program. Each Application Specific Full Use Program licensed under this Addendum may only be used with the Application Program and may not be used with other application programs. The Sublicensee may not use the Application Specific Full Use Programs to create any additional applications, or for any purpose other than implementation, modification, and support of the Application Program. The Sublicensee may use the Application Specific Full Use Programs to customize the Application Program as required, including changing forms through the use of SQL* Forms and creating and altering tables that the Application Program uses. The Application Specific Full Use Program Sublicensee may not use the Programs to expand the Application Program beyond the scope provided and supported by the Alliance Member. "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact."

4. In the second and third sentences of Section 1.4, delete the words "thirty (30)" and replace them with the words "ninety (90)."

5. In the 6th line of the 2nd paragraph of Section 1.5, add "upon reasonable notice to the Alliance Member" after "Agreement."

6.   Add the following to the end of Section 1.6:

     "The Alliance Member can make copies of the Documentation equal to the number of Sublicensees for distribution to its Sublicensees or make unlimited copies for incorporation into its documentation, or may purchase additional copies of Documentation from Oracle at a forty percent (40%) discount off of the price for such Documentation set forth in the applicable Oracle Price List in effect at the time the Documentation is purchased."

7. In the second paragraph of Section 2.1, delete the first sentence and replace with the following:

     "As further specified in Section 6 of this Addendum, Sublicense fees shall be due and payable within thirty (30) days of the last day of the month in which the Sublicense was granted, except as specified immediately below."

     Delete the third paragraph in its entirety.

     Add the following as a new 3rd paragraph:

     The Alliance Member may alternatively order Application Specific Full Use Programs to be inventoried by Alliance Member and later sublicensed, as necessary, to a Sublicensee. In this instance, Alliance Member will specify on the Order Form that the Programs are to be placed in inventory and shall pay only a mutually agreed media charge until a Sublicense is granted with respect to such Programs. When a previously inventoried program is Sublicensed by Alliance Member, it shall pay such Sublicense fees as set forth above and in Section 6 of this Addendum. In addition to the above, the Alliance Member may, at its discretion, make copies of the Programs for distribution to Sublicensees.

8. Delete the second paragraph of Section 2.2 and replace it with the following:

     "In addition, the terms of Section 8.14 (Price Protection) of the Agreement shall be incorporated by reference as if fully set forth herein."

9.   In Section 3, replace "three (3) years" with "five (5) years."

     Add the following as a new second sentence:

     "Oracle will provide Alliance Member with six (6) months prior written notice before the end of year three (3) and six (6) months before the end of year four (4) of its intention (if any) to increase the Sublicense Fees for year four (4) and year five (5) of the Term of this Addendum."

10.  In Section 3, add the following as a new last paragraph:

           "Upon the termination or expiration of this Agreement, unless the Alliance member's Development Licenses are terminated for cause hereunder, the Alliance Member may continue to receive Technical Support from Oracle for such Development Licenses, including upgrades, under the fees and policies which then generally apply to Oracle's alliance member's at large. In addition, upon the termination of this agreement or expiration of this Agreement for reasons other than for the Alliance Member's material breach of one or more of the terms relating to the Alliance Member's rights and obligations with respect to the grant of and payment for Sublicenses hereunder, the Alliance Member may continue to provide technical support for all Sublicenses granted prior to expiration or termination of this Agreement. Such Technical Support may be purchased by the Alliance Member following termination under the fees and policies which then generally apply to Oracle's alliance member's at large."

11.  Delete the wording in Section 4 and replace it with the following:

               "The Alliance Member shall have the right to market and grant Sublicenses of Programs with the Integrated System in all countries worldwide (the "Territory"), subject to the terms of this Section. Oracle may from time to time deny the Alliance Member the right to Sublicense in certain countries in the Territory in order to protect Oracle's interests if, in the reasonable opinion of Oracle's counsel, such countries (i) do not provide adequate protection for Oracle's proprietary rights through copyright, trade secret, patent, or other laws; or (ii) have laws or regulations or the government has committed acts which in the opinion of Oracle's counsel, are injurious to Oracle's interests in the Programs. Such restriction shall apply to all members of Oracle's Alliance Program. In the event that Oracle does place a restriction on certain countries in the Territory, Oracle will allow the Alliance Member to complete any business transaction it has with such restricted country within sixty (60) days of such notification.

            The Alliance Member acknowledges that the Programs are subject to export controls imposed on Oracle and the Alliance Member by the U.S. Export Administration Act, United States Departments of Commerce, Treasury, and State regulations and directives, and other United States law ("Export laws"). The Alliance Member certifies that neither the Programs nor any direct product thereof are (i) exported, directly or indirectly, in violation of Export laws; or (ii) are intended to be used for any purposes prohibited by the Export laws, including, without limitation, nuclear, chemical, or biological weapons proliferation. Furthermore, the Alliance Member shall not transfer the Programs outside of the territory for which the Alliance Member has Sublicense rights under this Agreement.

              The Alliance Member warrants that it will not grant Sublicenses in or ship any Programs to a country until it has completed all necessary government formalities in such country and upon reasonable request by Oracle, the Alliance Member provides evidence of completion of such formalities to Oracle. The Alliance Member will indemnify Oracle for any losses, costs, liability, and damages incurred by Oracle as a result of a failure by the Alliance Member to comply with the necessary government requirements in any country. The obligations under this Section shall survive the expiration or termination of this Addendum. Upon Oracle's reasonable request, the Alliance Member shall make records available to Oracle to allow to confirm the Alliance Member's compliance with this Section."

12. In the second sentence of Section 5.1 B, after the words "Oracle Technical Support services" add the following:

     ", as stated in the Technical Support Attachment to this Addendum,"

13. Delete the first two paragraphs of Section 5.2 and replace them with the following:

          "For Technical Support services for Sublicensees, each year the Alliance Member agrees to pay Oracle annual Technical Support Fees for each Application Specific Full Use Program Sublicensed under this Addendum where the Sublicensee received technical support services for such Application Specific Full Use Program during the applicable support period from the Alliance Member. Alliance Member shall only be responsible for paying a pro rata portion of the Technical Support Fees for those Sublicensees who only receive support for a partial year. Annual Technical Support Fees for a Program shall be equal to the applicable Technical Support Percentage Rate specified below of the Sublicense fees accrued to Oracle for the period specified below during which a Sublicensed Program is supported by the Alliance Member.

                         Technical Support                  Technical Support
                           Services Level                     Percentage Rate
                           --------------                     ---------------
                                 Silver                                   %
                               Year 1                                7.5%
                               Year 2                                7.5%
                               Year 3                                8.0%
                               Year 4                                9.0%
                               Year 5                                 10%

     If the Sublicensee has not continuously maintained Technical Support services from the earlier of the date of Sublicense or the date of shipment, the Alliance Member shall be required to reinstate lapsed Technical Support services for the applicable Sublicense at the fees set forth in this Section."

     Delete the first sentence of the second paragraph and replace with the following:

          "On each anniversary during the Term of this Addendum, the Alliance Member shall provide to Oracle a report setting forth all the Alliance Members Sublicenses and those Sublicensed Programs which were supported by the Alliance Member for the year following the prior anniversary."

     Also, delete the third sentence and replace with the following:

          "The Alliance Member shall provide Oracle with payment of all Technical Support Fees, for the year following the prior anniversary, required under the applicable anniversary report with such report in the form of a check made out in the amount of such fees. All
     Technical Support Fees paid to Oracle are noncancelable and nonrefundable."

     In the third paragraph delete the first two lines and replace with the following: "On or after the fifth (5th) anniversary date of the Effective Date of this Addendum,".

14. In the first paragraph of Section 6, replace "twenty days (20)" with "thirty (30)".

15.  In Section 6.A, after the words "due to Oracle" insert the following:

     ", with such fees being payable as specified in Section 5 of this Addendum"

16. Delete the body of Section 7 in its entirety and replace with the following:

          "The Alliance Member shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Alliance Member."

Subject to the modifications herein, the Addendum and the Agreement shall remain in full force and effect.

The Effective Date of this Agreement One is May 31, 1998.


SYSTEMS & COMPUTER                    ORACLE CORPORATION
TECHNOLOGY CORPORATION

By: Mike Chamberlain                  By: Jeffrey M. Rosado
    --------------------                  ---------------------

Name:  Mike Chamberlain               Name:  Jeffrey M. Rosado
       ---------------------                 ----------------------

Title:  President                     Title:  Manager, Alliances Sales Support
        ---------                             --------------------------------

                         Technical Support Attachment



ORACLE TECHNICAL SUPPORT SERVICES

Technical Support Fees

Technical Support fees are due and payable in advance of the term of Support.

Reinstatement Fees

In the event Technical Support services lapse or were never originally procured, a reinstatement fee shall be assessed upon commencement of Technical Support, such fee shall be subject to Oracle's policies in effect when Technical Support is ordered. Oracle currently calculates Reinstatement Fees from the date that the Technical Support services lapse (or the license order date if the program licenses were not previously supported) to the date that the technical support services are renewed based on the list Bronze support fees in Oracle's US Price List in effect at the time the Technical Support services are ordered.

Support Programs

Oracle Bronze Support

Oracle Bronze Support includes:

o    Real Time Telephone Technical Assistance
     o    5:00 a.m. to 6:00 p.m. (Pacific Time), Monday through Friday
     o Problem solving, bug reporting, documentation clarification, technical guidance
o     Program updates
      o   Patches and fixes
      o   General maintenance releases
      o   Documentation updates
o     Support System dial-in access
o     Quarterly Support newsletter
o     Mail server access
      o   Read/Write access to Electronic Mail over the Internet
      o   Technical Assistance Requests can be opened, closed or updated
      o   General Communication with Oracle Worldwide Support

o SupportNotes(TM) - Oracle Book based CD-ROM repository of technical information
o Oracle Electronic Support - Read/Write access to Oracle's private Support Forum on CompuServe**
      ** Customers will need to register with CompuServe to obtain CompuServe access. This service will be offered in the United States only.

Oracle Silver Support

Oracle Silver Support includes Oracle Bronze Support plus the following:

o     Real Time Telephone Technical Assistance
      o   Toll-free 800 number
      o   24 hours a day/7 days a week
o SupportNotes(TM) - Oracle Book based CD-ROM repository of technical information
o     Management reports - Faxed upon request
o     Proactive Alerts
      o   Contain known problem and problem resolution information
      o   Proactively faxed as applicable

Oracle Gold Support

Oracle Gold Support (for which a minimum fee applies) includes Oracle Silver Support plus the following:

o     Priority Reactive Support
o     Accountant Management
      o   Communication channels between Oracle and customer
      o   Status reports to customer and management
      o   Regular account reviews with customer
      o   Conduct all proactive planning activities
      o   Some first-line support
o     Foundation Proactive Services
      o   Patch Planning
      o   Version/Release Planning
      o   Alerts

The following Basic, Standard, and Extended Support packages are no longer available for new support contracts.

Basic Annual Support

Basic Annual Support includes:

o     Telephone Technical Assistance
      o   5:00 a.m. to 6:00 p.m. (Pacific Time) Monday through Friday
      o Problem solving, bug reporting, documentation clarification, technical guidance
o     Program updates and associated documentation
o     Support System dial-in access
      o   Log/Update/Review TARs
      o   Review Bugs
      o   Access Support Bulletin Board
o     Quarterly Support newsletter

Standard Support

Standard Support includes Basic Support plus the following:

o     Telephone Technical Assistance - 24 hours a day/7 days a week

Extended Support

Extended Support includes Standard Support plus the following:

o     Toll-free 800 number

Information Customers Need When Calling Support

Before Support can begin work on any problem, information about the nature and location of the problem is required. Whenever a call is placed to the hotline, the following information should be provided:

o The Customer Support Identification (CSI) number or PC registration number
o     The area code and phone number listed under the CSI number
o Operating system (including version) on which Oracle Programs are installed
o The Oracle product component and its version number the call concerns. Support questions involve product components -- that is, constituent parts of an Oracle product. For example, with the ORACLE kernel, Customer receives components such as RDBMS, IMP, EXP, SQL*Loader and SQL*Forms.
o     The relevant Program version(s)
o     Any Program error number that appeared
o     Brief description of the problem
o Severity of the problem. Oracle Worldwide Support classifies problems according to how they impact the Customer's business. See list below for explanation of Technical Assistance Request (TAR) Severity Levels.

Technical Assistance Request (TAR) Severity Levels

The chart below lists standard Technical Assistance Request Severity Levels. Oracle Worldwide Customer Support responds to TARs based on Severity Level.

Severity Level

Severity 1
Critical Business Impact
Customer's work, regardless of the environment or product usage, is stopped or so severely impacted that the customer cannot reasonably continue to work.

Severity 2
Severe Business Impact
Customer's work is continuing (not stopped) however there is a serious impact on the customer's productivity and/or service levels.

Severity 3
Minor Business Impact
The customer's work regardless of the environment or product usage, has minor loss of services or resources.

Severity 4
No Business Impact
Customer is in full working mode - there is no work being impeded at the time
- information is requested but has no impact on the operation of the prproducts.

TARs are logged and tracked in Support's Support System. Response will be given to the Customer by telephone and logged directly into the problem-tracking system. The Customer may dial-in to track the progress of their TAR at any time.

Support's response may include a written response, patch tape, supplementary documentation, a temporary means of circumventing the problem pending a new release, or other correctional aids.

Customer CPU Support Identification (CSI) Number

Customers shall receive a CSI Number upon purchasing Oracle Technical Support services.

The CSI number identifies the Customer with respect to the following information:

o     Company Name and Address
o     Product Set and Version
o     Support Level and Duration
o     Operating System
o     Technical Contact Information

Worldwide Customer Support uses the CSI number to identify the Customer's Support contract when a Customer calls the Support Hotline or uses dials-in access.

Technical Support Liaison ("Technical Contact")

Customers shall designate one (1) primary and two (2) backup Customer employees ("Technical Contacts") to serve as liaisons with Oracle Worldwide Customer Support. The designated "Technical Contact" is the sole liaison between technical support and Customers for all product support and shall be based on the Customer site. Customer may elect to add Technical Contacts for an additional fee.

To assure uninterrupted Technical Support service, customers must notify Client Relations at (415) 506-1500, option 9, whenever Technical Contact responsibilities are transferred to another individual.

Updates

"Update" means a subsequent release of the Program which Oracle generally makes available for Program licenses at no additional license fee other than media and handling charges, provided Customer has ordered Technical Support for such licenses for the relevant time period. Update shall not include any release, option or future product which Oracle licenses separately.

Terms of Support

Oracle Worldwide Customer Support's technical assistance is limited to licenses, products, and platforms that are fully supported and to problems which are demonstrable in the current release of the licensed program, running unaltered on the proper hardware configuration. Current release information is posted on-line.

Technical Support for older versions of Oracle products or for non-Oracle products is subject to additional fees.

These Technical Support policies are Oracle's current policies and are subject to change at Oracle's discretion.

Termination

Customer may terminate technical support at any time by notifying Oracle in writing at least thirty (30) days before the desired date of termination. Technical Support shall be terminated upon receipt of such notice. On termination, Oracle shall refund the unused portion of technical support fees paid by the Customer for the licenses for the allocable period for which technical support is terminated.

Phone Numbers and Address Information

Customer Support Hotline

(For Technical Support, Non-Technical Support, and Support Sales information)

415-506-1500

Technical Support Dial-in Number

RTSS Dial-in 415-598-9350

Technical Support Address

Oracle Worldwide Technical Support
500 Oracle Parkway
Box 659313
Redwood Shores, CA  94065

                        APPLICATION PACKAGE ATTACHMENT

Name of Application Programs which the Alliance Member will be Sublicensing under the Agreement (may not contain the trademarks "Oracle" or "Ora" or any portion thereof):

                  SCT Education Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

Banner2000(TM)

Banner2000 Student -- This solution fuses administrative and academic functions for a complete business solution. Users focus on enrollment management objectives, while prospects, students, and faculty enjoy secure access to their information to apply, register, pay, grade, and advise. Banner2000 Student features these key modules: Course Catalog, Class Schedule, General Person, Events Management, Faculty Load, Recruiting, Admissions, General Student, Registration, Location Management & Housing, Accounts Receivable, Academic Records/Transfer Articulation, Degree Audit.

Banner2000 Finance -- Higher education needs a fund accounting solution that supports Generally Accepted Accounting Principles (GAAP) as defined by FASB and GASB. The economic environment places increased emphasis on cost containment, research accounting, and grant funding. Banner2000 Finance was designed exclusively for this unique environment. Its embedded workflow management, simplified reporting, and executive query tools manage day-to-day financial operations and free users to access and analyze critical financial information. The key modules of Banner2000 Finance include General Ledger, Fixed Assets, Purchasing, Cost Accounting, Accounts Payable, Accounts Receivable, Stores Inventory, Investment Management, and Budget Development.

Banner2000 Financial Aid -- With Banner2000 Financial Aid, institutions stay ahead of the regulatory curve to take advantage of the electronic transfer of information. SCT's ongoing support of industry initiatives lets institutions choose how to manage financial aid, streamline financial aid operations, and meet enrollment objectives. Banner2000 Financial Aid includes these integrated functions: Applicant Record Creation, Funds Management, Requirements Tracking, Disbursement, Budgeting, Loan Processing, Need Analysis, Verification, Student Employment, Award History/Transcripts, EDE, Reporting, and Packaging.

Banner2000 Human Resources/Payroll -- In higher education, human resources administration is more than payroll, employment, compensation, and benefits. Position control, tenure, deferred pay, work-study, and regulatory requirements further define information system needs. Banner2000 Human Resources/Payroll addresses the complexities of higher education in the context of core human resources functions and adds value to the institution's business with built-in workflow. Its 11 comprehensive modules include Applicant Tracking, Position Management, Employment Administration, Personnel Services Budgeting, Compensation Administration, Time & Attendance Reporting, Employee Relations Administration, Payroll Calculation, Payroll Adjustments & History, Health & Safety Administration, and Benefits Administration.

Banner2000 Alumni/Development -- This solution gives the institution a rich repository of information about constituents, from their days as students to their lives today, for building strong and lasting relationships, mining institutional gold, and competing successfully for dollars. Its key modules include Constituents, Prospect Management, Organizations, Solicitor Organization, Membership, Campaigns, Events, Designations, and Gift & Pledge Processing.

Loan Management System -- SCT's Loan Management System gives institutions the confidence to adhere to federal regulatory and due diligence requirements, eliminate the high costs associated with third-party servicers, and increase collections. LMS serves as the central repository for the institution's loan, consolidated billing, and collection data. Developed specifically for higher education administrators, the system offers timely billing and complete due diligence capabilities, helping institutions lower default rates, significantly reduce collection costs, and increase annual collections by as much as 20 percent. LMS can be fully integrated with Banner2000(TM) systems to minimize record keeping and add a level of efficiency and data integrity while activating security levels to protect confidential information.

Banner2000 CAPP(TM) -- This curriculum, advising, and program planning solution offers flexible student tracking toward a degree, certificate, or diploma. Banner2000 CAPP gives users freedom in defining academic requirements online and evaluating academic progress.

Banner2000 Web for Students -- Banner2000 Web for Students delivers timely information in a way that today's students and prospects know and love. Using hypertext links to navigate system screens, students gain self-service access to course catalogs, class schedules, online registration, grades, admissions, account balances, financial aid, address verification, and transcripts. It provides students with secure World Wide Web access to information in a familiar format.

Banner2000 Web for Faculty & Advisors -- This solution puts information on instructional activities in the hands of those responsible for managing the process. Using hypertext links to navigate system screens, faculty and advisors gain self-service access to mid-term and final grading, course rosters and waitlists, student registration, biographic information, campus directories, faculty schedules, employment history, course catalog, and class schedules. Banner2000 Web for Faculty & Advisors enables faculty to grade and advise on their own schedules -- on campus or at home -- with easy, secure access to the administrative data they need.

Banner2000 Web for Employees -- This solution goes beyond enabling users to elect benefits for open enrollment. Using hypertext links to navigate system screens, employees and job applicants can accomplish these HR tasks and more: update tax exemption information, benefits, directory profiles, and miscellaneous biographic information; and view payroll and job history, paychecks/direct deposit stubs, leave history, year-end tax statement, and flexible spending account activity. Banner2000 Web for Employees transforms employees into a virtual HR staff.

Banner2000 Web for Executives -- Banner2000 Web for Executives is the source of strategic information for the enterprising executive. It provides key benchmarking data about the institution's performance for analyzing internal practices, measuring effectiveness of business processes, assessing costs of current activities, and comparing data with general trends across the industry. A one-stop shop for all executive-level information, Banner2000 Web for Executives furnishes key performance indicators (KPI), or detailed lists of measurements that the institution considers vital to monitoring and evaluating strategies. Using familiar, intuitive Web technology, executives view KPIs tailored to the institution's requirements.

Banner2000 Web for Alumni -- With Banner2000 Web for Alumni, constituents can access the Banner2000 administrative database through the World Wide Web. This removes staff from the burden of answering routine questions via phone and mail, and frees them to focus on more strategic activities that promote the institution. At the same time, constituents enjoy an easy, efficient connection to all the functions they need to become and remain regular contributors to the institution: communications, membership, events, career opportunities, voluntary support, and volunteer opportunities.

Banner2000 Voice Response -- This solution enables institutions to reach out to their customers and provide improved services, without increasing staff. With Banner2000 Voice Response (VR), students can check their admissions status, register for courses, and inquire about their financial aid -- all by themselves, at any time of day or night, from any Touch-tone phone. Banner2000 VR Student and Banner2000 VR Financial Aid are integrated solutions for direct student access to information and transactions. They provide consistent answers to students' questions, eliminate long waiting lines, reduce data entry time, and provide an additional level of service to students.

Banner2000 Kiosk -- This solution provides a service center or help desk in highly traveled places on or off campus -- for example, the student union or a popular shopping mall. Students can walk up to the kiosk and get answers to their questions at any time, day or night. They gain access to information about admission and decision status, financial aid awards, course availability, registration, account balances and payment options, schedules, grades, transcripts, and campus maps.

EDI.Smart(TM) -- This solution is available today and is in production on college and university campuses. It offers full EDI translation-level support for more than 270 transaction sets and supports standalone systems, LANs, Internet FTP and SMTP protocols, and EDIFACT standards. Also, EDI.Smart includes a Wizard to simplify creation of external interfaces. A desktop computer-based solution, EDI.Smart runs with any SCT Education Systems administrative software. Developed to expedite a range of activities, EDI.Smart supports ANSI ASC X12 standard transaction sets, including academic transcripts, enrollment certification, applications for admission, and purchase orders.

Strategic Enrollment Management -- Strategic Enrollment Management -- and the SAS(R) engine that serves as its foundation -- summarizes and transforms Banner2000(TM) data to support both point-in-time and longitudinal analysis. Users explore and identify critical trends for the institution, model critical business relationships, forecast outcomes based on history, evaluate options, and take action. No other product puts the pieces together as completely and as quickly as Strategic Enrollment Management. And no other product provides such an easy window to information-centric analysis and planning.

Banner Object:Access(TM) -- This solution provides application -independent, ststandardized business logic so that the information requested is exactly what is delivered through the user's choice of access method. The Banner Object:Access architecture presents information in functional categories for effective reporting.

SCT Aspire(TM) for Banner2000 -- An integrated distance education solution, SCT Aspire for Banner2000 incorporates best practices in electronic student services and distance education as well as online registration, course deliver and management, advising, and skills/competency assessment capabilities. The foundation of this solution's architecture is Banner2000 and its net-centric, enterprise-wide business processes.

Banner2000 Imaging for Student -- This solution enables users across the enterprise to streamline work processes by scanning, annotating, reviewing, and filing documents electronically. Banner2000 Imaging for Student supports admissions, registration, faculty, and billing functions. All popular scanning devices are supported.

Banner2000 Imaging for Finance -- With this solution, users in accounts payable can query finance imaging records utilizing search fields and database functions. They can review or annotate images, add documents to the imaging system, and electronically file documents into finance folders. All popular scanning devices are supported.

Banner2000 Imaging for Financial Aid -- This solution speeds and streamlines the decision-making process within financial aid administration by enabling users to scan financial aid documents such as award letters, tax returns, institutional applications, verification worksheets, and loan applications. With Banner2000 Imaging for Financial Aid, users can query records by utilizing search fields and database functions. They can review and annotate images as well as add documents to the imaging system. All popular scanning devices are supported.

Banner2000 Imaging for Human Resources -- Banner2000 Imaging for Human Resources is one more step toward maximizing employee empowerment and self-service. Department search committees, for example, can scan resumes, attach the scanned document to a Banner2000 applicant, and route to faculty. Supervisors can find the same convenience in handling performance reviews. All popular scanning devices are supported.

Banner2000 Imaging for Alumni/Development -- With Banner2000 Imaging for Alumni/Development, users streamline development operations by querying records, reviewing images, annotating online documents, and filing document electronically. All popular scanning devices are supported.

SCT Workflow -- This solution automates, simplifies, measures, directs, and manages the flow of information through the enterprise. It effectively teams processes, information, and people by offering key advantages: effective dating, a graphical business process modeler, metrics, and access from SCT's popular "Web for . . . " products.

Plus2000(TM)

Plus2000 Student Information System (SIS) -- Plus2000 SIS is the proven and informed choice to support student information management. It features nine key modules: Shared Components, Admissions, Registration, Student Records, Billing/Receivables, Degree Audit & Advising (On Course), Housing, Voice Response, and Financial Aid Management. Plus2000 SIS gives institutions unparalleled advantages in records processing and strategic management. It enables users to quickly process and provide grades and use up-to-the-minute data to effectively counsel students. The system's special On Course(TM) feature improves advisory capabilities, and its Financial Aid Management (FAM) module automates the entire financial aid process.

Plus2000 Financial Aid Management (FAM) -- FAM interfaces with the Plus2000 SIS Billing, Admissions, and Student Records modules. Also, incorporated into the FAM module is the College Scholarship Service's (CSS(R)) Packaging Aid
Resource System (PARS), and Institutional Need Analysis System (INAS). To support enrollment objectives, SCT also provides an annual Early Financial Aid Release, for Early Decision Processing, and the CSS PROFILE(TM). Annual regulatory updates for FAM and CSS keep you up-to-date in support of your compliance requirements. With FAM, institutions gain assurance of efficient operations and effective service levels in the following areas of financial aid processing: Establishing financial aid funds, processing aid applications, tracking document requirements, establishing student budgets, awarding aid, authorizing disbursements, monitoring student eligibility, verifying application data, processing special funds, and fund management & reporting.

Loan Management System -- This solution gives institutions the confidence to adhere to federal regulatory and due diligence requirements, eliminate the high costs associated with third-party servicers, and increase collections. LMS serves as the central repository for the institution's loan, consolidated billing, and collection data. Developed specifically for higher education administrators, the system offers timely billing and complete due diligence capabilities, helping institutions lower default rates, significantly reduce collection costs, and increase annual collections by as much as 20 percent.

Plus2000 Financial Records System (FRS) -- Plus2000 FRS enables institutions to achieve superior cash management by helping them track cash resources and manage assets with maximum efficiency. Plus2000 FRS maintains software in compliance with FASB and GASB guidelines. Institutions can use Plus2000 FRS alone or integrated with the Plus2000 Human Resources System for an added level of efficiency, productivity, and data integrity. Plus2000 FRS provides five key modules: Financial/Grant Accounting, Purchasing, Fixed Assets, Accounts Payable, and Budget Development.

Plus2000 Human Resources System (HRS) -- Plus2000 HRS features six comprehensive modules: Position & Budget Control, Benefits & Deductions Management, Payroll Processing, Personnel Management, Labor Distribution & Accounting Control, and Applicant Tracking/Processing. Plus2000 HRS provides a wide array of applicant-tracking features that enable institutions to automatically match an applicant's skills to a position's requirements. With Plus2000 HRS, users can administer and report on institutional practices and policies in the key areas of employment, compensation, benefits, and position control/budgeting. Comprehensive payroll components of Plus2000 HRS provide flexibility for timely and accurate payrolls of any size, whether users are producing checks, complying with tax and other regulatory requirements, or meeting multiple payroll schedules simultaneously.

Plus2000 Alumni/Development System (ADS) -- SCT's Plus2000 Alumni/Development System (ADS) offers superior control of giving and development programs by helping institutions build a constituency, cultivate relationships, plan and monitor campaigns, and conduct fund accounting, pledge tracking, and gift processing. Plus2000 ADS, the proven and informed choice to support institutional advancement, features six key modules: Constituent Management; Relationship Cultivation; Campaign Management; Membership Management; Pledge, Payment, Gift Management; and Financial History.

Plus2000 Web for Students -- Plus2000 Web for Students delivers timely information in a way that today's students and prospects know and love. Using hypertext links to navigate system screens, students gain self-service access to: course catalogs, class schedules, online registration, grades, admissions, account balances, financial aid, address verification, and transcripts. It provides students with secure World Wide Web access to information in a familiar format.

Plus2000 Web for Faculty & Advisors -- This solution puts information on instructional activities in the hands of those responsible for managing the process. Using hypertext links to navigate system screens, faculty and advisors gain self-service access to final grading, course rosters and waitlists, student registration, biographic information, campus directories, faculty schedules, course catalog, and class schedules. Plus2000 Web for Faculty & Advisors enables faculty to grade and advise on their own schedules
-- on campus or at home -- with easy, secure access to the adadministrative data they need.

Plus2000 Web for Employees -- This solution goes beyond enabling users to elect benefits for open enrollment. Using hypertext links to navigate system screens, employees and job applicants can accomplish these HR tasks and more: update tax exemptions; view deductions, earnings, pay stubs, job history, paychecks, and leave balances; and update biographic information. Plus2000 Web for Employees transforms employees into a virtual HR staff.

Plus2000 Web for Executives -- Plus2000 Web for Executives is the source of strategic information for the enterprising executive. It provides key benchmarking data about the institution's performance for analyzing internal practices, measuring effectiveness of business processes, assessing costs of current activities, and comparing data with general trends across the industry. A one-stop shop for all executive-level information, Plus2000 Web for Executives furnishes key performance indicators (KPI), or detailed lists of measurements that the institution considers vital to monitoring and evaluating strategies. Using familiar, intuitive Web technology, executives view KPIs tailored to the institution's requirements.

Plus2000 Web for Alumni -- With Plus2000 Web for Alumni, constituents can access the Plus2000 administrative database through the World Wide Web. This removes staff from the burden of answering routine questions via phone and mail, and frees them to focus on more strategic activities that promote the institution. At the same time, constituents enjoy an easy, efficient connection to all the functions they need to become and remain regular contributors to your institution: communications, membership, events, career opportunities, voluntary support, and volunteer opportunities.

Plus2000 Voice Response (VR) -- With Plus2000 VR, students can check their admissions status, register for courses, and inquire about their financial aid -- all by themselves, at any time of day or night, from any Touch-tone phphone. Voice Response (VR) Student and Financial Aid is an integrated solution for colleges and universities to provide direct student access to information and transactions. A cost-saving solution, VR frees personnel in the various offices from answering routine questions. Just as important, it provides consistent answers to students' questions, eliminates long waiting lines, reduces data entry time, and provides an additional enhanced level of service to students. SCT has partnered with three leading providers of interactive voice processing systems -- TouchNet Information Systems, EPOS Corporation, and Brite Voice Systems (formally Perception Technology Corporation). These partnerships have resulted in joint development of a Voice Response solution that is truly integrated with Plus2000 Student and Financial Aid applications.

Plus2000 Imaging for SIS -- This solution enables users across the enterprise to streamline work processes by scanning, annotating, reviewing, and filing documents electronically. Plus2000 Imaging for Student supports admissions, registration, faculty, and billing functions. All popular scanning devices are supported.

Plus2000 Imaging for FRS -- With this solution, users in accounts payable can query finance imaging records utilizing search fields and database functions. They can review or annotate images, add documents to the imaging system, and electronically file documents into finance folders. All popular scanning devices are supported.

Plus2000 Imaging for HRS -- Plus2000 Imaging for Human Resources is one more step toward maximizing employee empowerment and self-service. Department search committees, for example, can scan resumes, attach the scanned document to a Plus2000 applicant, and route to faculty. Supervisors can find the same convenience in handling performance reviews. All popular scanning devices are supported.

Plus2000 Imaging for ADS -- With Plus2000 Imaging for Alumni/Development, users streamline development operations by querying records, reviewing images, annotating online documents, and filing document electronically. All popular scanning devices are supported.

Plus2000 Housing -- A robust, full-featured application, Housing in Plus2000 SIS enables institutions to deliver optimal customer service to those looking for a home on campus. With Plus2000 Housing, institutions gain the advantage of accelerated response time, improved success rates, flexible billing, and the potential to honor special requests.

Plus2000 Kiosk -- This solution provides a service center or help desk in highly traveled places on or off campus -- for example, the student union or a popular shopping mall. Students can walk up to the kiosk and get answers to their questions at any time, day or night. They gain access to information about admission and decision status, financial aid awards, course availability, registration, account balances and payment options, schedules, grades, transcripts, and campus maps.

EDI.Smart -- This solution is available today and is in production on college and university campuses. It offers full EDI translation-level support for more than 270 transaction sets and supports standalone systems, LANs, Internet FTP and SMTP protocols, and EDIFACT standards. Also, EDI.Smart includes a Wizard to simplify creation of external interfaces. A desktop computer-based solution, EDI.Smart runs with any SCT Education Systems administrative software. Developed to expedite a range of activities, EDI.Smart supports ANSI ASC X12 standard transaction sets, including academic transcripts, enrollment certification, applications for admission, and purchase orders.

Strategic Enrollment Management -- Strategic Enrollment Management summarizes and transforms Plus2000(TM) data to support both point-in-time and longitudinal analysis. Users explore and identify critical trends for the institution, model critical business relationships, forecast outcomes based on history, evaluate options, and take action. No other product puts the pieces together as completely and as quickly as Strategic Enrollment Management. And no other product provides such an easy window to information-centric analysis and planning.

Plus2000 GUI -- Plus2000 GUI provides access to administrative applications either from the desktop or from a Web browser running over an intranet. In addition, it supports the ability to provide a character-based interface for users requiring that option. Complete with tools to aid configuration and customization, Plus2000 GUI represents a technology breakthrough for Plus2000 solutions.

FOCUS Express for Plus2000 -- This solution provides users with immediate, direct access to Plus2000 application databases, a multitude of pre-formatted reports, and additional reporting capabilities such as label processing.

SCT Aspire for Plus2000 -- An integrated distance education solution, SCT Aspire for Plus2000 incorporates best practices in electronic student services and distance education as well as online registration, course deliver and management, advising, and skills/competency assessment capabilities.

Other
SCT Aspire (for Commerce) -- This is an enterprise solution for authoring, administering, and managing the deliver of online learning. Users can set up courses for online registration, define the types of users, run standard reports, and track learners' activities. Learners can select and pay for courses online, take the courses immediately, and communicate with instructors by e-mail, bulletin boards, and discussion forums.

                  SCT Government Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

BANNER(R) PRODUCTS:

Banner Courts
-------------
AnAn advanced case and financial management system for courts of all jurisdictions, Banner Courts tracks cases and their participants from start to finish. Banner uses sophisticated Oracle(R) and SQL database technology and an architecture based upon user-defined codes and rules. Banner Courts is comprised of four systems: Civil, Criminal, Juvenile, and Traffic. This specialization allows courts at all jurisdictional levels to collect data and establish process routines for specific case types.

The Banner Courts Civil Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for civil courts.

The Banner Courts Criminal Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for criminal courts.

The Banner Courts Juvenile Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for family courts.

The Banner Courts Traffic Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for traffic courts.

The Banner Extended Case Information System for Courts Module enables courts to process and maintain information related to evidence and file tracking, bail and bonds, and service documents.

The Banner Accounting Management for Courts Module enables the user to process detailed accounting information related to court cases including accounts payable, general ledger interface, and check reconciliation.

Banner Cash Receipts
--------------------
BaBanner Cash Receipts is an innovative solution for governments looking to improve fee collection management. Its relational database technology and broad functionality help streamline cumbersome transactions. Banner Cash Receipts can be integrated with other Banner systems to reduce data entry redundancy and errors. Employees are able to enter information faster, and need only do so once. Integration with cash drawers and printers--directly from the desktop--simplifies cashiers' work and enables them to focus on providing superior customer service.

Banner Records Indexing
-----------------------
BaBanner Records Indexing is an invaluable tool for managing public records and improving workflow. Its six integral functions address the issues that are key to simplifying document management: recording and receipting, indexing and verification, searching and data retrieval, remote/internet access to documents, accounts receivable, and document imaging. These features are adaptable to an organization's policies and procedures.

Banner Occupational Tax and License
-----------------------------------
ThThe Banner Occupational Tax & License System is an administrative application that automates the collection of occupational taxes, business licenses, permits, and fees.

Banner Property Tax
-------------------
ThThe Banner Property Tax System performs all the basic functions of property tax assessment, calculation, billing, collections, and distributions. It handles real property, personal property, manufactured homes, and motor vehicles.

Banner Finance
--------------
BaBanner Finance's embedded workflow management, simplified reporting, and executive query tools manage day-to-day financial operations and free users to access and analyze critical financial information. The key modules of Banner2000 Finance include General Ledger, Fixed Assets, Purchasing, Cost Accounting, Accounts Payable, Accounts Receivable, Stores Inventory, Investment Management, and Budget Development.

Banner HR
---------
BaBanner Human Resources/Payroll includes 11 comprehensive modules: Applicant Tracking, Position Management, Employment Administration, Personnel Services Budgeting, Compensation Administration, Time & Attendance Reporting, Employee Relations Administration, Payroll Calculation, Payroll Adjustments & History, Health & Safety Administration, and Benefits Administration.

PSAS PRODUCTS:

     Note: All PSAS products operate on the IBM AS/400 in native mode.

PSAS Financial
--------------
ThThe PSAS2000 Financial system includes the Budgeting/Accounting, Fixed Assets, Stores Inventory Control, Accounts Receivable, Business Licenses and Fees, and Cash Receipts applications. Smooth integration between applications provides a comprehensive, efficient, and accurate financial system. PSAS2000 Budgeting/Accounting is the core of the PSAS Financial system. Designed specifically for government, it is an integrated accounts payable, multiple-fund general ledger, and financial reporting system. Its features include project accounting and budgetary accounting and control.

PSAS Utility Customer Accounting
--------------------------------
ThThe PSAS Utility Customer Accounting (UCA) system takes the headaches out of billing, collection, accounting, and service order management. Designed for both public and private utilities, it accommodates a variety of services and provides a detailed history of consumption, charges, payments, and adjustments. UCA provides complete control over service deposits, handles delinquent accounts, and helps automate service order processing.

PSAS Payroll
------------
PSPSAS Payroll automatically calculates gross pay, deductions, benefits, taxes, and net pay. It calculates, prints, and reconciles checks for salaried, hourly, and contract employees. It tracks personnel information through user-defined fields and maintains pay rates, tax tables, and employee benefit and deduction calculations online. It automatically distributes labor and benefits costs to accounts and projects in PSAS Budgeting/Accounting, and it handles the concurrent preparation of payrolls for multiple payroll frequencies.

PSAS Records Indexing
---------------------
PSPSAS Records Indexing enables government organizations to record, manage, and retrieve vast quantities of documents--quickly and accurately. It also generates a variety of required reports, such as document indexes, verification and document control listings, and fee collection audit reports. With the PSAS Records Indexing System, governments can provide better service without increasing staff, and generate greater revenue. PSAS Records Indexing can be integrated with other SCT applications such as Cash Receipts, Accounts Receivable, Remote Access, and Document Imaging to offer a complete solution for the archival process.

         SCT Manufacturing & Distribution Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

SCT's ADAGE is an object-oriented, graphical ERP solution with a special emphasis on the process and hybrid manufacturing and distribution industries. ADAGE employs a series of dynamic workflows composed of industry-specific objects and business rules, rather than traditional software modules, that model key business processes across the supply chain.

The 5 main Business Processes included in ADAGE are Manage the Enterprise, Order to Cash, Procure to Pay, Plan to Produce and Design to Deploy. Manage the Enterprise provides businesses visibility across their entire supply chain and extended enterprise by managing inventory, financials, costs, and multiple locations. Order to Cash includes order entry, customer management, order fulfillment and management of receivables. Procure to Pay helps businesses manage their suppliers, procurement of goods and services, logistics and payables. The business process of Plan To Produce provides the ability to forecast demand, generate plans, handle plan execution, and output certification. The last major business process, Design to Deploy, incorporates product research, quality management, product development, and process development.

                   SCT Utility Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

BANNER's flexible tools, client/server approach, Oracle (R) capabilities and Graphical User Interface (GUI) technology bring unprecedented functionality to the utility industry.

BANNER CMS
Customer Management System -- The Customer Management System suite of products provides capabilities to meet every aspect of handling customer needs and providing top-notch customer service. Customer accounts are linked to virtually every function needed to ensure satisfaction.

BANNER CIS
Customer Information System -- The heart of the customer management system, CIS provides complete site-specific control over customer accounts and provides a powerful, comprehensive system for delivering customer service. CIS acts as the hub for other BANNER products affecting customer transactions. The system's flexibility of design allows immediate access to customer information -- including account details, onsite inventory, requested services and aa multitude of other details -- and the automatic interchange of information about the customer with other modules streamlines account service. The system supports any number of services -- metered or unmetered -- and offers customers flexible options while allowing utilities to maintain tight control over account details. CIS permits smooth integration of creating service orders, entering readings, posting payments, producing bills and maintaining customer service at levels customers have come to expect.

BANNER CCS
Customer Contact System -- This module works independently or in conjunction with CIS to maintain complete customer contact records while simplifying recordkeeping. It also allows automatic CSR notification during customer contacts. In addition to providing ongoing records of contacts with customers, it allows CSRs to access customer histories at the touch of a button, saving time for customers and utility personnel. The opportunities for additional marketing made possible by the automatic notification features enhance both the utility's reputation for customer service and the opportunities for additional revenues.

BANNER EWQ
The Electronic Work Queue System interacts with CIS to schedule tasks for fulfilling Electronic Work Queue System customer service requests, allowing assignment of individuals or groups and updating them as appropriate. The comprehensive tracking of personnel assigned and the progress toward completion, by group or by individual, allows utilities to schedule work more efficiently and maintain complete control over workflow. Centralizing tasks in "folders" with full tracking capabilities takes advantage of a wide range of tools that simplify the completion of work assignments.

BANNER Customer Target+ (TM)
Customer Target+ extends the CIS customer database with information to design, execute and manage marketing programs to qualified customers. The additional customer information that assists in targeted marketing efforts can be captured and used in conjunction with existing customer information without disturbing normal workflow.

The system interacts with CSR screens for immediate enrollment of qualified customers and manages mass communications for additional marketing efforts. The ability to pinpoint the right customers and position those products and services that best meet their needs brings utility marketing to a higher level.

BANNER Customer Web Access
This cutting-edge product enables utilities to establish more than merely a "presence on the web." Web Access gives utilities a new avenue of communications with customers and provides new levels of customer service. Based on Oracle(R) Webserver technology, this product allows two-way communication with customers through a World Wide Web site. Web Access ensures that customers can obtain account information in a secure environment, and enjoy other informational services at low personnel costs to the utility. In addition, automated updating of utility records (such as signing up for marketing programs) can be performed according to utility-defined rules.

BANNER Customer ELink (TM)
For customers who have contracted with other utilities for electric service, BANNER Customer ELink manages billing through the CIS. In addition to providing precise usage calculation with a detailed profile of line losses, the system manages the calculation of bills, usage and nominations with a high degree of accuracy to ensure that revenues are stable and correct.

Supply Chain/Utilities
The BANNER Supply Chain Suite of products brings powerful efficiency to those utility operations that customers almost never see: the behind-the-scenes flow of labor, materials, fuels and planning that make the difference between smooth operations and chaos.

BANNER FMS
Fuels Management System -- The Fuels Management System manages all aspects of non-nuclear fuels purchasing, transportation, usage and planning, including sophisticated contract modeling and management. The capabilities of the system reduce the labor involved in tracking and coordinating fuels distribution, while increasing accountability and efficiency. Further, the system eases the burden of complying with increasing regulatory issues and helps utilities gain greater control over contract negotiations and costs.

BANNER MMS
Materials Management System -- This system manages the planning and forecasting, inventory and stores control, requisitioning, purchasing and accounts payable for materials used in the day-to-day operations of utilities. It provides managers with an effective tool to increase efficiency by providing real-time information and sophisticated tools to maintain control over the physical needs of the utility. MMS ensures that transactions with vendors are handled accurately and to the advantage of the utility.

BANNER IMS
Operating independently or in conjunction with the Materials Management System, the Inventory Management System IMS manages job costing, distribution, purchasing, planning and forecasting, replenishment, approval, materials tracking and accounting for inventory used in jobs performed for customer service. IMS enables utilities to maintain optimum inventory levels, resulting in reduced costs, reduced waste and balanced inventory locations.

BANNER Material Catalog+.
This powerful cataloging system for materials and inventory is used as a component in both the Inventory Management and Materials Management Systems. It can also be used as a stand-alone product, integrated with existing systems. BANNER's user-defined classifications help organize material for maximum productivity. A central repository of data enables the user to employ a number of search strategies. The emphasis on flexibility in designating inventory makes the system adaptable to the methods in which utilities work, while allowing all users to deal with inventory in an easy to understand style.

BANNER Requisitioning and Purchasing
This module automates and streamlines the complex chore of tracking requisitions, from original requisition requests through final payment of invoices. By linking to vendor information, it also allows flexibility in cutting costs and improving the efficiency of the purchasing process.

BANNER WMS
Work Management System -- BANNER WMS is a sophisticated system for managing capital projects, operations and maintenance, including project design, initiation, scheduling, tracking, maintenance scheduling, work completion reporting and closing. The system integrates with other BANNER systems, including Electronic Work Queue and existing accounting systems. Complete, real-time access to work status and tracking of projected versus actual results gives managers the ability to improve performance and increase effectiveness.

SCT's newest information management solution is designed to help utilities compete in a deregulated environment. Built around the premier BANNER Customer Management System suite, SCT SinglePoint Solutions (TM) also offers the full range of services that utilities require to succeed in these new business conditions. SCT takes care of the operations that each client chooses to outsource, enabling utilities to dedicate their resources to enhancing core strengths and satisfying customers.

Description of Application Packages: See the Application Programs specified above, which will be coupled with one or more of the Programs.

[GRAPHIC OMITTED]

                 ORACLE EXPRESS PROGRAM SUBLICENSE ATTACHMENT
                  TO APPLICATION SPECIFIC SUBLICENSE ADDENDUM


This document (the "Attachment") is between Oracle Corporation ("Oracle") and the Alliance Member and shall be governed by the terms of the Application Specific Sublicense Addendum between the Alliance Member and Oracle effective 5/31, 1998, (the "Addendum") and the terms set forth below.

The parties hereto agree to amend the Addendum as follows:

1. Under the terms and conditions of the Addendum and this Attachment, the Alliance Member shall have the right to market and grant Sublicenses of Application Specific Oracle Express Programs for installation and use in the United States only. The term "Oracle Express Programs" shall mean Programs which are designated solely as Oracle Express database software by Oracle, and shall not include any Oracle Express application software.

2. Notwithstanding any other provision of the Addendum, for each Application Specific Oracle Express Program Sublicensed by the Alliance Member, the Alliance Member agrees to pay Oracle a Sublicense fee equal to forty-five percent (45%) of the applicable license fee for each such Program, as specified in the applicable Price List (as defined in the Addendum) and Business Alliance Program Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed to a Sublicensee.

3. Oracle is subject to certain restrictions with respect to the distribution of Oracle Express Programs, and the Alliance Member's distribution of the Oracle Express Programs shall be consistent with such limitations. Notwithstanding any other provision of this Attachment, the Addendum or the Agreement, the Alliance Member and its Distributors shall not:

     A. Sublicense Oracle Express Programs designated by Oracle as Oracle Express Dataserver/Sales Analyzer products to The Dun & Bradstreet Corporation or any successor thereto;
     B. Sublicense Oracle Express Programs to A.C. Nielsen Company, any subsidiary of A.C. Nielsen as specified on the Subsidiary Attachment attached hereto (which may be updated by Oracle from time to time upon notice to the Alliance Member), Efficient Market Services, Inc., or any successor thereto; and
     C. Sublicense the Oracle Express Programs for use in a timesharing business.

     The Alliance Member shall indemnify Oracle for all claims, damages, or losses arising from any violation of this Section.

Other than the addition of the provisions above, the terms and conditions of the Addendum remain unchanged and in full force and effect.

The Effective Date of this Attachment shall be 5/31, 1998.

Executed by the Alliance Member:                                Executed by Oracle Corporation:

Authorized Signature: /s/ Mike Chamberlain                      Authorized Signature: /s/ Jeffrey M. Rosado

Name:  Mike Chamberlain                                         Name:  Jeffrey M. Rosado

Title:  President                                               Title:  Manager, Alliances Sales Support


1-96

                     A.C. NIELSEN CO. SUBSIDIARIES EXHIBIT
                            AS OF JANUARY 31, 1997


                                                                STATE OR JURISDICTION
NAME:                                                              OF INCORPORATION:
-----                                                              -------------------

A.C. Nielsen Company                                                       Delaware
A.C. Nielsen (Argentina) S.A.                                              Delaware
         Control Publicitario S.A.                                         Argentina
         IPSA S.A.                                                         Argentina
         IPSA Nielsen Argentina S.A.                                       Argentina
A.C. Nielsen Ges.mbH                                                       Austria
         CMIS Coordinierte Management Informations
              Systeme Ges MbH                                              Austria
         ANR Piackutato Kft.                                               Hungary
A.C. Nielsen Company (Belgium) S.A.                                        Belgium
         A.C. Nielsen Corporation & Co. SNC                                Belgium
A.C. Nielsen do Brasil Ltda.                                               Brazil
         Compnhia Brasileira de Pesquisa a Analise                         Brazil
ACNielsen Canada Holding Ltd.                                              Canada
         ACNielsen Company of Canada Limited                               Canada
              Nielsen Korea Limited                                        Korea
A.C. Nielsen Chile Limitada                                                Chile
         A.C. Nielsen Chile S.A.                                           Chile
A.C. Nielsen de Colombia S.A.                                              Colombia
         Nielsen del Ecuador S.A.                                          Ecuador
ANR Amer nielsen Research Limited                                          Cyprus
AIM Nielsen A/S                                                            Denmark
         AIM Farmstat Aps                                                  Denmark
Teollisuuden Tielopalvelu Industrial Intelligence Ltd. Oy                  Finland
         A.C. Nielsen Finland Oy                                           Finland
              Finnpanel Oy                                                 Finland
A.C. Nielsen S.A.                                                          France
         ERIM S.A.                                                         France
         Panel de Gestion S.A.R.L.                                         France
Amer-Nielsen Research Hellas S.A.                                          Greece
A.C. Nielsen (Dublin) Limited                                              Ireland
A.C. Nielsen of Ireland Limited                                            Ireland
A.C. Nielsen Italia S.p.A.                                                 Italy
         C.R.A. S.r.l.                                                     Italy
              Telepanel S.A.                                               Italy
         SITA, Societa per gli Indici Tessile e Abbigliamento - S.r.l.     Italy
         Management Tools S.r.l.                                           Italy
Nielsen Japan K.K.                                                         Japan
A.C. Nielsen (N.Z.) Limited                                                New Zealand
         AGB McNair Group Ltd.                                             New Zealand
              Media Research Services Ltd.                                 New Zealand
         Market Research (NZ) Ltd.                                         New Zealand
ACNielsen Holdings Spain B.V.                                              The Netherlands
N&P Holdings Spain B.V.                                                    Spain
         A.C. Nielsen Company S.A.                                         Spain
              Infoadex S.A.                                                Spain
         Panel Internacional S.A.                                          Spain
A.C. Nielsen (Nederland) B.V.                                              The Netherlands
         A.C. Nielsen Polen B.V.                                           The Netherlands
              ANR Amer Nielsen Research Sp. z.o.o.                         Poland
              Nielsen Marketing Research spol, s.r.o.                      Czech Republic
              Nederland Centrum voor Marketing Analyses B.V.               The Netherlands
              South African L.P. (no official name)                        South Africa
              ZET-Nielsen Business Information A.S.                        Turkey
Nielsen Norge as                                                           Norway
A/S Norsk Reklame-Statistikk                                               Norway
A.C. Nielsen de Panama S.A.                                                Panama


                                                                STATE OR JURISDICTION
NAME:                                                               OF INCORPORATION:
-----                                                               -------------------

A.C. Nielsen Peru S.A.                                                     Peru
Nedro-Nielsen Estudios de Mercado, Lda.                                    Portugal
A.C. Nielsen P.R. Inc.                                                     Puerto Rico
A.C. Nielsen Singapore Pte. Ltd.                                           Singapore
A.C. Nielsen Company AB                                                    Sweden
A.C. Nielsen Management Services S.A.                                      Switzerland
A.C. Nielsen S.A.                                                          Switzerland
         Media Focus                                                       Switzerland
ACN/PIB Partners                                                           Connecticut
Nielsen Holdings, Inc.                                                     Delaware
Nielsen Leasing Corporation                                                Delaware
Panel International S.A.                                                   Delaware
A.C. Nielsen Company Limited                                               England
A.C. Nielsen (Holdings) Pty. Limited                                       Australia
A.C. Nielsen Australia Pty Limited                                         Australia
AGB McNair Holdings Pty. Limited                                           Australia
         AGB Research Holdings Pty. Limited                                Australia
              Tart Research Pty. Limited                                   Australia
              ABG McNair Pty. Limited                                      Australia
              McNair Anderson Assoc. Pty. Limited                          Australia
Marketing Insights Pty. Ltd.                                               Australia
Nandette Pty. Limited                                                      Australia
         Australian Independent Media Data Pty. Limited                    Australia
CZT/ACN Trademarks, L.L.C.                                                 Delaware
IMS Financial ACN Holding GmbH                                             Germany
ACN Marketing Research Holding GmbH                                        Germany
         A.C. Nielsen GmbH                                                 Germany
              A.C. Nielsen Werbeforschung S&P GmbH                         Germany
         "P&S" Handelsbertung GmbH                                         Germany
SRG Holdings Limited                                                       Hong Kong
SRG Management Services Limited                                            Hong Kong
         Research Consulting Services Ltd.                                 Hong Kong
         SRG China Ltd.                                                    Hong Kong
              Shanghai SRG Ltd.                                            China
         SRG International (HK) Ltd.                                       Hong Kong
         SRG Research Services (HK) Ltd.                                   Hong Kong
         Survey Research Hong Kong Ltd.                                    Hong Kong
         Survey Research Asia Pacific Ltd.                                 Hong Kong
              Survey Research Taiwan ltd.                                  Taiwan
         Survey Research Group Ltd.                                        Hong Kong
              SRG Guangzhou Ltd.                                           China
         Survey Research Group Pte. Ltd.                                   Singapore
              SRG Research Canada ltd.                                     Canada
                D.J. Calhoun Marketing & Development Ltd.                  Canada
                      Recherches en Marketing (Quebec) Inc.                Canada
              P.T. SRI Nielsen Indonesia                                   Indonesia
              SRG Japan K.K.                                               Japan
              Hankook Research Company                                     Korea
              Survey Research Malysia Sdn Bhd                              Malaysia
                Target Marketing Promotions Sdn Bhd                        Malaysia
              Consumer Pulse Inc.                                          Philippines
              Dealer Pulse Inc.                                            Philippines
              Media Pulse Inc.                                             Philippines
                Philippine Monitoring Services Inc.                        Philippines
              Research Philippines Unisearch INC                           Philippines
              Survey Research Singapore Pte. Ltd.                          Singapore
              Deemar County Ltd.                                           Thailand
SRG International Ltd.                                                     New York

[GRAPHIC OMITTED]

                          RUNTIME SUBLICENSE ADDENDUM

This document (the "Addendum") is between Oracle Corporation ("Oracle") and the Alliance Member and shall be governed by the terms of the Oracle Alliance Agreement between the Alliance Member and Oracle effective 5/31, 1998 (the "Agreement") and the terms set forth below.

1.       SUBLICENSES
1.1      Sublicense Programs and Terms
              The Alliance Member may only Sublicense Runtime Programs for which the Alliance Member has previously acquired a Supported Development License for the applicable Designated System. Notwithstanding any other provision of this Agreement, the Alliance Member shall have no right to Sublicense Programs designated as Oracle Applications Programs, Oracle Express Programs, Limited Production Programs, or other Programs specified by Oracle from time-to-time without the prior written consent of Oracle.

              The Alliance Member shall have the right to market and grant Sublicenses of Runtime Programs under the conditions set forth in the Agreement and under the following restrictions:

         A. Sublicense Runtime Programs with the Application Program in the Application Package for use on Designated Systems to Sublicensees. Each copy of the Runtime Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a single Designated System limited to a maximum number of Users; and

         B. Make and deliver to the Sublicensee a single copy of the Runtime Programs in the Application Package for each Sublicense granted.

              The Alliance Member shall use all practical means available, both contractual and technical, to control the restricted use of each Runtime Program Sublicense. If a Sublicensee uses the Runtime Program beyond the limited functionality described in Section 1.2 hereof, the Alliance Member or Distributor shall immediately notify the Sublicensee of such unauthorized use and if the Sublicensee fails to discontinue such unauthorized use following notification either terminate the Sublicense or forward to Oracle one hundred percent (100%) of the applicable Full Use standard Program license fees in effect at the time the payment is made to Oracle together with a written request by the Sublicensee for a Full Use Program license from Oracle. Oracle must approve, in writing, the Sublicensee's request before continued use of the Programs by the Sublicensee shall be deemed authorized.

1.2      Runtime Programs
              For the purposes of this Addendum, "Runtime Program(s)" shall mean Programs which shall be limited to use solely for the purpose of executing an unmodified standard version of the Alliance Member's Application Program. Runtime Programs may not be used to build or modify reports or applications. "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact.

1.3      Value-Added Package
              For the purposes of this Addendum, "Application Program(s)" shall mean the Alliance Member's value-added application software, described in the attached Application Package Attachment with which the Runtime Programs are to be coupled. "Application Package(s)" shall mean the Runtime Programs coupled with the Application Programs. For purposes of the Agreement, the Application Program shall be regarded as the Alliance Member's Value-Added Package.

1.4      Trial Sublicenses
              The Alliance Member and its Distributors shall be entitled to grant, at no charge, up to a maximum combined total of ten (10) temporary Trial Sublicenses of the Application Package at any one time. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed thirty (30) days. The Alliance Member shall pay Oracle Sublicense fees for any Trial Sublicenses in excess of thirty (30) days. Each such Trial Sublicense shall be Sublicensed under a Sublicense agreement which provides for such trial use.

1.5      Distributors
              Oracle grants the Alliance Member the right to appoint third parties ("Distributors") to market and Sublicense the Runtime Programs in the Territory, under the terms of the Agreement and this Addendum. However, Distributors shall have no right to make copies of the Programs for Sublicensing and shall obtain all such Programs from the Alliance Member. Each Distributor shall execute a written agreement with the Alliance Member binding the Distributor to provisions substantially similar to those contained in Sections 2.3, 2.4, 2.5, 5.1, 5.2, 6.1, 6.3, 6.4, 6.5, 7.2.D, 7.5, 8.1, 8.2, 8.3,
         8.5, 8.7, 8.9, 8.10, and 8.11 of the Agreement and to those contained in Sections 1 (except 1.5), 3, 4, 5, and 6 of this Addendum. Each obligation of the Alliance Member under such provisions shall also be applicable to each Distributor. Each Distributor agreement shall also contain any other provisions necessary for the Alliance Member to satisfy its commitments under the Agreement. The Alliance Member shall notify Oracle promptly in writing of the appointment of each such Distributor.

              In addition, the Alliance Member shall keep executed Distributor agreements and records of the Distributor information required under the Alliance Member's Sublicense reports, and shall allow Oracle to inspect such information as specified under the Agreement. The Alliance Member will defend and indemnify Oracle against all damages to Oracle caused by the Distributors' failure to include the required contractual terms set forth in Section 2.3.B of the Agreement in each Sublicense agreement. The Alliance Member agrees to enforce the terms of its Distributor agreements required under this Section so as to effect a timely cure of any Distributor breach, and to notify Oracle of any known breach of such terms.

1.6      Documentation
              The Alliance Member shall be responsible for providing documentation for Sublicensees. The Alliance Member shall have the right to incorporate portions of the Documentation into the Alliance Member's documentation, subject to the provisions of Section 8.2 of the Agreement.

2.       SUBLICENSE FEES
2.1      Sublicense Fees and Rate
              For each copy of the Programs Sublicensed by the Alliance Member or its Distributor in the Application Package, the Alliance Member agrees to pay Oracle a Sublicense fee equal to thirty percent (30%) of the applicable license fee for each such Program, as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed.

              As further specified in Section 6 of this Addendum, Sublicense fees shall be due and payable within twenty (20) days of the last day of each month. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.

              On or after each anniversary during the Term of this Addendum, Oracle may amend the Sublicense fee percentage rate set forth above based on Oracle's then-current standard Sublicense fee percentage rate schedule and the actual amount of Sublicense fees received by Oracle hereunder.

2.2      Price List for Sublicenses
              Notwithstanding any other provision of the Agreement, the applicable Price List for determining Sublicense fees shall be the standard Price List in effect at the time the Application Package is Sublicensed.

              Notwithstanding any other provision of this Agreement, if the Alliance Member issues a written Sublicense quote and such quote is accepted by the applicable Sublicensee, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the Sublicense fee applicable to the Programs identified in the quote shall be based on the Price List in effect on such date.

2.3      Users
              The Sublicense fees for a Program shall be based and priced on the applicable User Level for the maximum number of Users for such Program, as specified in the Price List. The Alliance Member shall have the right to Sublicense Programs on any User basis specified in the Price List in effect at the time the applicable Program is Sublicensed.

3.       TERM
              This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for three (3) years (the "Term") from the Effective Date, unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of terms and fees.

              Unless the expiration or termination is for default by the Alliance Member, the Alliance Member may continue using the release of the Programs then in the Alliance Member's possession on the Designated Systems for which Development Licenses were granted, solely for the purpose of continuing technical support for Sublicenses granted prior to termination. Such continued use of the Programs shall be subject to all the provisions of this Agreement, including, without limitation, payment of the Technical Support Fees specified herein.

4.       TERRITORY
              The Alliance Member shall have the right to market and grant Sublicenses of Programs in the United States only (the "Territory").

5.       TECHNICAL SUPPORT
5.1      Technical Support for Sublicensees
         A. Installation
             The Alliance Member or its Distributors will be responsible for any assistance needed to install the Application Package at Sublicensee sites.
         B. Sublicensing Support
              The Alliance Member is responsible for providing all technical support, training and consultations to its Sublicensees and Distributors. In consideration of the payments specified in Section 5.2, the Alliance Member shall have the right to use the Oracle Technical Support services acquired for its Supported Development Licenses to provide technical support services to its Sublicensees as further set forth in the Agreement. The Alliance Member shall continuously maintain Oracle Technical Support services for the Development Licenses during the period during which the Alliance
         Member provides technical support services to any Sublicensees. Any questions from the Alliance Member's Sublicensees or Distributors will be referred by Oracle to the Alliance Member.

5.2      Technical Support Fees
              For Technical Support services for Sublicensees, each year the Alliance Member agrees to pay Oracle annual Technical Support Fees for each Runtime Program Sublicensed under this Addendum, a previous Alliance Member Addendum, or previous distribution agreement between the parties hereto where the Sublicensee received technical support services for such Runtime Program during the applicable support period from the Alliance Member. If the Sublicensee has not continuously maintained Technical Support services from the earlier of the date of Sublicense or the date of shipment, the Alliance Member shall be required to reinstate lapsed Technical Support services for the applicable Sublicense at the fees set forth in this Section.

              Annual Technical Support Fees for a Program shall be equal to the applicable Technical Support Percentage Rate specified below, corresponding to the highest Technical Support Services level specified below for any Development License used under this Addendum, of the cumulative Sublicense fees accrued to Oracle for a Sublicensed Program supported by the Alliance Member.

         Technical Support         Technical Support
         Services Level             Percentage Rate
         --------------             ---------------
         Bronze                             16%
         Silver                             19%
         Gold                               26%

         In addition, the Alliance Member shall pay reinstatement charges to reinstate lapsed Technical Support services at an amount equal to the applicable Technical Support Percentage Rate specified above, corresponding to the highest Technical Support Services level specified below for any Development License used under this Addendum, of the cumulative Sublicense fees accrued to Oracle for the Sublicensed Program multiplied by the number of years for which Technical Support services have lapsed. For example, if the period of lapse was 2.5 years, the Alliance Member has acquired Bronze Technical Support services for its Development Licenses in the Technical Support renewal year, and the original Sublicense fee for the Program was $100, then the reinstatement fee would be calculated as follows: 16 X $100 X 2.5.

              Upon December 31 of each year, the Alliance Member shall provide Oracle a report setting forth all of the alliance Members' Sublicenses and those Sublicensed Programs which were supported by the Alliance Member during the calendar year. The report shall also include the applicable Technical Support Fees and reinstatement fees due and payable to Oracle for such calendar year. The Alliance Member shall provide Oracle with payment of all Technical Support Fees and reinstatement fees for such calendar year required under the applicable December 31 report with such report in the form of a check made out in the amount of such fees. All Technical Support Fees paid to Oracle are noncancelable and nonrefundable.

              On or after each anniversary during the Term of this Addendum, Oracle may amend the Technical Support Percentage Rates set forth above based on Oracle's then-current standard Technical Support percentage rate schedule.

6.       SUBLICENSE REPORTS
              Within twenty (20) days of the last day of each and every month, the Alliance Member shall send Oracle a report detailing for that month:
         A. For each Sublicensed Application Package shipped during the prior month, Sublicensee name, address, make/model and operating system of the Designated System, date of shipment, Runtime Programs shipped, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, and total Sublicense fees and Technical Support Fees due to Oracle;
         B. For each Application Program licensed to end-users to be used with previously installed software licensed by Oracle in conjunction with the Application Program, Sublicensee name, address, make/model and operating system of the computer, and date of installation; and
         C. The Distributor agreements executed during the prior month, including names and addresses of the Distributors.

              The Alliance Member shall require its Distributors to report this information to the Alliance Member on a monthly basis and will include it in the report for the month in which the Alliance Member received the information. The Alliance Member shall provide Oracle with payment of all fees required under the monthly report with such report in the form of a check made out in the amount of such fees.

7.       ADDITIONAL LICENSES
              During the Term, the Alliance Member may order production release versions of Oracle off-the-shelf Programs available as production release as of the Effective Date of this Addendum and listed on the Price List in effect as of such date. The license fee for Development Licenses shall be equal to Oracle's standard list license fees in effect when an order is placed. The Alliance Member shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Alliance Member. The Alliance Member may obtain Technical Support services from Oracle for such Programs under Oracle's applicable Technical Support fees and policies in effect when such services are ordered.

The Effective Date of this Addendum shall be 5/31/1998.
                                             ---------
Executed by the Alliance Member:                Executed by Oracle Corporation:

Authorized Signature: /s/ Mike Chamberlain      Authorized Signature: /s/ Jeffrey M. Rosado
                      -----------------------                         ---------------------


Name: Mike Chamberlain                          Name: Jeffrey M. Rosado
      ---------------------------------------         -------------------------------------


Title: President                                Title: Manager, Alliances Sales Support
       --------------------------------------          ------------------------------------
</
ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA  94065
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation.
7-97

                                 AMENDMENT ONE
                                    to the
                          RUNTIME SUBLICENSE ADDENDUM
                                    to the
                           ORACLE ALLIANCE AGREEMENT
                                    between
                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
                                      and
                              ORACLE CORPORATION


This document ("Amendment One") amends the Runtime Sublicense Addendum between the Alliance Member and Oracle dated _________, 1998 (the "Addendum"). The Addendum and this Amendment One are governed by the Oracle Alliance Agreement between the Alliance Member and Oracle dated ___________, 1998 (the "Agreement").

Th Addendum is hereby amended as follows:

The Agreement and the Addendum are hereby amended as follows:

1.       In Section 1.1, add the following as a new second sentence:

         "such consent shall not be unreasonably withheld. Oracle will provide sixty (60) days notice of such action unless as otherwise required by law."

2. In Section 1.2, before the definition of "Full Use Programs" add the following:

                  " Notwithstanding the above, a sublicensee, prior to deploying the Application Program and updates to the Application Program, may recompile C and COBOL programs and regenerate Developer2000 objects only for encryption purposes to prevent unauthorized access to a Sublicensee's sensitive data."

3. In the second and third sentences of Section 1.4, delete the words "thirty (30)" and replace them with the words "ninety (90)."

4.       Add the following to the end of Section 1.6:

         "The Alliance Member can make copies of the Documentation equal to the number of Sublicensees for distribution to its Sublicensees or make unlimited copies for incorporation into its documentation, or may purchase additional copies of Documentation from Oracle at a forty percent (40%) discount off of the price for such Documentation set forth in the applicable Oracle Price List in effect at the time the Documentation is purchased."

5. In the second paragraph of Section 2.1, delete the first sentence and replace with the following:

                  "As further specified in Section 6 of this Addendum, Sublicense fees shall be due and payable within thirty (30) days of the last day of the month in which the Sublicense was granted, except as specified immediately below."

         Delete the third paragraph in its entirety.

         Add the following as a new third paragraph:

         The Alliance Member may alternatively order Runtime Programs to be inventoried by Alliance Member and later sublicensed, as necessary, to a Sublicensee. In this instance, Alliance Member will specify on the Order Form that the Programs are to be placed in inventory and shall pay only a mutually agreed media charge until a Sublicense is granted with respect to such Programs. When a previously inventoried program is Sublicensed by Alliance Member, it shall pay such Sublicense fees as set forth above and in Section 6 of this Addendum. In addition to the above, the Alliance Member may, at its discretion, make copies of the Programs for distribution to Sublicensees.

6. Delete the second paragraph of Section 2.2 and replace it with the following:

         "In addition, the terms of Section 8.14 (Price Protection) of the Agreement shall be incorporated by reference as if fully set forth herein."

7.       In Section 3, replace "three (3) years" with "five (5) years."

         Add the following as a new second sentence:

         "Oracle will provide Alliance Member with six (6) months prior written notice before the end of year three (3) and six (6) months before the end of year four (4) of its intention (if any) to increase the Sublicense Fees for year four (4) and year five (5) of the Term of this Addendum."

8.       In Section 3, add the following new last paragraph:

                  "Upon the termination or expiration of this Agreement, unless the Alliance member's Development Licenses are terminated for cause hereunder, the Alliance Member may continue to receive Technical Support from Oracle for such Development Licenses, including upgrades, under the fees and policies which then generally apply to Oracle's alliance member's at large. In addition, upon the termination of this agreement or expiration of this Agreement for reasons other than for the Alliance Member's material breach of one or more of the terms relating to the Alliance Member's rights and obligations with respect to the grant of and payment for Sublicenses hereunder, the Alliance Member may continue to provide technical support for all Sublicenses granted prior to expiration or termination of this Agreement. Such Technical Support may be purchased by the Alliance Member following termination under the fees and policies which then generally apply to Oracle's alliance member's at large."

9.       Delete the wording in Section 4 and replace it with the following:

                  "The Alliance Member shall have the right to market and grant Sublicenses of Programs with the Integrated System in all countries worldwide (the "Territory"), subject to the terms of this Section.
                  Oracle may from time to time deny the Alliance Member the right to Sublicense in certain countries in the Territory in order to protect Oracle's interests if, in the reasonable opinion of Oracle's counsel, such countries (i) do not provide adequate protection for Oracle's proprietary rights through copyright, trade secrets, patent, or other laws; or (ii) have laws or regulations or the government has committed acts which in the opinion of Oracle's counsel, are injurious to Oracle's interests in the

         Programs. Such restriction shall apply to all members of Oracle's Alliance Program. In the event that Oracle does place a restriction on certain countries in the Territory, Oracle will allow the Alliance Member to complete any business transaction it has with such restricted country within sixty (60) days of such notification.
                  The Alliance Member acknowledges that the Programs are subject to export controls imposed on Oracle and the Alliance Member by the U.S. Export Administration Act, United States Departments of Commerce, Treasury, and State regulations and directives, and other United States law ("Export laws"). The Alliance Member certifies that neither the Programs nor any direct product thereof are (i) exported, directly or indirectly, in violation of Export laws; or (ii) are intended to be used for any purposes prohibited by the Export laws, including, without limitation, nuclear, chemical, or biological weapons proliferation. Furthermore, the Alliance Member shall not transfer the Programs outside of the territory for which the Alliance Member has Sublicense rights under this Agreement.
                  The Alliance Member warrants that it will not grant Sublicenses in or ship any Programs to a country until it has completed all necessary government formalities in such country and upon reasonable request by Oracle, the Alliance Member provides evidence of completion of such formalities to Oracle. The Alliance Member will indemnify Oracle for any losses, costs, liability, and damages incurred by Oracle as a result of a failure by the Alliance Member to comply with the necessary government requirements in any country. The obligations under this Section shall survive the expiration or termination of this Addendum. Upon Oracle's reasonable request, the Alliance Member shall make records available to Oracle to allow to confirm the Alliance Member's compliance with this Section."

10. In the second sentence of Section 5.1B, after the words "Oracle Technical Support" insert the following:

         ", as stated in the Technical Support Attachment to this Addendum,."

11. Delete the first two paragraphs of Section 5.2 and replace them with the following:

         "For Technical Support services for Sublicensees, each year the Alliance Member agrees to pay Oracle annual Technical Support Fees for each Runtime Program Sublicensed under this Addendum where the Sublicensee received technical support services for such Runtime Program during the applicable support period from the Alliance Member. Alliance Member shall only be responsible for paying a pro rata portion of the Technical Support Fees for those Sublicensees who only receive support for a partial year. Annual Technical Support Fees for a Program shall be equal to the applicable Technical Support Percentage Rate specified below of the cumulative Sublicense fees accrued to Oracle for the period specified below for a Sublicensed Program supported by the alliance Member.

               Technical Support                Technical Support
               Services Level                   Percentage Rate
               --------------                   ---------------

                   Silver                                 %
                   Year 1                              7.5%
                   Year 2                              7.5%
                   Year 3                              8.0%
                   Year 4                              9.0%
                   Year 5                               10%

         If the Sublicensee has not continuously maintained Technical Support services from the earlier of the date of Sublicense or the date of shipment, the Alliance Member shall be required to reinstate lapsed Technical Support services for the applicable Sublicense at the fees set forth in this Section."

         Delete the first sentence of the second paragraph and replace with the following:

                  "On each anniversary during the Term of this Addendum, the Alliance Member shall provide Oracle a report setting forth all the Alliance Members Sublicenses and those Sublicensed Programs which were supported by the Alliance Member for the year following the prior anniversary."

         Also, delete the third sentence and replace with the following:

         "The Alliance Member shall provide Oracle with payment of all Technical Support Fees for the year following the prior anniversary required under the applicable anniversary report with such report in the form of a check made out in the amount of such fees. All Technical Support Fees paid to Oracle are non-cancelable and nonrefundable."

         In the 3rd paragraph delete the first two lines and replace with the following: "On or after the fifth (5th) anniversary date of the Effective Date of this Addendum,."

12.       In Section 6 replace "twenty (20) days" with "thirty (30) days."

13.       In Section 6.A, after the words "due to Oracle" insert the following:

         ", with such fees being payable as specified in Section 5 of this Addendum".

14. Delete the body of Section 7 in its entirety and replace with the following:

         "The Alliance Member shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Alliance Member."

Subject to the modifications herein, the Addendum and the Agreement shall remain in full force and effect.

The Effective Date of this Agreement One is 5/31, 1998.
                                            ----

SYSTEMS & COMPUTER                     ORACLE CORPORATION
TECHNOLOGY CORPORATION

By: /s/ Mike Chamberlain               By: /s/ Jeffrey M. Rosado
    -----------------------------          ----------------------------------


Name:  Mike Chamberlain                Name:  Jeffrey M. Rosado
       --------------------------             -------------------------------


Title: President                       Title:  Manager, Alliances Sales Support
       --------------------------             --------------------------------

                         Technical Support Attachment

ORACLE TECHNICAL SUPPORT SERVICES

Technical Support Fees

Technical Support fees are due and payable in advance of the term of Support.

Reinstatement Fees

In the event Technical Support services lapse or were never originally procured, a reinstatement fee shall be assessed upon commencement of Technical Support, such fee shall be subject to Oracle's policies in effect when Technical Support is ordered. Oracle currently calculates Reinstatement Fees from the date that the Technical Support services lapse (or the license order date if the program licenses were not previously supported) to the date that the technical support services are renewed based on the list Bronze support fees in Oracle's US Price List in effect at the time the Technical Support services are ordered.

Support Programs

Oracle Bronze Support

Oracle Bronze Support includes:

o Real Time Telephone Technical Assistance
  o  5:00 a.m. to 6:00 p.m. (Pacific Time), Monday through Friday
  o Problem solving, bug reporting, documentation clarification, technical guidance
o Program updates
  o Patches and fixes
  o General maintenance releases
  o Documentation updates
o Support System dial-in access
o Quarterly Support newsletter
o Mail server access
  o Read/Write access to Electronic Mail over the Internet
  o Technical Assistance Requests can be opened, closed or updated
  o General Communication with Oracle Worldwide Support

o SupportNotes(TM) - Oracle Book based CD-ROM repository of technical information

o Oracle Electronic Support - Read/Write access to Oracle's private Support Forum on CompuServe**
  ** Customers will need to register with CompuServe to obtain CompuServe access. This service will be offered in the United States only.

Oracle Silver Support

Oracle Silver Support includes Oracle Bronze Support plus the following:

o Real Time Telephone Technical Assistance
  o   Toll-free 800 number
  o   24 hours a day/7 days a week
o SupportNotes(TM) - Oracle Book based CD-ROM repository of technical information Management reports - Faxed upon request Proactive Alerts
  o   Contain known problem and problem resolution information
  o   Proactively faxed as applicable

Oracle Gold Support

Oracle Gold Support (for which a minimum fee applies) includes Oracle Silver Support plus the following:

o Priority Reactive Support
o Accountant Management
  o   Communication channels between Oracle and customer
  o   Status reports to customer and management
  o   Regular account reviews with customer
  o   Conduct all proactive planning activities
  o   Some first-line support
o Foundation Proactive Services
  o   Patch Planning
  o   Version/Release Planning
  o   Alerts

The following Basic, Standard, and Extended Support packages are no longer available for new support contracts.

Basic Annual Support

Basic Annual Support includes:

April 16, 1997                  Page 1 of 4                    Technical Support
                                                                      tecsup.doc

                         Technical Support Attachment

  o   Telephone Technical Assistance
      o   5:00 a.m. to 6:00 p.m. (Pacific Time), Monday through Friday
      o Problem solving, bug reporting, documentation clarification, technical guidance
  o   Program updates and associated documentation
  o   Support System dial-in access
      o   Log/Update/Review TARs
      o   Review Bugs
      o   Access Support Bulletin Board
  o   Quarterly Support newsletter

Standard Support

Standard Support includes Basic Support plus the following:

  o   Telephone Technical Assistance - 24 hours a day/7 days a week

Extended Support

Extended Support includes Standard Support plus the following:

  o   Toll-free 800 number

Information Customers Need When Calling Support

Before Support can begin work on any problem, information about the nature and location of the problem is required. Whenever a call is placed to the hotline, the following information should be provided:

  o The Customer Support Identification (CSI) number of PC registration number

  o   The area code and phone number listed under the CSI number

  o Operating system (including version) on which Oracle Programs are installed
  o The Oracle product component and its version number the call concerns. Support questions involve product components--that is, constituent parts of an Oracle product. For example, with the ORACLE kernel, Customer receives components such as RDBMS, IMP, EXP, SQL*Loader and SQL*Forms.

  o   The relevant Program version(s)

  o   Any Program error number that appeared

  o   Brief description of the problem

  o Severity of the problem. Oracle Worldwide Support classifies problems according to how they impact the Customer's business. See list below for explanation of Technical Assistance Request (TAR) Severity Levels.

Technical Assistance Request (TAR) Severity Levels

The chart below lists standard Technical Assistance Request Severity Levels. Oracle Worldwide Customer Support responds to TARs based on Severity Level.

Severity Level
--------------


Severity 1
Critical Business Impact
Customer's work, regardless of the environment or product usage, is stopped or so severely impacted that the customer cannot reasonably continue to work.

Severity 2
Severe Business Impact
Customer's work is continuing (not stopped) however there is a serious impact on the customer's productivity and/or service levels.

Severity 3
Minor Business Impact
The customer's work regardless of the environment or product usage, has minor loss of services or resources.

Severity 4
No Business Impact
Customer is in full working mode - there is no work being impeded at the time
- information is requested but has no impact on the operation of the prproducts.

TARs are logged and tracked in Support's Support System. Response will be given to the Customer by telephone and logged directly into the problem-tracking system. The Customer may dial-in to track the progress of their TAR at any time.

Support's response may include a written response, patch tape, supplementary documentation, a temporary means of



April 16, 1997                  Page 2 of 4                    Technical Support
                                                                      tecsup.doc

                         Technical Support Attachment

circumventing the problem pending a new release, or other correctional aids.

Customer CPU Support Identification (CSI) Number

Customers shall receive a CSI Number upon purchasing Oracle Technical Support services.

The CSI number identifies the Customer with respect to the following information:

  o   Company Name and Address
  o   Product Set and Version
  o   Support Level and Duration
  o   Operating System
  o   Technical Contact Information

Worldwide Customer Support uses the CSI number to identify the Customer's Support contract when a Customer calls the Support Hotline or uses dials-in-access.

Technical Support Liaison ("Technical Contact")

Customers shall designate one (1) primary and two (2) backup Customer employees ("Technical Contacts") to serve as liaisons with Oracle Worldwide Customer Support. The designated "Technical Contact" is the sole liaison between technical support and Customers for all product support and shall be based on the Customer site. Customer may elect to add Technical Contacts for an additional fee.

To assure uninterrupted Technical Support service, customers must notify Client Relations (415) 506-1500, option 9, whenever Technical Contact responsibilities are transferred to another individual.

Updates

"Update" means a subsequent release of the Program which Oracle generally makes available for Program licenses at no additional license fee other than media and handling charges, provided Customer has ordered Technical Support for such licenses for the relevant time period. Update shall not include any release, option or future product which Oracle licenses separately.

Terms of Support

Oracle Worldwide Customer Support's technical assistance is limited to licenses, products, and platforms that are fully supported and to problems which are demonstrable in the current release of the licensed program, running unaltered on the proper hardware configuration. Current release information is posted on-line.

Technical Support for older versions of Oracle products or for non-Oracle products is subject to additional fees.

These Technical Support pollicies are Oracle's current policies and are subject to change at Oracle's discretion.

Termination

Customer may terminate technical support at any time by notifying Oracle in writing at least thirty (30) days before the desired date of termination. Technical Support shall be terminated upon receipt of such notice. On termination, Oracle shall refund the unused portion of technical support fees paid by the Customer for the licenses for the allocable period for which technical support is terminated.

Phone Numbers and Address Information

Customer Support Hotline

(For Technical Support, Non-Technical Support, and Support Sales information)

415-506-1500

Technical Support Dial-in Number

RTSS Dial-in 415-598-9350

Technical Support Address

Oracle Worldwide Technical Support
500 Oracle Parkway
Box 659313
Redwood Shores, CA  94065


April 16, 1997                  Page 3 of 4                    Technical Support
                                                                      tecsup.doc

                        APPLICATION PACKAGE ATTACHMENT

Name of Application Programs which the Alliance Member will be Sublicensing under the Agreement (may not contain the trademarks "Oracle" or "Ora" or any portion thereof):

                  SCT Education Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

Banner2000(TM)

Banner2000 Student -- This solution fuses administrative and academic functions for a complete business solution. Users focus on enrollment management objectives, while prospects, students, and faculty enjoy secure access to their information to apply, register, pay, grade, and advise. Banner2000 Student features these key modules: Course Catalog, Class Schedule, General Person, Events Management, Faculty Load, Recruiting, Admissions, General Student, Registration, Location Management & Housing, Accounts Receivable, Academic Records/Transfer Articulation, Degree Audit.

Banner2000 Finance -- Higher education needs a fund accounting solution that supports Generally Accepted Accounting Principles (GAAP) as defined by FASB and GASB. The economic environment places increased emphasis on cost containment, research accounting, and grant funding. Banner2000 Finance was designed exclusively for this unique environment. Its embedded workflow management, simplified reporting, and executive query tools manage day-to-day financial operations and free users to access and analyze critical financial information. The key modules of Banner2000 Finance include General Ledger, Fixed Assets, Purchasing, Cost Accounting, Accounts Payable, Accounts Receivable, Stores Inventory, Investment Management, and Budget Development.

Banner2000 Financial Aid -- With Banner2000 Financial Aid, institutions stay ahead of the regulatory curve to take advantage of the electronic transfer of information. SCT's ongoing support of industry initiatives lets institutions choose how to manage financial aid, streamline financial aid operations, and meet enrollment objectives. Banner2000 Financial Aid includes these integrated functions: Applicant Record Creation, Funds Management, Requirements Tracking, Disbursement, Budgeting, Loan Processing, Need Analysis, Verification, Student Employment, Award History/Transcripts, EDE, Reporting, and Packaging.

Banner2000 Human Resources/Payroll -- In higher education, human resources administration is more than payroll, employment, compensation, and benefits. Position control, tenure, deferred pay, work-study, and regulatory requirements further define information system needs. Banner2000 Human Resources/Payroll addresses the complexities of higher education in the context of core human resources functions and adds value to the institution's business with built-in workflow. Its 11 comprehensive modules include Applicant Tracking, Position Management, Employment Administration, Personnel Services Budgeting, Compensation Administration, Time & Attendance Reporting, Employee Relations Administration, Payroll Calculation, Payroll Adjustments & History, Health & Safety Administration, and Benefits Administration.

Banner2000 Alumni/Development -- This solution gives the institution a rich repository of information about constituents, from their days as students to their lives today, for building strong and lasting relationships, mining institutional gold, and competing successfully for dollars. Its key modules include Constituents, Prospect Management, Organizations, Solicitor Organization, Membership, Campaigns, Events, Designations, and Gift & Pledge Processing.

Loan Management System -- SCT's Loan Management System gives institutions the confidence to adhere to federal regulatory and due diligence requirements, eliminate the high costs associated with third-party servicers, and increase collections. LMS serves as the central repository for the institution's loan, consolidated billing, and collection data. Developed specifically for higher education administrators, the system offers timely billing and complete due diligence capabilities, helping institutions lower default rates, significantly reduce collection costs, and increase annual collections by as much as 20 percent. LMS can be fully integrated with Banner2000(TM) systems to minimize record keeping and add a level of efficiency and data integrity while activating security levels to protect confidential information.

Banner2000 CAPP(TM) -- This curriculum, advising, and program planning solution offers flexible student tracking toward a degree, certificate, or diploma. Banner2000 CAPP gives users freedom in defining academic requirements online and evaluating academic progress.

Banner2000 Web for Students -- Banner2000 Web for Students delivers timely information in a way that today's students and prospects know and love. Using hypertext links to navigate system screens, students gain self-service access to course catalogs, class schedules, online registration, grades, admissions, account balances, financial aid, address verification, and transcripts. It provides students with secure World Wide Web access to information in a familiar format.

Banner2000 Web for Faculty & Advisors -- This solution puts information on instructional activities in the hands of those responsible for managing the process. Using hypertext links to navigate system screens, faculty and advisors gain self-service access to mid-term and final grading, course rosters and waitlists, student registration, biographic information, campus directories, faculty schedules, employment history, course catalog, and class schedules. Banner2000 Web for Faculty & Advisors enables faculty to grade and advise on their own schedules -- on campus or at home -- with easy, secure access to the administrative data they need.

Banner2000 Web for Employees -- This solution goes beyond enabling users to elect benefits for open enrollment. Using hypertext links to navigate system screens, employees and job applicants can accomplish these HR tasks and more: update tax exemption information, benefits, directory profiles, and miscellaneous biographic information; and view payroll and job history, paychecks/direct deposit stubs, leave history, year-end tax statement, and flexible spending account activity. Banner2000 Web for Employees transforms employees into a virtual HR staff.

Banner2000 Web for Executives -- Banner2000 Web for Executives is the source of strategic information for the enterprising executive. It provides key benchmarking data about the institution's performance for analyzing internal practices, measuring effectiveness of business processes, assessing costs of current activities, and comparing data with general trends across the industry. A one-stop shop for all executive-level information, Banner2000 Web for Executives furnishes key performance indicators (KPI), or detailed lists of measurements that the institution considers vital to monitoring and evaluating strategies. Using familiar, intuitive Web technology, executives view KPIs tailored to the institution's requirements.

Banner2000 Web for Alumni -- With Banner2000 Web for Alumni, constituents can access the Banner2000 administrative database through the World Wide Web. This removes staff from the burden of answering routine questions via phone and mail, and frees them to focus on more strategic activities that promote the institution. At the same time, constituents enjoy an easy, efficient connection to all the functions they need to become and remain regular contributors to the institution: communications, membership, events, career opportunities, voluntary support, and volunteer opportunities.

Banner2000 Voice Response -- This solution enables institutions to reach out to their customers and provide improved services, without increasing staff. With Banner2000 Voice Response (VR), students can check their admissions status, register for courses, and inquire about their financial aid -- all by themselves, at any time of day or night, from any Touch-tone phone. Banner2000 VR Student and Banner2000 VR Financial Aid are integrated solutions for direct student access to information and transactions. They provide consistent answers to students' questions, eliminate long waiting lines, reduce data entry time, and provide an additional level of service to students.

Banner2000 Kiosk -- This solution provides a service center or help desk in highly traveled places on or off campus -- for example, the student union or a popular shopping mall. Students can walk up to the kiosk and get answers to their questions at any time, day or night. They gain access to information about admission and decision status, financial aid awards, course availability, registration, account balances and payment options, schedules, grades, transcripts, and campus maps.

EDI.Smart(TM) -- This solution is available today and is in production on college and university campuses. It offers full EDI translation-level support for more than 270 transaction sets and supports standalone systems, LANs, Internet FTP and SMTP protocols, and EDIFACT standards. Also, EDI.Smart includes a Wizard to simplify creation of external interfaces. A desktop computer-based solution, EDI.Smart runs with any SCT Education Systems administrative software. Developed to expedite a range of activities, EDI.Smart supports ANSI ASC X12 standard transaction sets, including academic transcripts, enrollment certification, applications for admission, and purchase orders.

Strategic Enrollment Management -- Strategic Enrollment Management -- and the SAS(R) engine that serves as its foundation -- summarizes and transforms Banner2000(TM) data to support both point-in-time and longitudinal analysis. Users explore and identify critical trends for the institution, model critical business relationships, forecast outcomes based on history, evaluate options, and take action. No other product puts the pieces together as completely and as quickly as Strategic Enrollment Management. And no other product provides such an easy window to information-centric analysis and planning.

Banner Object:Access(TM) -- This solution provides application -independent, ststandardized business logic so that the information requested is exactly what is delivered through the user's choice of access method. The Banner Object:Access architecture presents information in functional categories for effective reporting.

SCT Aspire(TM) for Banner2000 -- An integrated distance education solution, SCT Aspire for Banner2000 incorporates best practices in electronic student services and distance education as well as online registration, course deliver and management, advising, and skills/competency assessment capabilities. The foundation of this solution's architecture is Banner2000 and its net-centric, enterprise-wide business processes.

Banner2000 Imaging for Student -- This solution enables users across the enterprise to streamline work processes by scanning, annotating, reviewing, and filing documents electronically. Banner2000 Imaging for Student supports admissions, registration, faculty, and billing functions. All popular scanning devices are supported.

Banner2000 Imaging for Finance -- With this solution, users in accounts payable can query finance imaging records utilizing search fields and database functions. They can review or annotate images, add documents to the imaging system, and electronically file documents into finance folders. All popular scanning devices are supported.

Banner2000 Imaging for Financial Aid -- This solution speeds and streamlines the decision-making process within financial aid administration by enabling users to scan financial aid documents such as award letters, tax returns, institutional applications, verification worksheets, and loan applications. With Banner2000 Imaging for Financial Aid, users can query records by utilizing search fields and database functions. They can review and annotate images as well as add documents to the imaging system. All popular scanning devices are supported.

Banner2000 Imaging for Human Resources -- Banner2000 Imaging for Human Resources is one more step toward maximizing employee empowerment and self-service. Department search committees, for example, can scan resumes, attach the scanned document to a Banner2000 applicant, and route to faculty. Supervisors can find the same convenience in handling performance reviews. All popular scanning devices are supported.

Banner2000 Imaging for Alumni/Development -- With Banner2000 Imaging for Alumni/Development, users streamline development operations by querying records, reviewing images, annotating online documents, and filing document electronically. All popular scanning devices are supported.

SCT Workflow -- This solution automates, simplifies, measures, directs, and manages the flow of information through the enterprise. It effectively teams processes, information, and people by offering key advantages: effective dating, a graphical business process modeler, metrics, and access from SCT's popular "Web for . . . " products.

Plus2000(TM)

Plus2000 Student Information System (SIS) -- Plus2000 SIS is the proven and informed choice to support student information management. It features nine key modules: Shared Components, Admissions, Registration, Student Records, Billing/Receivables, Degree Audit & Advising (On Course), Housing, Voice Response, and Financial Aid Management. Plus2000 SIS gives institutions unparalleled advantages in records processing and strategic management. It enables users to quickly process and provide grades and use up-to-the-minute data to effectively counsel students. The system's special On Course(TM) feature improves advisory capabilities, and its Financial Aid Management (FAM) module automates the entire financial aid process.

Plus2000 Financial Aid Management (FAM) -- FAM interfaces with the Plus2000 SIS Billing, Admissions, and Student Records modules. Also, incorporated into the FAM module is the College Scholarship Service's (CSS(R)) Packaging Aid
Resource System (PARS), and Institutional Need Analysis System (INAS). To support enrollment objectives, SCT also provides an annual Early Financial Aid Release, for Early Decision Processing, and the CSS PROFILE(TM). Annual regulatory updates for FAM and CSS keep you up-to-date in support of your compliance requirements. With FAM, institutions gain assurance of efficient operations and effective service levels in the following areas of financial aid processing: Establishing financial aid funds, processing aid applications, tracking document requirements, establishing student budgets, awarding aid, authorizing disbursements, monitoring student eligibility, verifying application data, processing special funds, and fund management & reporting.

Loan Management System -- This solution gives institutions the confidence to adhere to federal regulatory and due diligence requirements, eliminate the high costs associated with third-party servicers, and increase collections. LMS serves as the central repository for the institution's loan, consolidated billing, and collection data. Developed specifically for higher education administrators, the system offers timely billing and complete due diligence capabilities, helping institutions lower default rates, significantly reduce collection costs, and increase annual collections by as much as 20 percent.

Plus2000 Financial Records System (FRS) -- Plus2000 FRS enables institutions to achieve superior cash management by helping them track cash resources and manage assets with maximum efficiency. Plus2000 FRS maintains software in compliance with FASB and GASB guidelines. Institutions can use Plus2000 FRS alone or integrated with the Plus2000 Human Resources System for an added level of efficiency, productivity, and data integrity. Plus2000 FRS provides five key modules: Financial/Grant Accounting, Purchasing, Fixed Assets, Accounts Payable, and Budget Development.

Plus2000 Human Resources System (HRS) -- Plus2000 HRS features six comprehensive modules: Position & Budget Control, Benefits & Deductions Management, Payroll Processing, Personnel Management, Labor Distribution & Accounting Control, and Applicant Tracking/Processing. Plus2000 HRS provides a wide array of applicant-tracking features that enable institutions to automatically match an applicant's skills to a position's requirements. With Plus2000 HRS, users can administer and report on institutional practices and policies in the key areas of employment, compensation, benefits, and position control/budgeting. Comprehensive payroll components of Plus2000 HRS provide flexibility for timely and accurate payrolls of any size, whether users are producing checks, complying with tax and other regulatory requirements, or meeting multiple payroll schedules simultaneously.

Plus2000 Alumni/Development System (ADS) -- SCT's Plus2000 Alumni/Development System (ADS) offers superior control of giving and development programs by helping institutions build a constituency, cultivate relationships, plan and monitor campaigns, and conduct fund accounting, pledge tracking, and gift processing. Plus2000 ADS, the proven and informed choice to support institutional advancement, features six key modules: Constituent Management; Relationship Cultivation; Campaign Management; Membership Management; Pledge, Payment, Gift Management; and Financial History.

Plus2000 Web for Students -- Plus2000 Web for Students delivers timely information in a way that today's students and prospects know and love. Using hypertext links to navigate system screens, students gain self-service access to: course catalogs, class schedules, online registration, grades, admissions, account balances, financial aid, address verification, and transcripts. It provides students with secure World Wide Web access to information in a familiar format.

Plus2000 Web for Faculty & Advisors -- This solution puts information on instructional activities in the hands of those responsible for managing the process. Using hypertext links to navigate system screens, faculty and advisors gain self-service access to final grading, course rosters and waitlists, student registration, biographic information, campus directories, faculty schedules, course catalog, and class schedules. Plus2000 Web for Faculty & Advisors enables faculty to grade and advise on their own schedules
-- on campus or at home -- with easy, secure access to the adadministrative data they need.

Plus2000 Web for Employees -- This solution goes beyond enabling users to elect benefits for open enrollment. Using hypertext links to navigate system screens, employees and job applicants can accomplish these HR tasks and more: update tax exemptions; view deductions, earnings, pay stubs, job history, paychecks, and leave balances; and update biographic information. Plus2000 Web for Employees transforms employees into a virtual HR staff.

Plus2000 Web for Executives -- Plus2000 Web for Executives is the source of strategic information for the enterprising executive. It provides key benchmarking data about the institution's performance for analyzing internal practices, measuring effectiveness of business processes, assessing costs of current activities, and comparing data with general trends across the industry. A one-stop shop for all executive-level information, Plus2000 Web for Executives furnishes key performance indicators (KPI), or detailed lists of measurements that the institution considers vital to monitoring and evaluating strategies. Using familiar, intuitive Web technology, executives view KPIs tailored to the institution's requirements.

Plus2000 Web for Alumni -- With Plus2000 Web for Alumni, constituents can access the Plus2000 administrative database through the World Wide Web. This removes staff from the burden of answering routine questions via phone and mail, and frees them to focus on more strategic activities that promote the institution. At the same time, constituents enjoy an easy, efficient connection to all the functions they need to become and remain regular contributors to your institution: communications, membership, events, career opportunities, voluntary support, and volunteer opportunities.

Plus2000 Voice Response (VR) -- With Plus2000 VR, students can check their admissions status, register for courses, and inquire about their financial aid -- all by themselves, at any time of day or night, from any Touch-tone phphone. Voice Response (VR) Student and Financial Aid is an integrated solution for colleges and universities to provide direct student access to information and transactions. A cost-saving solution, VR frees personnel in the various offices from answering routine questions. Just as important, it provides consistent answers to students' questions, eliminates long waiting lines, reduces data entry time, and provides an additional enhanced level of service to students. SCT has partnered with three leading providers of interactive voice processing systems -- TouchNet Information Systems, EPOS Corporation, and Brite Voice Systems (formally Perception Technology Corporation). These partnerships have resulted in joint development of a Voice Response solution that is truly integrated with Plus2000 Student and Financial Aid applications.

Plus2000 Imaging for SIS -- This solution enables users across the enterprise to streamline work processes by scanning, annotating, reviewing, and filing documents electronically. Plus2000 Imaging for Student supports admissions, registration, faculty, and billing functions. All popular scanning devices are supported.

Plus2000 Imaging for FRS -- With this solution, users in accounts payable can query finance imaging records utilizing search fields and database functions. They can review or annotate images, add documents to the imaging system, and electronically file documents into finance folders. All popular scanning devices are supported.

Plus2000 Imaging for HRS -- Plus2000 Imaging for Human Resources is one more step toward maximizing employee empowerment and self-service. Department search committees, for example, can scan resumes, attach the scanned document to a Plus2000 applicant, and route to faculty. Supervisors can find the same convenience in handling performance reviews. All popular scanning devices are supported.

Plus2000 Imaging for ADS -- With Plus2000 Imaging for Alumni/Development, users streamline development operations by querying records, reviewing images, annotating online documents, and filing document electronically. All popular scanning devices are supported.

Plus2000 Housing -- A robust, full-featured application, Housing in Plus2000 SIS enables institutions to deliver optimal customer service to those looking for a home on campus. With Plus2000 Housing, institutions gain the advantage of accelerated response time, improved success rates, flexible billing, and the potential to honor special requests.

Plus2000 Kiosk -- This solution provides a service center or help desk in highly traveled places on or off campus -- for example, the student union or a popular shopping mall. Students can walk up to the kiosk and get answers to their questions at any time, day or night. They gain access to information about admission and decision status, financial aid awards, course availability, registration, account balances and payment options, schedules, grades, transcripts, and campus maps.

EDI.Smart -- This solution is available today and is in production on college and university campuses. It offers full EDI translation-level support for more than 270 transaction sets and supports standalone systems, LANs, Internet FTP and SMTP protocols, and EDIFACT standards. Also, EDI.Smart includes a Wizard to simplify creation of external interfaces. A desktop computer-based solution, EDI.Smart runs with any SCT Education Systems administrative software. Developed to expedite a range of activities, EDI.Smart supports ANSI ASC X12 standard transaction sets, including academic transcripts, enrollment certification, applications for admission, and purchase orders.

Strategic Enrollment Management -- Strategic Enrollment Management summarizes and transforms Plus2000(TM) data to support both point-in-time and longitudinal analysis. Users explore and identify critical trends for the institution, model critical business relationships, forecast outcomes based on history, evaluate options, and take action. No other product puts the pieces together as completely and as quickly as Strategic Enrollment Management. And no other product provides such an easy window to information-centric analysis and planning.

Plus2000 GUI -- Plus2000 GUI provides access to administrative applications either from the desktop or from a Web browser running over an intranet. In addition, it supports the ability to provide a character-based interface for users requiring that option. Complete with tools to aid configuration and customization, Plus2000 GUI represents a technology breakthrough for Plus2000 solutions.

FOCUS Express for Plus2000 -- This solution provides users with immediate, direct access to Plus2000 application databases, a multitude of pre-formatted reports, and additional reporting capabilities such as label processing.

SCT Aspire for Plus2000 -- An integrated distance education solution, SCT Aspire for Plus2000 incorporates best practices in electronic student services and distance education as well as online registration, course deliver and management, advising, and skills/competency assessment capabilities.

Other
SCT Aspire (for Commerce) -- This is an enterprise solution for authoring, administering, and managing the deliver of online learning. Users can set up courses for online registration, define the types of users, run standard reports, and track learners' activities. Learners can select and pay for courses online, take the courses immediately, and communicate with instructors by e-mail, bulletin boards, and discussion forums.

                  SCT Government Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

BANNER(R) PRODUCTS:

Banner Courts
-------------
AnAn advanced case and financial management system for courts of all jurisdictions, Banner Courts tracks cases and their participants from start to finish. Banner uses sophisticated Oracle(R) and SQL database technology and an architecture based upon user-defined codes and rules. Banner Courts is comprised of four systems: Civil, Criminal, Juvenile, and Traffic. This specialization allows courts at all jurisdictional levels to collect data and establish process routines for specific case types.

The Banner Courts Civil Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for civil courts.

The Banner Courts Criminal Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for criminal courts.

The Banner Courts Juvenile Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for family courts.

The Banner Courts Traffic Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for traffic courts.

The Banner Extended Case Information System for Courts Module enables courts to process and maintain information related to evidence and file tracking, bail and bonds, and service documents.

The Banner Accounting Management for Courts Module enables the user to process detailed accounting information related to court cases including accounts payable, general ledger interface, and check reconciliation.

Banner Cash Receipts
--------------------
BaBanner Cash Receipts is an innovative solution for governments looking to improve fee collection management. Its relational database technology and broad functionality help streamline cumbersome transactions. Banner Cash Receipts can be integrated with other Banner systems to reduce data entry redundancy and errors. Employees are able to enter information faster, and need only do so once. Integration with cash drawers and printers--directly from the desktop--simplifies cashiers' work and enables them to focus on providing superior customer service.

Banner Records Indexing
-----------------------
BaBanner Records Indexing is an invaluable tool for managing public records and improving workflow. Its six integral functions address the issues that are key to simplifying document management: recording and receipting, indexing and verification, searching and data retrieval, remote/internet access to documents, accounts receivable, and document imaging. These features are adaptable to an organization's policies and procedures.

Banner Occupational Tax and License
-----------------------------------
ThThe Banner Occupational Tax & License System is an administrative application that automates the collection of occupational taxes, business licenses, permits, and fees.

Banner Property Tax
-------------------
ThThe Banner Property Tax System performs all the basic functions of property tax assessment, calculation, billing, collections, and distributions. It handles real property, personal property, manufactured homes, and motor vehicles.

Banner Finance
--------------
BaBanner Finance's embedded workflow management, simplified reporting, and executive query tools manage day-to-day financial operations and free users to access and analyze critical financial information. The key modules of Banner2000 Finance include General Ledger, Fixed Assets, Purchasing, Cost Accounting, Accounts Payable, Accounts Receivable, Stores Inventory, Investment Management, and Budget Development.

Banner HR
---------
BaBanner Human Resources/Payroll includes 11 comprehensive modules: Applicant Tracking, Position Management, Employment Administration, Personnel Services Budgeting, Compensation Administration, Time & Attendance Reporting, Employee Relations Administration, Payroll Calculation, Payroll Adjustments & History, Health & Safety Administration, and Benefits Administration.

PSAS PRODUCTS:

     Note: All PSAS products operate on the IBM AS/400 in native mode.

PSAS Financial
--------------
ThThe PSAS2000 Financial system includes the Budgeting/Accounting, Fixed Assets, Stores Inventory Control, Accounts Receivable, Business Licenses and Fees, and Cash Receipts applications. Smooth integration between applications provides a comprehensive, efficient, and accurate financial system. PSAS2000 Budgeting/Accounting is the core of the PSAS Financial system. Designed specifically for government, it is an integrated accounts payable, multiple-fund general ledger, and financial reporting system. Its features include project accounting and budgetary accounting and control.

PSAS Utility Customer Accounting
--------------------------------
ThThe PSAS Utility Customer Accounting (UCA) system takes the headaches out of billing, collection, accounting, and service order management. Designed for both public and private utilities, it accommodates a variety of services and provides a detailed history of consumption, charges, payments, and adjustments. UCA provides complete control over service deposits, handles delinquent accounts, and helps automate service order processing.

PSAS Payroll
------------
PSPSAS Payroll automatically calculates gross pay, deductions, benefits, taxes, and net pay. It calculates, prints, and reconciles checks for salaried, hourly, and contract employees. It tracks personnel information through user-defined fields and maintains pay rates, tax tables, and employee benefit and deduction calculations online. It automatically distributes labor and benefits costs to accounts and projects in PSAS Budgeting/Accounting, and it handles the concurrent preparation of payrolls for multiple payroll frequencies.

PSAS Records Indexing
---------------------
PSPSAS Records Indexing enables government organizations to record, manage, and retrieve vast quantities of documents--quickly and accurately. It also generates a variety of required reports, such as document indexes, verification and document control listings, and fee collection audit reports. With the PSAS Records Indexing System, governments can provide better service without increasing staff, and generate greater revenue. PSAS Records Indexing can be integrated with other SCT applications such as Cash Receipts, Accounts Receivable, Remote Access, and Document Imaging to offer a complete solution for the archival process.

         SCT Manufacturing & Distribution Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

SCT's ADAGE is an object-oriented, graphical ERP solution with a special emphasis on the process and hybrid manufacturing and distribution industries. ADAGE employs a series of dynamic workflows composed of industry-specific objects and business rules, rather than traditional software modules, that model key business processes across the supply chain.

The 5 main Business Processes included in ADAGE are Manage the Enterprise, Order to Cash, Procure to Pay, Plan to Produce and Design to Deploy. Manage the Enterprise provides businesses visibility across their entire supply chain and extended enterprise by managing inventory, financials, costs, and multiple locations. Order to Cash includes order entry, customer management, order fulfillment and management of receivables. Procure to Pay helps businesses manage their suppliers, procurement of goods and services, logistics and payables. The business process of Plan To Produce provides the ability to forecast demand, generate plans, handle plan execution, and output certification. The last major business process, Design to Deploy, incorporates product research, quality management, product development, and process development.

                   SCT Utility Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

BANNER's flexible tools, client/server approach, Oracle (R) capabilities and Graphical User Interface (GUI) technology bring unprecedented functionality to the utility industry.

BANNER CMS
Customer Management System -- The Customer Management System suite of products provides capabilities to meet every aspect of handling customer needs and providing top-notch customer service. Customer accounts are linked to virtually every function needed to ensure satisfaction.

BANNER CIS
Customer Information System -- The heart of the customer management system, CIS provides complete site-specific control over customer accounts and provides a powerful, comprehensive system for delivering customer service. CIS acts as the hub for other BANNER products affecting customer transactions. The system's flexibility of design allows immediate access to customer information -- including account details, onsite inventory, requested services and aa multitude of other details -- and the automatic interchange of information about the customer with other modules streamlines account service. The system supports any number of services -- metered or unmetered -- and offers customers flexible options while allowing utilities to maintain tight control over account details. CIS permits smooth integration of creating service orders, entering readings, posting payments, producing bills and maintaining customer service at levels customers have come to expect.

BANNER CCS
Customer Contact System -- This module works independently or in conjunction with CIS to maintain complete customer contact records while simplifying recordkeeping. It also allows automatic CSR notification during customer contacts. In addition to providing ongoing records of contacts with customers, it allows CSRs to access customer histories at the touch of a button, saving time for customers and utility personnel. The opportunities for additional marketing made possible by the automatic notification features enhance both the utility's reputation for customer service and the opportunities for additional revenues.

BANNER EWQ
The Electronic Work Queue System interacts with CIS to schedule tasks for fulfilling Electronic Work Queue System customer service requests, allowing assignment of individuals or groups and updating them as appropriate. The comprehensive tracking of personnel assigned and the progress toward completion, by group or by individual, allows utilities to schedule work more efficiently and maintain complete control over workflow. Centralizing tasks in "folders" with full tracking capabilities takes advantage of a wide range of tools that simplify the completion of work assignments.

BANNER Customer Target+(TM)
Customer Target+ extends the CIS customer database with information to design, execute and manage marketing programs to qualified customers. The additional customer information that assists in targeted marketing efforts can be captured and used in conjunction with existing customer information without disturbing normal workflow.

The system interacts with CSR screens for immediate enrollment of qualified customers and manages mass communications for additional marketing efforts. The ability to pinpoint the right customers and position those products and services that best meet their needs brings utility marketing to a higher level.

BANNER Customer Web Access
This cutting-edge product enables utilities to establish more than merely a "presence on the web." Web Access gives utilities a new avenue of communications with customers and provides new levels of customer service. Based on Oracle(R) Webserver technology, this product allows two-way communication with customers through a World Wide Web site. Web Access ensures that customers can obtain account information in a secure environment, and enjoy other informational services at low personnel costs to the utility. In addition, automated updating of utility records (such as signing up for marketing programs) can be performed according to utility-defined rules.

BANNER Customer ELink(TM)
For customers who have contracted with other utilities for electric service, BANNER Customer ELink manages billing through the CIS. In addition to providing precise usage calculation with a detailed profile of line losses, the system manages the calculation of bills, usage and nominations with a high degree of accuracy to ensure that revenues are stable and correct.

Supply Chain/Utilities
The BANNER Supply Chain Suite of products brings powerful efficiency to those utility operations that customers almost never see: the behind-the-scenes flow of labor, materials, fuels and planning that make the difference between smooth operations and chaos.

BANNER FMS
Fuels Management System -- The Fuels Management System manages all aspects of non-nuclear fuels purchasing, transportation, usage and planning, including sophisticated contract modeling and management. The capabilities of the system reduce the labor involved in tracking and coordinating fuels distribution, while increasing accountability and efficiency. Further, the system eases the burden of complying with increasing regulatory issues and helps utilities gain greater control over contract negotiations and costs.

BANNER MMS
Materials Management System -- This system manages the planning and forecasting, inventory and stores control, requisitioning, purchasing and accounts payable for materials used in the day-to-day operations of utilities. It provides managers with an effective tool to increase efficiency by providing real-time information and sophisticated tools to maintain control over the physical needs of the utility. MMS ensures that transactions with vendors are handled accurately and to the advantage of the utility.

BANNER IMS
Operating independently or in conjunction with the Materials Management System, the Inventory Management System IMS manages job costing, distribution, purchasing, planning and forecasting, replenishment, approval, materials tracking and accounting for inventory used in jobs performed for customer service. IMS enables utilities to maintain optimum inventory levels, resulting in reduced costs, reduced waste and balanced inventory locations.

BANNER Material Catalog+.
This powerful cataloging system for materials and inventory is used as a component in both the Inventory Management and Materials Management Systems. It can also be used as a stand-alone product, integrated with existing systems. BANNER's user-defined classifications help organize material for maximum productivity. A central repository of data enables the user to employ a number of search strategies. The emphasis on flexibility in designating inventory makes the system adaptable to the methods in which utilities work, while allowing all users to deal with inventory in an easy to understand style.

BANNER Requisitioning and Purchasing
This module automates and streamlines the complex chore of tracking requisitions, from original requisition requests through final payment of invoices. By linking to vendor information, it also allows flexibility in cutting costs and improving the efficiency of the purchasing process.

BANNER WMS


Work Management System -- BANNER WMS is a sophisticated system for managing capital projects, operations and maintenance, including project design, initiation, scheduling, tracking, maintenance scheduling, work completion reporting and closing. The system integrates with other BANNER systems, including Electronic Work Queue and existing accounting systems. Complete, real-time access to work status and tracking of projected versus actual results gives managers the ability to improve performance and increase effectiveness.

SCT's newest information management solution is designed to help utilities compete in a deregulated environment. Built around the premier BANNER Customer Management System suite, SCT SinglePoint Solutions(TM) also offers the full range of services that utilities require to succeed in these new business conditions. SCT takes care of the operations that each client chooses to outsource, enabling utilities to dedicate their resources to enhancing core strengths and satisfying customers.

Description of Application Packages: See the Application Programs specified above, which will be coupled with one or more of the Programs.

[GRAPHIC OMITTED]


                 ORACLE EXPRESS PROGRAM SUBLICENSE ATTACHMENT
                        TO RUNTIME SUBLICENSE ADDENDUM


This document (the "Attachment") is between Oracle Corporation ("Oracle") and the Alliance Member and shall be governed by the terms of the Runtime Sublicense Addendum between the Alliance Member and Oracle effective
5/31, 1998, (the "Addendum") and the terms set forth below.

The parties hereto agree to amend the Addendum as follows:

1. Under the terms and conditions of the Addendum and this Attachment, the Alliance Member shall have the right to market and grant Sublicenses of Runtime Oracle Express Programs for installation and use in the United States only. The term "Oracle Express Programs" shall mean Programs which are designated solely as Oracle Express database software by Oracle, and shall not include any Oracle Express application software.

2. Notwithstanding any other provision of the Addendum, for each Runtime Oracle Express Program Sublicensed by the Alliance Member, the Alliance Member agrees to pay Oracle a Sublicense fee equal to thirty percent (30%) of the applicable license fee for each such Program, as specified in the applicable Price List (as defined in the Addendum) and Business Alliance Program Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed to a Sublicensee.

3. Oracle is subject to certain restrictions with respect to the distribution of Oracle Express Programs, and the Alliance Member's distribution of the Oracle Express Programs shall be consistent with such limitations. Notwithstanding any other provision of this Attachment, the Addendum or the Agreement, the Alliance Member and its Distributors shall not:

     A. Sublicense Oracle Express Programs designated by Oracle as Oracle Express Dataserver/Sales Analyzer products to The Dun & Bradstreet Corporation and any successor thereto;

     B. Sublicense Oracle Express Programs to A.C. Nielsen Company, any subsidiary of A.C. Nielsen as specified on the Subsidiary Attachment attached hereto (which may be updated by Oracle from time to time upon notice to the Alliance Member), Efficient Market Services, Inc., or any successor thereto; and

     C. Sublicense the Oracle Express Programs for use in a timesharing business.

     The Alliance Member shall indemnify Oracle for all claims, damages, or losses arising from any violation of this Section.

Other than the addition of the provisions above, the terms and conditions of the Addendum remain unchanged and in full force and effect.

The Effective Date of this Attachment shall be 5/31/98.
                                               -------

Executed by the Alliance Member:


Authorized Signature: /s/ Mike Chamberlain
                      ------------------------


Name:  Mike Chamberlain
       ---------------------------------------


Title:  President
       ---------------------------------------



Executed by Oracle Corporation:



Authorized Signature: /s/ Jeffrey M. Rosado
                      ------------------------



Name:  Jeffrey M. Rosado
       ---------------------------------------


Title:  Manager, Alliances Sales Support
        --------------------------------------

1-96

                     A.C. NIELSEN CO. SUBSIDIARIES EXHIBIT
                            AS OF JANUARY 31, 1997


                                                                        STATE OR JURISDICTION
NAME                                                                       OF INCORPORATION:
----                                                                    -----------------------
A.C. Nielsen Company                                                       Delaware
A.C. Nielsen (Argentina) S.A.                                              Delaware
         Control Publicitario S.A.                                         Argentina
         IPSA S.A.                                                         Argentina
         IPSA Nielsen Argentina S.A.                                       Argentina
A.C. Nielsen Ges.mbH                                                       Austria
         CMIS Coordinierte Management Informations
              Systeme Ges MbH                                              Austria
         ANR Piackutato Kft.                                               Hungary
A.C. Nielsen Company (Belgium) S.A.                                        Belgium
         A.C. Nielsen Corporation & Co. SNC                                Belgium
A.C. Nielsen do Brasil Ltda.                                               Brazil
         Compnhia Brasileira de Pesquisa a Analise                         Brazil
ACNielsen Canada Holding Ltd.                                              Canada
         ACNielsen Company of Canada Limited                               Canada
              Nielsen Korea Limited                                        Korea
A.C. Nielsen Chile Limitada                                                Chile
         A.C.Nielsen Chile S.A.                                            Chile
A.C. Nielsen de Colombia S.A.                                              Colombia
         Nielsen del Ecuador S.A.                                          Ecuador
ANR Amer nielsen Research Limited                                          Cyprus
AIM Nielsen A/S                                                            Denmark
         AIM Farmstat Aps                                                  Denmark
Teollisuuden Tielopalvelu Industrial Intelligence Ltd. Oy                  Finland
         A.C. Nielsen Finland Oy                                           Finland
              Finnpanel Oy                                                 Finland
A.C. Nielsen S.A.                                                          France
         ERIM S.A.                                                         France
         Panel de Gestion S.A.R.L.                                         France
Amer-Nielsen Research Hellas S.A.                                          Greece
A.C. Nielsen (Dublin) Limited                                              Ireland
A.C. Nielsen of Ireland Limited                                            Ireland
A.C. Nielsen Italia S.p.A.                                                 Italy
         C.R.A. S.r.l.                                                     Italy
              Telepanel S.A.                                               Italy
         SITA, Societa per gli Indici Tessile e Abbigliamento - S.r.l.     Italy
         Management Tools S.r.l.                                           Italy
Nielsen Japan K.K.                                                         Japan
A.C. Nielsen (N.Z.) Limited                                                New Zealand
         AGB McNair Group Ltd.                                             New Zealand
              Media Research Services Ltd.                                 New Zealand
         Market Research (NZ) Ltd.                                         New Zealand
ACNielsen Holdings Spain B.V.                                              The Netherlands
N&P Holdings Spain B.V.                                                    Spain
         A.C. Nielsen Company S.A.                                         Spain
              Infoadex S.A.                                                Spain
         Panel Internacional S.A.                                          Spain
A.C. Nielsen (Nederland) B.V.                                              The Netherlands
         A.C. Nielsen Polen B.V.                                           The Netherlands
              ANR Amer Nielsen Research Sp. z.o.o.                         Poland
              Nielsen Marketing Research spol, s.r.o.                      Czech Republic
              Nederland Centrum voor Marketing Analyses B.V.               The Netherlands
              South African L.P. (no official name)                        South Africa
              ZET-Nielsen Business Information A.S.                        Turkey
Nielsen Norge as                                                           Norway
A/S Norsk Reklame-Statistikk                                               Norway
A.C. Nielsen de Panama S.A.                                                Panama

                                                                        STATE OR JURISDICTION
NAME                                                                       OF INCORPORATION:
----                                                                    -----------------------

A.C. Nielsen Peru S.A.                                                     Peru
Nedro-Nielsen Estudios de Mercado, Lda.                                    Portugal
A.C. Nielsen P.R. Inc.                                                     Puerto Rico
A.C. Nielsen Singapore Pte. Ltd.                                           Singapore
A.C. Nielsen Company AB                                                    Sweden
A.C. Nielsen Management Services S.A.                                      Switzerland
A.C. Nielsen S.A.                                                          Switzerland
         Media Focus                                                       Switzerland
ACN/PIB Partners                                                           Connecticut
Nielsen Holdings, Inc.                                                     Delaware
Nielsen Leasing Corporation                                                Delaware
Panel International S.A.                                                   Delaware
A.C. Nielsen Company Limited                                               England
A.C. Nielsen (Holdings) Pty. Limited                                       Australia
A.C. Nielsen Australia Pty Limited                                         Australia
AGB McNair Holdings Pty. Limited                                           Australia
         AGB Research Holdings Pty. Limited                                Australia
              Tart Research Pty. Limited                                   Australia
              ABG McNair Pty. Limited                                      Australia
              McNair Anderson Assoc. Pty. Limited                          Australia
Marketing Insights Pty. Ltd.                                               Australia
Nandette Pty. Limited                                                      Australia
         Australian Independent Media Data Pty. Limited                    Australia
CZT/ACN Trademarks, L.L.C.                                                 Delaware
IMS Financial ACN Holding GmbH                                             Germany
ACN Marketing Research Holding GmbH                                        Germany
         A.C. Nielsen GmbH                                                 Germany
              A.C. Nielsen Werbeforschung S&P GmbH                         Germany
         "P&S" Handelsbertung GmbH                                         Germany
SRG Holdings Limited                                                       Hong Kong
SRG Management Services Limited                                            Hong Kong
         Research Consulting Services Ltd.                                 Hong Kong
         SRG China Ltd.                                                    Hong Kong
              Shanghai SRG Ltd.                                            China
         SRG International (HK) Ltd.                                       Hong Kong
         SRG Research Services (HK) Ltd.                                   Hong Kong
         Survey Research Hong Kong Ltd.                                    Hong Kong
         Survey Research Asia Pacific Ltd.                                 Hong Kong
              Survey Research Taiwan Ltd.                                  Taiwan
         Survey Research Group Ltd.                                        Hong Kong
              SRG Guangzhou Ltd.                                           China
         Survey Research Group Pte. Ltd.                                   Singapore
              SRG Research Canada Ltd.                                     Canada
                D.J. Calhoun Marketing & Development Ltd.                  Canada
                      Recherches en Marketing (Quebec) Inc.                Canada
              P.T. SRI Nielsen Indonesia                                   Indonesia
              SRG Japan K.K.                                               Japan
              Hankook Research Company                                     Korea
              Survey Research Malysia Sdn Bhd                              Malaysia
                Target Marketing Promotions Sdn Bhd                        Malaysia
              Consumer Pulse Inc.                                          Philippines
              Dealer Pulse Inc.                                            Philippines
              Media Pulse Inc.                                             Philippines
                Philippine Monitoring Services Inc.                        Philippines
              Research Philippines Unisearch INC                           Philippines
              Survey Research Singapore Pte. Ltd.                          Singapore
              Deemar Company Ltd.                                          Thailand
SRG International Ltd.                                                     New York

[GRAPHIC OMITTED]


                          NETWORK SUBLICENSE ADDENDUM

This document (the "Addendum") is between Oracle Corporation ("Oracle") and the Alliance Member and shall be governed by the terms of the Oracle Alliance Agreement between the Alliance Member and Oracle effective May 31, 1998 (the "Agreement") and the terms set forth below.

1.       PROGRAM DISTRIBUTION
1.1      Sublicense of Programs and Terms
              The Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs, which are available in production release and listed on Oracle's Price List in effect at the time the Programs are ordered from Oracle to Sublicense to a Sublicensee, for use with the Sublicensee's Network; provided, however, the Alliance Member shall have no right to Sublicense any Programs designated as Oracle Applications Programs, Limited Production Programs, or other Programs specified by Oracle from time-to-time, without the prior written consent of Oracle. The Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs to Sublicensees for use on Designated Systems in the Network in conjunction with the Integrated System. Each copy of the Full Use Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a Network of Designated Systems limited to a maximum number of Users.
              To acquire Programs for Sublicensing to Sublicensees, the Alliance Member shall order such Programs from Oracle. Each order shall specify the applicable Programs, maximum number of Users, computer/operating system configuration, fees, shipping location, and any other information required by Oracle for processing the order.
1.2      Distribution under Oracle Agreement
              In addition to the Sublicense rights specified in Section 2.3.A of the Agreement, and notwithstanding the terms of such Section and
         Section 2.3.B of the Agreement, the Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs to Sublicensees for use in conjunction with the Integrated System under a standard Oracle Software License and Services Agreement in lieu of Sublicensing the Programs under a written Sublicense agreement.
              The Alliance Member may submit orders for Sublicenses to Oracle for its acceptance.
              With each such order, the Alliance Member shall submit a standard Oracle Software License and Services Agreement executed by the applicable Sublicensee, or shall reference on such order that the Programs will be licensed to the Sublicensee subject to an existing license agreement effective between the Sublicensee and Oracle (the "Oracle Agreement"). The order shall consist of an Oracle Order Form executed by the applicable Sublicensee identifying the Program licenses, maximum number of Users, and the Network Sublicensed to the

         Sublicensee. Upon the Alliance Member's request, Oracle may provide assistance in preparing such Order Form.
              If the Sublicensee is a federal agency, the Alliance Member shall submit with each such order a written document executed by an authorized Sublicensee contracting officer which contains the following provision: "This is an open market order placed pursuant to terms identical to the terms and conditions of Oracle's General Services Administration (GSA) Schedule A Contract for Oracle Programs current as of the order date, with the exception of the maximum order limitations, discounts, maintenance, training units and other discounts specific to the applicable Oracle GSA Schedule. No other pre-printed or reference terms and conditions shall apply." This written document shall be deemed the applicable Oracle Agreement.
              The Alliance Member shall indemnify Oracle for any claims, damages, or losses arising from failure to obtain any Oracle Agreement.
              If the order specifies that the Programs are to be delivered to the Alliance Member, the Alliance Member shall have the right to re-deliver the Programs with their original packaging to the applicable Sublicensee.
1.3      Full Use Programs
              For the purposes of this Addendum, "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact.
1.4      Network
              For the purposes of this Addendum, "Network" shall mean the Designated Systems specified in the applicable Order Form for Sublicense to a Sublicensee which are directly or indirectly connected together using SQL*Net or other Oracle connectivity Programs. In addition, the Network may consist of any number of single-user computers serving as client computers. For each Sublicense of Programs for use in a Network, the alliance Member shall include in each Sublicense agreement a provision which specifies, at a minimum, the definition of a Network specified herein and which limits the use of the Programs Sublicensed under the applicable Order Form to such Network.
1.5      Value-Added Package
              For the purposes of this Addendum, "Integrated System" shall mean the hardware and software products having Value-Added which are developed, sold, and/or licensed with the Programs to a Sublicensee by the Alliance Member to satisfy such Sublicensee's internal business requirements and objectives. For purposes of the Agreement, the Integrated System will be regarded as the Alliance Member's

         Value-Added Package which is described in the attached Value-Added Attachment. The Integrated System shall be regarded as "Value-Added" if the following materials are provided as part of the Integrated System by the Alliance Member: (a) non-Oracle developed software; (b) customized programming or customized consulting; and (c) other computer products or components.
1.6      No Distributors
              The Alliance Member's right to market and grant Sublicenses of Full Use Programs hereunder shall be limited to the Alliance Member only. The Alliance Member shall not appoint any third party to distribute the Programs without Oracle's prior written consent.
1.7      Media and Documentation
              Oracle shall deliver to the shipment address specified in the applicable Sublicense report or the Sublicensee location specified in the applicable Order Form executed by the Sublicensee one copy of the software media ("Master Copy") and one set of Documentation (CD-Rom or bound, whichever is generally available) for each Program currently available in production release as of the date the Programs are ordered for Sublicense for use on the applicable Designated Systems. The Sublicensee shall be responsible for copying the software media for the Programs and installing the Programs for use in the United States in accordance with the terms specified herein. Unless otherwise specified herein, the Sublicensee shall acquire no right to copy Documentation. The Alliance Member agrees to pay applicable sales tax, media and shipping charges. For each Sublicense of Programs for use in a Network, the Alliance Member shall include in the Sublicense agreement a provision which specifies, at a minimum, the rights and limitations specified herein with respect to the Master Copy.
1.8      Verification
              For each Sublicense of Programs for use in a Network, the Alliance Member shall include in the Sublicense agreement a provision which specifies, at a minimum, the following:
         A. At Oracle's written request, not more frequently than annually, the Sublicensee shall furnish Oracle with a signed certification: (a) verifying that the Programs are being used pursuant to the provisions of the applicable Sublicense agreement, including any User and other limitations, and (b) listing the locations, types and serial numbers of the Designated Systems on which the Programs are run.
         B. Oracle may, at its expense, audit the Sublicensee's use of the Programs. Any such audit shall be conducted during regular business hours at the Sublicenee's facilities and shall not unreasonably interfere with the Sublicensee's business activities. If an audit reveals that the Sublicensee has underpaid fees to Oracle, the Sublicensee shall be invoiced for such underpaid fees based on the Price List in effect at the time the audit is completed; if the underpaid fees exceed 5% of the license fees paid, then the Sublicensee shall also pay Oracle's reasonable costs of conducting the audit. Audits shall be conducted no more than once annually.
2.       SUBLICENSE FEES
2.1      Sublicense Fees and Rate
              With respect to each Sublicense of Programs under this Addendum for use in a Network, the Alliance Member and Oracle shall negotiate fees for Programs, Technical Support services, and any other such fees and charges. In order to obtain a price quotation from Oracle, the Alliance Member shall notify Oracle in writing of the name and address of the prospective Sublicensee, the Programs to be Sublicensed or licensed, the Network, and any other such information as Oracle may request in order to generate a pricing quotation. The Alliance Member acknowledges that Oracle may choose not to issue any pricing quotation or to fulfill any order for Programs placed under this Addendum.
              Fees for Sublicense or for license of Programs shall be due and payable thirty (30) days from the invoice date. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.
2.2      Users and Servers
              The fees for Sublicense of a Program for use in a Network shall be based and priced on the applicable User Level for the maximum number of Users for such Program, as specified in the Price List, and fees based on the type and number of server computers for which the Programs will be licensed. The Alliance Member shall have the right to Sublicense on any User basis specified in the Price List in effect at the time the applicable Program is Sublicensed to a Sublicensee.
3.       TERM
              This Addendum shall become effective on the Effective Date specified below and shall be valid for one (1) year (the "Term"), unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of terms and fees.
4.       TERRITORY
              The Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs in the United States only (the "Territory").
5.       TECHNICAL SUPPORT
5.1      Technical Support for Sublicensees
              A Sublicensee may acquire Technical Support services for Full Use Programs Sublicensed under this Addendum from Oracle at Oracle's standard rates and fee in effect at the time such Technical Support services are ordered under an Oracle Technical Support Services Agreement or Oracle Agreement, as applicable.
5.2      Technical Support Contact
              For each Sublicense of Programs for use in a Network for which Technical Support services are ordered, the Sublicensee shall designate one Sublicensee employee (plus two Sublicensee employees as backups) who shall serve as the sole liaison between the Sublicensee and Oracle as the Sublicensee's on-site Technical Support Contact. The Sublicensee shall notify Oracle whenever the designated Technical Support Contact responsibilities are transferred to another employee. Technical Support is effective upon shipment (or upon Order Form Effective Date for products not requiring shipment). Support fees are due and payable annually in advance. Technical Support for the second year and thereafter will be based on Oracle's support pricing in effect at the time services are ordered. For any Technical Support Updates to the Programs provided under the applicable Order Form, Oracle shall ship to the shipment address given for a Sublicensee, or Sublicensee Location specified in the Order Form executed by the Sublicensee, one Technical Support Update copy for each operating system. The Sublicensee shall be responsible for copying and installing the Updates on the servers in the Network for which the Programs are licensed.
              For each Sublicense of Programs for use in a Network, the Alliance Member shall include in the Sublicense agreement a provision which specifies, at a minimum, the Technical Support Contact and Update rights and limitations specified above.
6.       SUBLICENSE REPORTS
              With each order for Programs for Sublicense to a Sublicensee, the Alliance Member shall send Oracle a report detailing for each Sublicensed Full Use Program: Sublicensee name, address, make/model and operating system of the Designated System, Full Use, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, total Program fees and Technical Support Fees due to Oracle, and specific descriptions of the Integrated System and Value-Added.


The Effective Date of this Addendum shall be May 31, 1998.

Executed by the Alliance Member:                     Executed by Oracle Corporation:

Authorized Signature: /s/ Mike Chamberlain           Authorized Signature: /s/ Jeffrey M. Rosado

Name:  Mike Chamberlain                              Name:    Jeffrey M. Rosado

Title:   President                                   Title:   Manager, Alliances Sales Support

ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA  94065
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation.
5-98

                                 AMENDMENT ONE
                                    to the
                          NETWORK SUBLICENSE ADDENDUM
                                    to the
                           ORACLE ALLIANCE AGREEMENT
                                    between
                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
                                      and
                              ORACLE CORPORATION



This document ("Amendment One") shall serve to amend the Network Sublicense Addendum dated 5/31, 1998 (the "Addendum") to the Oracle Alliance Agreement between the Alliance Member and Oracle dated 5/31, 1998 (the "Agreement").

The parties agree to amend the Addendum as follows:

1. Delete the body of Section 1.1 in its entirety and replace with the following:

                  "The Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs, Runtime Programs, and Application Specific Full Use Programs, which are available in production release and listed on Oracle's Price List in effect at the time the Programs are ordered from Oracle to Sublicense to a Sublicensee for use with the Sublicensee's Network; provided, however, the Alliance Member shall have no right to Sublicense any Programs designated as Oracle Applications Programs, Limited Production Programs, or other Programs specified by Oracle from time-to-time without the prior written consent of Oracle, to which Oracle will not unreasonably withhold the Programs for sublicensing which are incorporated into the Alliance Member's Value-Added Package. The Alliance Member shall have the right to market and grant Sublicenses of such Programs for use on Designated Systems in the Network in conjunction with the Integrated System to Sublicensees. Each copy of the Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a Network of Designated Systems limited to a maximum number of Users."

2. In the first sentence of Section 1.2, after the words "grant Sublicenses of" delete the words "Full Use."

3.       Delete Section 1.3 and replace with the following:

         "1.3 A.  Full Use Programs
                           For the purpose of this Addendum, "Full Use
                  Programs" shall mean unaltered versions of the Programs with all functions intact.

              B.  Running Programs
                           For the purpose of this Addendum, "Runtime
                  Programs" shall mean Programs which shall be limited to use solely for the purpose of executing an unmodified standard version of the Alliance Member's Application Program. Runtime Programs may not be used to build or modify reports or applications.
                           Notwithstanding the above, a sublicensee, prior to
                  deploying the Application Program and updates to the Application Program, may recompile C and COBOL programs and regenerated Developer2000 objects only for encryption purposes to prevent unauthorized access to a sublicensee's sensitive data."
              C.  Application Specific Full Use Programs

                           For the purposes of this Addendum, "Application
                  Specific Full Use Program(s)" shall mean Programs which shall be limited to using and developing in conjunction with the Alliance Member's Application Program. Each Application Specific Full Use Program licensed under this Addendum may only be used with the Application Program and may not be used with other application programs. The Sublicensee may not use the Application Specific Full Use Programs to create any additional applications, or for any purpose other than implementation, modification, and support of the Application Program. The Sublicensee may use the Application Specific Full Use Programs to customize the Application Program as required, including changing forms through the use of SQL*Forms and creating and altering tables that the Application Program uses. The Application Specific Full Use Program Sublicensee may not use the Programs to expand the Application Program beyond the scope provided and supported by the Alliance Member. "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact."

4.       In Section 1.5 (b) replace the word "and" with the word "or".

5.       In the first sentence of Section 1.6, delete the words "Full Use."

6.       In Section 1.7, after the first sentence insert the following:

         "The Alliance Member has the right to ship inventoried Runtime and Application Specific Full Use Programs to Sublicensees, in lieu of Oracle shipping to Sublicensee."

7. Notwithstanding anything to the contrary in the Addendum, should the Alliance Member offer to a prospective Sublicensee a standard Network Sublicense, the Alliance Member would not be required to obtain a price quotation from Oracle. For each copy of the Programs Sublicensed by the Alliance Member for a standard Network Sublicense, the Alliance Member agrees to pay Oracle a Sublicense fee equal to the applicable percentage, as stated below, of the applicable license fee for each such Program, as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed to a Sublicensee.

                  License Type                       Sublicense Rate
                  ------------                       ---------------
                  Full Use                           60%
                  Runtime                            30%
                  Application Specific               45%

8.       Before the second paragraph of Section 2.1, add the following header,

         "A.  Full Use Programs"

9.       Add the following new paragraph to the end of Section 2.1:

         "B.  Runtime and Application Specific Full Use Programs
                  As further specified in Section 6 of this Addendum, Runtime and Application Specific Full Use Sublicense fees shall be due and payable within thirty (30) days of the last day of each month. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee."

10. In Section 4, replace "United States only" with "Territory" and add the following to the end of Section 4:

         "The "Territory" shall be defined as Sublicensee facilities worldwide, subject to U.S. export laws."

11.      Delete the header of Section 5.1 and replace with the following:

         "Section 5.1 A. Technical Support for Full Use Sublicenees."

12.      Add the following after Section 5.1 A:

         "5.1  B  Technical Support for Runtime and Application Specific
         Full Use
              For Technical Support services, as stated in the Technical Support Attachment to this Addendum, for Sublicensees, each year the Alliance Member agrees to pay Oracle annual Technical Support Fees for each Runtime Program Sublicensed and Application Specific Full Use Program under this Addendum where the Sublicensee received technical support services for such Runtime Program during the applicable support period from the Alliance Member. Alliance Member shall only be responsible for paying a pro rata portion of the Technical Support Fees for those Sublicensees who only receive support for a partial year. Annual Technical Support Fees for a Program shall be equal to the applicable

         Technical Support Percentage Rate specified below of the Sublicense fees accrued to Oracle for the period specified below during which a Sublicensed Program is supported by the Alliance Member.

                Technical Support                   Technical Support
                  Services Level                     Percentage Rate
                  --------------                     ---------------
                    Silver                                  %
                    Year 1                                  7.5%
                    Year 2                                  7.5%
                    Year 3                                  8.0%
                    Year 4                                  9.0%
                    Year 5                                 10.0%

         If the Sublicensee has not continuously maintained Technical Support services from the earlier of the date of Sublicense or the date of shipment, the Alliance Member shall be required to reinstate lapsed Technical Support services for the applicable Sublicense at the fees set forth in this Section."

         "On each anniversary during the Term of this Addendum, the Alliance Member shall provide to Oracle a report setting forth all the Alliance Members Sublicenses and those Sublicensed Programs which were supported by the Alliance Member for the year following the prior anniversary. The Alliance Member shall provide Oracle with payment of all Technical Support Fees, for the year following the prior anniversary, required under the applicable anniversary report with such report in the form of a check made out in the amount of such fees. All Technical Support Fees paid to Oracle are noncancelable and nonrefundable."

13.      Add the following header to the first paragraph of Section 6:

         "A.  Full Use Programs"

14.      Add the following subsection to the end of Section 6:

         "B.  Runtime and Application Specific Full Use Programs
              Within thirty (30) days of the last day of each and every month, the Alliance Member shall send Oracle a report detailing for that month:
         1. For each Sublicensed Application Package shipped during the prior month, Sublicensee name, address, make/model and operating system of the Designated System, date of shipment, Runtime Programs shipped, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, and total Sublicense fees and Technical Support Fees due to Oracle;
         2. For each Application Program licensed to end-users to be used with previously installed software licensed by Oracle in conjunction with the Application

         Program, Sublicensee name, address, make/model and operating system of the computer, and date of installation."

Subject to the modifications herein, the Addendum and the Agreement shall remain in full force and effect.

The Effective Date of this Agreement One is 5/31, 1998.



SYSTEMS & COMPUTER                      ORACLE CORPORATION
TECHNOLOGY CORPORATION

By:    /s/ Mike Chamberlain             By:    /s/ Jeffrey M. Rosado
       ---------------------------             ---------------------------------


Name:  Mike Chamberlain                 Name:  Jeffrey M. Rosado
       ---------------------------             ---------------------------------


Title: President                        Title: Manager, Alliances Sales Support
       ---------------------------             ---------------------------------

                            VALUE-ADDED ATTACHMENT

Description of Integrated System:

                  SCT Education Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

Banner2000(TM)

Banner2000 Student -- This solution fuses administrative and academic functions for a complete business solution. Users focus on enrollment management objectives, while prospects, students, and faculty enjoy secure access to their information to apply, register, pay, grade, and advise. Banner2000 Student features these key modules: Course Catalog, Class Schedule, General Person, Events Management, Faculty Load, Recruiting, Admissions, General Student, Registration, Location Management & Housing, Accounts Receivable, Academic Records/Transfer Articulation, Degree Audit.

Banner2000 Finance -- Higher education needs a fund accounting solution that supports Generally Accepted Accounting Principles (GAAP) as defined by FASB and GASB. The economic environment places increased emphasis on cost containment, research accounting, and grant funding. Banner2000 Finance was designed exclusively for this unique environment. Its embedded workflow management, simplified reporting, and executive query tools manage day-to-day financial operations and free users to access and analyze critical financial information. The key modules of Banner2000 Finance include General Ledger, Fixed Assets, Purchasing, Cost Accounting, Accounts Payable, Accounts Receivable, Stores Inventory, Investment Management, and Budget Development.

Banner2000 Financial Aid -- With Banner2000 Financial Aid, institutions stay ahead of the regulatory curve to take advantage of the electronic transfer of information. SCT's ongoing support of industry initiatives lets institutions choose how to manage financial aid, streamline financial aid operations, and meet enrollment objectives. Banner2000 Financial Aid includes these integrated functions: Applicant Record Creation, Funds Management, Requirements Tracking, Disbursement, Budgeting, Loan Processing, Need Analysis, Verification, Student Employment, Award History/Transcripts, EDE, Reporting, and Packaging.

Banner2000 Human Resources/Payroll -- In higher education, human resources administration is more than payroll, employment, compensation, and benefits. Position control, tenure, deferred pay, work-study, and regulatory requirements further define information system needs. Banner2000 Human Resources/Payroll addresses the complexities of higher education in the context of core human resources functions and adds value to the institution's business with built-in workflow. Its 11 comprehensive modules include Applicant Tracking, Position Management, Employment Administration, Personnel Services Budgeting, Compensation Administration, Time & Attendance Reporting, Employee Relations Administration, Payroll Calculation, Payroll Adjustments & History, Health & Safety Administration, and Benefits Administration.

Banner2000 Alumni/Development -- This solution gives the institution a rich repository of information about constituents, from their days as students to their lives today, for building strong and lasting relationships, mining institutional gold, and competing successfully for dollars. Its key modules include Constituents, Prospect Management, Organizations, Solicitor Organization, Membership, Campaigns, Events, Designations, and Gift & Pledge Processing.

Loan Management System -- SCT's Loan Management System gives institutions the confidence to adhere to federal regulatory and due diligence requirements, eliminate the high costs associated with third-party servicers, and increase collections. LMS serves as the central repository for the institution's loan, consolidated billing, and collection data. Developed specifically for higher education administrators, the system offers timely billing and complete due diligence capabilities, helping institutions lower default rates, significantly reduce collection costs, and increase annual collections by as much as 20 percent. LMS can be fully integrated with Banner2000(TM) systems to minimize record keeping and add a level of efficiency and data integrity while activating security levels to protect confidential information.

Banner2000 CAPP(TM) -- This curriculum, advising, and program planning solution offers flexible student tracking toward a degree, certificate, or diploma. Banner2000 CAPP gives users freedom in defining academic requirements online and evaluating academic progress.

Banner2000 Web for Students -- Banner2000 Web for Students delivers timely information in a way that today's students and prospects know and love. Using hypertext links to navigate system screens, students gain self-service access to course catalogs, class schedules, online registration, grades, admissions, account balances, financial aid, address verification, and transcripts. It provides students with secure World Wide Web access to information in a familiar format.

Banner2000 Web for Faculty & Advisors -- This solution puts information on instructional activities in the hands of those responsible for managing the process. Using hypertext links to navigate system screens, faculty and advisors gain self-service access to mid-term and final grading, course rosters and waitlists, student registration, biographic information, campus directories, faculty schedules, employment history, course catalog, and class schedules. Banner2000 Web for Faculty & Advisors enables faculty to grade and advise on their own schedules -- on campus or at home -- with easy, secure access to the administrative data they need.

Banner2000 Web for Employees -- This solution goes beyond enabling users to elect benefits for open enrollment. Using hypertext links to navigate system screens, employees and job applicants can accomplish these HR tasks and more: update tax exemption information, benefits, directory profiles, and miscellaneous biographic information; and view payroll and job history, paychecks/direct deposit stubs, leave history, year-end tax statement, and flexible spending account activity. Banner2000 Web for Employees transforms employees into a virtual HR staff.

Banner2000 Web for Executives -- Banner2000 Web for Executives is the source of strategic information for the enterprising executive. It provides key benchmarking data about the institution's performance for analyzing internal practices, measuring effectiveness of business processes, assessing costs of current activities, and comparing data with general trends across the industry. A one-stop shop for all executive-level information, Banner2000 Web for Executives furnishes key performance indicators (KPI), or detailed lists of measurements that the institution considers vital to monitoring and evaluating strategies. Using familiar, intuitive Web technology, executives view KPIs tailored to the institution's requirements.

Banner2000 Web for Alumni -- With Banner2000 Web for Alumni, constituents can access the Banner2000 administrative database through the World Wide Web. This removes staff from the burden of answering routine questions via phone and mail, and frees them to focus on more strategic activities that promote the institution. At the same time, constituents enjoy an easy, efficient connection to all the functions they need to become and remain regular contributors to the institution: communications, membership, events, career opportunities, voluntary support, and volunteer opportunities.

Banner2000 Voice Response -- This solution enables institutions to reach out to their customers and provide improved services, without increasing staff. With Banner2000 Voice Response (VR), students can check their admissions status, register for courses, and inquire about their financial aid--all by themselves, at any time of day or night, from any Touch-tone phone. Banner2000 VR Student and Banner2000 VR Financial Aid are integrated solutions for direct student access to information and transactions. They provide consistent answers to students' questions, eliminate long waiting lines, reduce data entry time, and provide an additional level of service to students.

Banner2000 Kiosk -- This solution provides a service center or help desk in highly traveled places on or off campus -- for example, the student union or a popular shopping mall. Students can walk up to the kiosk and get answers to their questions at any time, day or night. They gain access to information about admission and decision status, financial aid awards, course availability, registration, account balances and payment options, schedules, grades, transcripts, and campus maps.

EDI.Smart(TM) -- This solution is available today and is in production on college and university campuses. It offers full EDI translation-level support for more than 270 transaction sets and supports standalone systems, LANs, Internet FTP and SMTP protocols, and EDIFACT standards. Also, EDI.Smart includes a Wizard to simplify creation of external interfaces. A desktop computer-based solution, EDI.Smart runs with any SCT Education Systems administrative software. Developed to expedite a range of activities, EDI.Smart supports ANSI ASC X12 standard transaction sets, including academic transcripts, enrollment certification, applications for admission, and purchase orders.

Strategic Enrollment Management -- Strategic Enrollment Management -- and the SAS(R) engine that serves as its foundation -- summarizes and transforms Banner2000(TM) data to support both point-in-time and longitudinal analysis. Users explore and identify critical trends for the institution, model critical business relationships, forecast outcomes based on history, evaluate options, and take action. No other product puts the pieces together as completely and as quickly as Strategic Enrollment Management. And no other product provides such an easy window to information-centric analysis and planning.

Banner Object:Access(TM) -- This solution provides application -independent, ststandardized business logic so that the information requested is exactly what is delivered through the user's choice of access method. The Banner Object:Access architecture presents information in functional categories for effective reporting.

SCT Aspire(TM) for Banner2000 -- An integrated distance education solution, SCT Aspire for Banner2000 incorporates best practices in electronic student services and distance education as well as online registration, course deliver and management, advising, and skills/competency assessment capabilities. The foundation of this solution's architecture is Banner2000 and its net-centric, enterprise-wide business processes.

Banner2000 Imaging for Student -- This solution enables users across the enterprise to streamline work processes by scanning, annotating, reviewing, and filing documents electronically. Banner2000 Imaging for Student supports admissions, registration, faculty, and billing functions. All popular scanning devices are supported.

Banner2000 Imaging for Finance -- With this solution, users in accounts payable can query finance imaging records utilizing search fields and database functions. They can review or annotate images, add documents to the imaging system, and electronically file documents into finance folders. All popular scanning devices are supported.

Banner2000 Imaging for Financial Aid -- This solution speeds and streamlines the decision-making process within financial aid administration by enabling users to scan financial aid documents such as award letters, tax returns, institutional applications, verification worksheets, and loan applications. With Banner2000 Imaging for Financial Aid, users can query records by utilizing search fields and database functions. They can review and annotate images as well as add documents to the imaging system. All popular scanning devices are supported.

Banner2000 Imaging for Human Resources -- Banner2000 Imaging for Human Resources is one more step toward maximizing employee empowerment and self-service. Department search committees, for example, can scan resumes, attach the scanned document to a Banner2000 applicant, and route to faculty. Supervisors can find the same convenience in handling performance reviews. All popular scanning devices are supported.

Banner2000 Imaging for Alumni/Development -- With Banner2000 Imaging for Alumni/Development, users streamline development operations by querying records, reviewing images, annotating online documents, and filing document electronically. All popular scanning devices are supported.

SCT Workflow -- This solution automates, simplifies, measures, directs, and manages the flow of information through the enterprise. It effectively teams processes, information, and people by offering key advantages: effective dating, a graphical business process modeler, metrics, and access from SCT's popular "Web for . . . " products.

Plus2000(TM)

Plus2000 Student Information System (SIS) -- Plus2000 SIS is the proven and informed choice to support student information management. It features nine key modules: Shared Components, Admissions, Registration, Student Records, Billing/Receivables, Degree Audit & Advising (On Course), Housing, Voice Response, and Financial Aid Management. Plus2000 SIS gives institutions unparalleled advantages in records processing and strategic management. It enables users to quickly process and provide grades and use up-to-the-minute data to effectively counsel students. The system's special On Course(TM) feature improves advisory capabilities, and its Financial Aid Management (FAM) module automates the entire financial aid process.

Plus2000 Financial Aid Management (FAM) --FAM interfaces with the Plus2000 SIS Billing, Admissions, and Student Records modules. Also, incorporated into the FAM module is the College Scholarship Service's (CSS(R)) Packaging Aid Resource System (PARS), and Institutional Need Analysis System (INAS). To support enrollment objectives, SCT also provides an annual Early Financial Aid Release, for Early Decision Processing, and the CSS PROFILE(TM). Annual regulatory updates for FAM and CSS keep you up-to-date in support of your compliance requirements. With FAM, institutions gain assurance of efficient operations and effective service levels in the following areas of financial aid processing: Establishing financial aid funds, processing aid applications, tracking document requirements, establishing student budgets, awarding aid, authorizing disbursements, monitoring student eligibility, verifying application data, processing special funds, and fund management & reporting.

Loan Management System -- This solution gives institutions the confidence to adhere to federal regulatory and due diligence requirements, eliminate the high costs associated with third-party servicers, and increase collections. LMS serves as the central repository for the institution's loan, consolidated billing, and collection data. Developed specifically for higher education administrators, the system offers timely billing and complete due diligence capabilities, helping institutions lower default rates, significantly reduce collection costs, and increase annual collections by as much as 20 percent.

Plus2000 Financial Records System (FRS) -- Plus2000 FRS enables institutions to achieve superior cash management by helping them track cash resources and manage assets with maximum efficiency. Plus2000 FRS maintains software in compliance with FASB and GASB guidelines. Institutions can use Plus2000 FRS alone or integrated with the Plus2000 Human Resources System for an added level of efficiency, productivity, and data integrity. Plus2000 FRS provides five key modules: Financial/Grant Accounting, Purchasing, Fixed Assets, Accounts Payable, and Budget Development.

Plus2000 Human Resources System (HRS) -- Plus2000 HRS features six comprehensive modules: Position & Budget Control, Benefits & Deductions Management, Payroll Processing, Personnel Management, Labor Distribution & Accounting Control, and Applicant Tracking/Processing. Plus2000 HRS provides a wide array of applicant-tracking features that enable institutions to automatically match an applicant's skills to a position's requirements. With Plus2000 HRS, users can administer and report on institutional practices and policies in the key areas of employment, compensation, benefits, and position control/budgeting. Comprehensive payroll components of Plus2000 HRS provide flexibility for timely and accurate payrolls of any size, whether users are producing checks, complying with tax and other regulatory requirements, or meeting multiple payroll schedules simultaneously.

Plus2000 Alumni/Development System (ADS) -- SCT's Plus2000 Alumni/Development System (ADS) offers superior control of giving and development programs by helping institutions build a constituency, cultivate relationships, plan and monitor campaigns, and conduct fund accounting, pledge tracking, and gift processing. Plus2000 ADS, the proven and informed choice to support institutional advancement, features six key modules: Constituent Management; Relationship Cultivation; Campaign Management; Membership Management; Pledge, Payment, Gift Management; and Financial History.

Plus2000 Web for Students -- Plus2000 Web for Students delivers timely information in a way that today's students and prospects know and love. Using hypertext links to navigate system screens, students gain self-service access to: course catalogs, class schedules, online registration, grades, admissions, account balances, financial aid, address verification, and transcripts. It provides students with secure World Wide Web access to information in a familiar format.

Plus2000 Web for Faculty & Advisors -- This solution puts information on instructional activities in the hands of those responsible for managing the process. Using hypertext links to navigate system screens, faculty and advisors gain self-service access to final grading, course rosters and waitlists, student registration, biographic information, campus directories, faculty schedules, course catalog, and class schedules. Plus2000 Web for Faculty & Advisors enables faculty to grade and advise on their own schedules
-- on campus or at home -- with easy, secure access to the adadministrative data they need.

Plus2000 Web for Employees -- This solution goes beyond enabling users to elect benefits for open enrollment. Using hypertext links to navigate system screens, employees and job applicants can accomplish these HR tasks and more: update tax exemptions; view deductions, earnings, pay stubs, job history, paychecks, and leave balances; and update biographic information. Plus2000 Web for Employees transforms employees into a virtual HR staff.

Plus2000 Web for Executives -- Plus2000 Web for Executives is the source of strategic information for the enterprising executive. It provides key benchmarking data about the institution's performance for analyzing internal practices, measuring effectiveness of business processes, assessing costs of current activities, and comparing data with general trends across the industry. A one-stop shop for all executive-level information, Plus2000 Web for Executives furnishes key performance indicators (KPI), or detailed lists of measurements that the institution considers vital to monitoring and evaluating strategies. Using familiar, intuitive Web technology, executives view KPIs tailored to the institution's requirements.

Plus2000 Web for Alumni -- With Plus2000 Web for Alumni, constituents can access the Plus2000 administrative database through the World Wide Web. This removes staff from the burden of answering routine questions via phone and mail, and frees them to focus on more strategic activities that promote the institution. At the same time, constituents enjoy an easy, efficient connection to all the functions they need to become and remain regular contributors to your institution: communications, membership, events, career opportunities, voluntary support, and volunteer opportunities.

Plus2000 Voice Response (VR) -- With Plus2000 VR, students can check their admissions status, register for courses, and inquire about their financial aid -- all by themselves, at any time of day or night, from any Touch-tone phphone. Voice Response (VR) Student and Financial Aid is an integrated solution for colleges and universities to provide direct student access to information and transactions. A cost-saving solution, VR frees personnel in the various offices from answering routine questions. Just as important, it provides consistent answers to students' questions, eliminates long waiting lines, reduces data entry time, and provides an additional enhanced level of service to students. SCT has partnered with three leading providers of interactive voice processing systems -- TouchNet Information Systems, EPOS Corporation, and Brite Voice Systems (formally Perception Technology Corporation). These partnerships have resulted in joint development of a Voice Response solution that is truly integrated with Plus2000 Student and Financial Aid applications.

Plus2000 Imaging for SIS -- This solution enables users across the enterprise to streamline work processes by scanning, annotating, reviewing, and filing documents electronically. Plus2000 Imaging for Student supports admissions, registration, faculty, and billing functions. All popular scanning devices are supported.

Plus2000 Imaging for FRS -- With this solution, users in accounts payable can query finance imaging records utilizing search fields and database functions. They can review or annotate images, add documents to the imaging system, and electronically file documents into finance folders. All popular scanning devices are supported.

Plus2000 Imaging for HRS -- Plus2000 Imaging for Human Resources is one more step toward maximizing employee empowerment and self-service. Department search committees, for example, can scan resumes, attach the scanned document to a Plus2000 applicant, and route to faculty. Supervisors can find the same convenience in handling performance reviews. All popular scanning devices are supported.

Plus2000 Imaging for ADS -- With Plus2000 Imaging for Alumni/Development, users streamline development operations by querying records, reviewing images, annotating online documents, and filing document electronically. All popular scanning devices are supported.

Plus2000 Housing -- A robust, full-featured application, Housing in Plus2000 SIS enables institutions to deliver optimal customer service to those looking for a home on campus. With Plus2000 Housing, institutions gain the advantage of accelerated response time, improved success rates, flexible billing, and the potential to honor special requests.

Plus2000 Kiosk -- This solution provides a service center or help desk in highly traveled places on or off campus -- for example, the student union or a popular shopping mall. Students can walk up to the kiosk and get answers to their questions at any time, day or night. They gain access to information about admission and decision status, financial aid awards, course availability, registration, account balances and payment options, schedules, grades, transcripts, and campus maps.

EDI.Smart -- This solution is available today and is in production on college and university campuses. It offers full EDI translation-level support for more than 270 transaction sets and supports standalone systems, LANs, Internet FTP and SMTP protocols, and EDIFACT standards. Also, EDI.Smart includes a Wizard to simplify creation of external interfaces. A desktop computer-based solution, EDI.Smart runs with any SCT Education Systems administrative software. Developed to expedite a range of activities, EDI.Smart supports ANSI ASC X12 standard transaction sets, including academic transcripts, enrollment certification, applications for admission, and purchase orders.

Strategic Enrollment Management -- Strategic Enrollment Management summarizes and transforms Plus2000(TM) data to support both point-in-time and longitudinal analysis. Users explore and identify critical trends for the institution, model critical business relationships, forecast outcomes based on history, evaluate options, and take action. No other product puts the pieces together as completely and as quickly as Strategic Enrollment Management. And no other product provides such an easy window to information-centric analysis and planning.

Plus2000 GUI -- Plus2000 GUI provides access to administrative applications either from the desktop or from a Web browser running over an intranet. In addition, it supports the ability to provide a character-based interface for users requiring that option. Complete with tools to aid configuration and customization, Plus2000 GUI represents a technology breakthrough for Plus2000 solutions.

FOCUS Express for Plus2000 -- This solution provides users with immediate, direct access to Plus2000 application databases, a multitude of pre-formatted reports, and additional reporting capabilities such as label processing.

SCT Aspire for Plus2000 -- An integrated distance education solution, SCT Aspire for Plus2000 incorporates best practices in electronic student services and distance education as well as online registration, course deliver and management, advising, and skills/competency assessment capabilities.

Other
SCT Aspire (for Commerce) -- This is an enterprise solution for authoring, administering, and managing the deliver of online learning. Users can set up courses for online registration, define the types of users, run standard reports, and track learners' activities. Learners can select and pay for courses online, take the courses immediately, and communicate with instructors by e-mail, bulletin boards, and discussion forums.

                  SCT Government Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

BANNER(R) PRODUCTS:

Banner Courts
An advanced case and financial management system for courts of all jurisdictions, Banner Courts tracks cases and their participants from start to finish. Banner uses sophisticated Oracle(R) and SQL database technology and an architecture based upon user-defined codes and rules. Banner Courts is comprised of four systems: Civil, Criminal, Juvenile, and Traffic. This specialization allows courts at all jurisdictional levels to collect data and establish process routines for specific case types.

The Banner Courts Civil Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for civil courts.

The Banner Courts Criminal Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for criminal courts.

The Banner Courts Juvenile Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for family courts.

The Banner Courts Traffic Case Management System is a fully integrated, online administrative system that provides a broad range of functions including docketing, case tracking and management, accounts receivable and cashiering, scheduling and calendars, and document management, as well as standard and ad hoc query and reporting capabilities for traffic courts.

The Banner Extended Case Information System for Courts Module enables courts to process and maintain information related to evidence and file tracking, bail and bonds, and service documents.

The Banner Accounting Management for Courts Module enables the user to process detailed accounting information related to court cases including accounts payable, general ledger interface, and check reconciliation.

Banner Cash Receipts
Banner Cash Receipts is an innovative solution for governments looking to improve fee collection management. Its relational database technology and broad functionality help streamline cumbersome transactions. Banner Cash Receipts can be integrated with other Banner systems to reduce data entry redundancy and errors. Employees are able to enter information faster, and need only do so once. Integration with cash drawers and printers--directly from the desktop--simplifies cashiers' work and enables them to focus on providing superior customer service.

Banner Records Indexing
Banner Records Indexing is an invaluable tool for managing public records and improving workflow. Its six integral functions address the issues that are key to simplifying document management: recording and receipting, indexing and verification, searching and data retrieval, remote/internet access to documents, accounts receivable, and document imaging. These features are adaptable to an organization's policies and procedures.

Banner Occupational Tax and License
The Banner Occupational Tax & License System is an administrative application that automates the collection of occupational taxes, business licenses, permits, and fees.

Banner Property Tax
The Banner Property Tax System performs all the basic functions of property tax assessment, calculation, billing, collections, and distributions. It handles real property, personal property, manufactured homes, and motor vehicles.

Banner Finance
Banner Finance's embedded workflow management, simplified reporting, and executive query tools manage day-to-day financial operations and free users to access and analyze critical financial information. The key modules of Banner2000 Finance include General Ledger, Fixed Assets, Purchasing, Cost Accounting, Accounts Payable, Accounts Receivable, Stores Inventory, Investment Management, and Budget Development.

Banner HR
Banner Human Resources/Payroll includes 11 comprehensive modules: Applicant Tracking, Position Management, Employment Administration, Personnel Services Budgeting, Compensation Administration, Time & Attendance Reporting, Employee Relations Administration, Payroll Calculation, Payroll Adjustments & History, Health & Safety Administration, and Benefits Administration.

PSAS PRODUCTS:

     Note: All PSAS products operate on the IBM AS/400 in native mode.

PSAS Financial
The PSAS2000 Financial system includes the Budgeting/Accounting, Fixed Assets, Stores Inventory Control, Accounts Receivable, Business Licenses and Fees, and Cash Receipts applications. Smooth integration between applications provides a comprehensive, efficient, and accurate financial system. PSAS2000 Budgeting/Accounting is the core of the PSAS Financial system. Designed specifically for government, it is an integrated accounts payable, multiple-fund general ledger, and financial reporting system. Its features include project accounting and budgetary accounting and control.

PSAS Utility Customer Accounting
The PSAS Utility Customer Accounting (UCA) system takes the headaches out of billing, collection, accounting, and service order management. Designed for both public and private utilities, it accommodates a variety of services and provides a detailed history of consumption, charges, payments, and adjustments. UCA provides complete control over service deposits, handles delinquent accounts, and helps automate service order processing.

PSAS Payroll
PSAS Payroll automatically calculates gross pay, deductions, benefits, taxes, and net pay. It calculates, prints, and reconciles checks for salaried, hourly, and contract employees. It tracks personnel information through user-defined fields and maintains pay rates, tax tables, and employee benefit and deduction calculations online. It automatically distributes labor and benefits costs to accounts and projects in PSAS Budgeting/Accounting, and it handles the concurrent preparation of payrolls for multiple payroll frequencies.

PSAS Records Indexing
PSAS Records Indexing enables government organizations to record, manage, and retrieve vast quantities of documents--quickly and accurately. It also generates a variety of required reports, such as document indexes, verification and document control listings, and fee collection audit reports. With the PSAS Records Indexing System, governments can provide better service without increasing staff, and generate greater revenue. PSAS Records Indexing can be integrated with other SCT applications such as Cash Receipts, Accounts Receivable, Remote Access, and Document Imaging to offer a complete solution for the archival process.

         SCT Manufacturing & Distribution Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

SCT's ADAGE is an object-oriented, graphical ERP solution with a special emphasis on the process and hybrid manufacturing and distribution industries. ADAGE employs a series of dynamic workflows composed of industry-specific objects and business rules, rather than traditional software modules, that model key business processes across the supply chain.

The 5 main Business Processes included in ADAGE are Manage the Enterprise, Order to Cash, Procure to Pay, Plan to Produce and Design to Deploy. Manage the Enterprise provides businesses visibility across their entire supply chain and extended enterprise by managing inventory, financials, costs, and multiple locations. Order to Cash includes order entry, customer management, order fulfillment and management of receivables. Procure to Pay helps businesses manage their suppliers, procurement of goods and services, logistics and payables. The business process of Plan To Produce provides the ability to forecast demand, generate plans, handle plan execution, and output certification. The last major business process, Design to Deploy, incorporates product research, quality management, product development, and process development.

                   SCT Utility Systems Product Descriptions
                                      for
                         Oracle Partnership Agreement

BANNER's flexible tools, client/server approach, Oracle (R) capabilities and Graphical User Interface (GUI) technology bring unprecedented functionality to the utility industry.

BANNER CMS
Customer Management System -- The Customer Management System suite of products provides capabilities to meet every aspect of handling customer needs and providing top-notch customer service. Customer accounts are linked to virtually every function needed to ensure satisfaction.

BANNER CIS
Customer Information System -- The heart of the customer management system, CIS provides complete site-specific control over customer accounts and provides a powerful, comprehensive system for delivering customer service. CIS acts as the hub for other BANNER products affecting customer transactions. The system's flexibility of design allows immediate access to customer information -- including account details, onsite inventory, requested services and aa multitude of other details -- and the automatic interchange of information about the customer with other modules streamlines account service. The system supports any number of services -- metered or unmetered -- and offers customers flexible options while allowing utilities to maintain tight control over account details. CIS permits smooth integration of creating service orders, entering readings, posting payments, producing bills and maintaining customer service at levels customers have come to expect.

BANNER CCS
Customer Contact System -- This module works independently or in conjunction with CIS to maintain complete customer contact records while simplifying recordkeeping. It also allows automatic CSR notification during customer contacts. In addition to providing ongoing records of contacts with customers, it allows CSRs to access customer histories at the touch of a button, saving time for customers and utility personnel. The opportunities for additional marketing made possible by the automatic notification features enhance both the utility's reputation for customer service and the opportunities for additional revenues.

BANNER EWQ
The Electronic Work Queue System interacts with CIS to schedule tasks for fulfilling Electronic Work Queue System customer service requests, allowing assignment of individuals or groups and updating them as appropriate. The comprehensive tracking of personnel assigned and the progress toward completion, by group or by individual, allows utilities to schedule work more efficiently and maintain complete control over workflow. Centralizing tasks in "folders" with full tracking capabilities takes advantage of a wide range of tools that simplify the completion of work assignments.

BANNER Customer Target+ (TM)
Customer Target+ extends the CIS customer database with information to design, execute and manage marketing programs to qualified customers. The additional customer information that assists in targeted marketing efforts can be captured and used in conjunction with existing customer information without disturbing normal workflow.

The system interacts with CSR screens for immediate enrollment of qualified customers and manages mass communications for additional marketing efforts. The ability to pinpoint the right customers and position those products and services that best meet their needs brings utility marketing to a higher level.

BANNER Customer Web Access
This cutting-edge product enables utilities to establish more than merely a "presence on the web." Web Access gives utilities a new avenue of communications with customers and provides new levels of customer service. Based on Oracle(R) Webserver technology, this product allows two-way communication with customers through a World Wide Web site. Web Access ensures that customers can obtain account information in a secure environment, and enjoy other informational services at low personnel costs to the utility. In addition, automated updating of utility records (such as signing up for marketing programs) can be performed according to utility-defined rules.

BANNER Customer ELink (TM)
For customers who have contracted with other utilities for electric service, BANNER Customer ELink manages billing through the CIS. In addition to providing precise usage calculation with a detailed profile of line losses, the system manages the calculation of bills, usage and nominations with a high degree of accuracy to ensure that revenues are stable and correct.

Supply Chain/Utilities
The BANNER Supply Chain Suite of products brings powerful efficiency to those utility operations that customers almost never see: the behind-the-scenes flow of labor, materials, fuels and planning that make the difference between smooth operations and chaos.

BANNER FMS
Fuels Management System -- The Fuels Management System manages all aspects of non-nuclear fuels purchasing, transportation, usage and planning, including sophisticated contract modeling and management. The capabilities of the system reduce the labor involved in tracking and coordinating fuels distribution, while increasing accountability and efficiency. Further, the system eases the burden of complying with increasing regulatory issues and helps utilities gain greater control over contract negotiations and costs.

BANNER MMS
Materials Management System -- This system manages the planning and forecasting, inventory and stores control, requisitioning, purchasing and accounts payable for materials used in the day-to-day operations of utilities. It provides managers with an effective tool to increase efficiency by providing real-time information and sophisticated tools to maintain control over the physical needs of the utility. MMS ensures that transactions with vendors are handled accurately and to the advantage of the utility.

BANNER IMS
Operating independently or in conjunction with the Materials Management System, the Inventory Management System IMS manages job costing, distribution, purchasing, planning and forecasting, replenishment, approval, materials tracking and accounting for inventory used in jobs performed for customer service. IMS enables utilities to maintain optimum inventory levels, resulting in reduced costs, reduced waste and balanced inventory locations.

BANNER Material Catalog+.
This powerful cataloging system for materials and inventory is used as a component in both the Inventory Management and Materials Management Systems. It can also be used as a stand-alone product, integrated with existing systems. BANNER's user-defined classifications help organize material for maximum productivity. A central repository of data enables the user to employ a number of search strategies. The emphasis on flexibility in designating inventory makes the system adaptable to the methods in which utilities work, while allowing all users to deal with inventory in an easy to understand style.

BANNER Requisitioning and Purchasing
This module automates and streamlines the complex chore of tracking requisitions, from original requisition requests through final payment of invoices. By linking to vendor information, it also allows flexibility in cutting costs and improving the efficiency of the purchasing process.

BANNER WMS
Work Management System -- BANNER WMS is a sophisticated system for managing capital projects, operations and maintenance, including project design, initiation, scheduling, tracking, maintenance scheduling, work completion reporting and closing. The system integrates with other BANNER systems, including Electronic Work Queue and existing accounting systems. Complete, real-time access to work status and tracking of projected versus actual results gives managers the ability to improve performance and increase effectiveness.

SCT's newest information management solution is designed to help utilities compete in a deregulated environment. Built around the premier BANNER Customer Management System suite, SCT SinglePoint Solutions (TM) also offers the full range of services that utilities require to succeed in these new business conditions. SCT takes care of the operations that each client chooses to outsource, enabling utilities to dedicate their resources to enhancing core strengths and satisfying customers.

Hardware Components: N/A

Software Products Other Than Programs: See "Description of Integrated System" above.

Services to be provided by the Alliance Member: Consulting, Implementation, Customized Programming, Training.